Sales Report:Supplement No. 31 dated Sep 02, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 414448
This series of Notes was issued and sold upon the funding of the borrower loan #38372, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction start date:	Aug-26-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-27-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$113.19
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$111.64

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2003	Debt/Income ratio:	16%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 6	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	13	Length of status:	3y 2m
Amount delinquent:	$369	Revolving credit balance:	$12,493	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	8%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	compassion-mover	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
fix my truck and get a lawn mower
Purpose of loan:
This loan will be used to buy a new lawn mower and fix my truck.

My financial situation:
I am a good candidate for this loan because i have not missed a payment in over 4 years.

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 814
??Insurance: $ 108
??Car expenses: $0
??Utilities: $ 500
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hopethisworks	$50.00	$50.00	8/26/2009 3:48:26 PM
VentureExplorer	$25.00	$25.00	8/26/2009 3:48:39 PM
Josta	$50.00	$50.00	8/26/2009 3:50:45 PM
slcchad	$25.00	$25.00	8/26/2009 3:50:53 PM
honorable-yield	$25.00	$25.00	8/26/2009 3:51:54 PM
Katahdin	$25.00	$25.00	8/26/2009 3:52:19 PM
chlebie	$50.00	$50.00	8/26/2009 3:53:26 PM
goingplaces99	$25.00	$25.00	8/26/2009 3:53:40 PM
yield-lion	$25.00	$25.00	8/26/2009 3:48:35 PM
peb44	$100.00	$100.00	8/26/2009 3:48:42 PM
figs4u2	$200.00	$200.00	8/26/2009 3:49:09 PM
Halos2002	$50.00	$50.00	8/26/2009 3:49:18 PM
curly2k	$25.00	$25.00	8/26/2009 3:49:52 PM
lagnisiruk	$25.00	$25.00	8/26/2009 3:49:55 PM
unclejaef	$25.00	$25.00	8/26/2009 3:50:02 PM
educationfirst	$25.00	$25.00	8/26/2009 3:50:41 PM
decisive-capital	$50.00	$50.00	8/26/2009 3:51:07 PM
anton	$25.00	$25.00	8/26/2009 3:51:17 PM
orindalender	$25.00	$25.00	8/26/2009 3:48:37 PM
MrDavid	$25.00	$25.00	8/26/2009 3:48:47 PM
WalnutCreekguy	$33.00	$33.00	8/26/2009 3:49:12 PM
the-profit-oracle	$25.00	$25.00	8/26/2009 3:52:53 PM
theQuietLender	$25.00	$25.00	8/26/2009 3:53:09 PM
elated-justice	$25.00	$25.00	8/26/2009 3:53:43 PM
secobarbital	$25.00	$25.00	8/26/2009 3:50:22 PM
delivery	$25.00	$25.00	8/26/2009 3:50:32 PM
punctual-worth	$25.00	$25.00	8/26/2009 3:51:34 PM
Artist_Blue	$25.00	$25.00	8/26/2009 3:51:59 PM
skuba	$25.00	$25.00	8/26/2009 3:52:02 PM
best-platinum-persimmon	$25.00	$25.00	8/26/2009 3:52:08 PM
jgar_O	$25.00	$25.00	8/26/2009 3:52:22 PM
scottr	$25.00	$25.00	8/26/2009 3:52:30 PM
jeg3k	$25.00	$25.00	8/26/2009 3:52:59 PM
CarDealer3070	$25.00	$25.00	8/26/2009 3:53:17 PM
dimitrip1024	$25.00	$25.00	8/26/2009 3:53:48 PM
JohnW12	$25.00	$25.00	8/26/2009 3:53:52 PM
cyberie21	$40.00	$40.00	8/26/2009 3:54:07 PM
GMPK_TLAS	$25.00	$2.00	8/26/2009 3:54:39 PM
jbarron	$25.00	$25.00	8/26/2009 3:48:32 PM
exact-justice	$25.00	$25.00	8/26/2009 3:48:52 PM
PotBellyPete	$25.00	$25.00	8/26/2009 3:49:24 PM
a-fund-paradise	$25.00	$25.00	8/26/2009 3:49:59 PM
Mantis75	$25.00	$25.00	8/26/2009 3:50:38 PM
Papa_Mema	$50.00	$50.00	8/26/2009 3:50:58 PM
mathprof	$25.00	$25.00	8/26/2009 3:51:13 PM
wampum-proton	$25.00	$25.00	8/26/2009 3:51:50 PM
impressive-loan	$25.00	$25.00	8/26/2009 3:52:42 PM
pure-deal6	$25.00	$25.00	8/26/2009 3:53:24 PM
herbyman	$25.00	$25.00	8/26/2009 3:53:29 PM
nodrivelpls	$25.00	$25.00	8/26/2009 3:48:29 PM
standanddeliver	$25.00	$25.00	8/26/2009 3:48:41 PM
p2p-allocator	$25.00	$25.00	8/26/2009 3:49:06 PM
willingnjc	$25.00	$25.00	8/26/2009 3:49:31 PM
YoungSuccessLLC	$25.00	$25.00	8/26/2009 3:49:40 PM
liederhaus	$50.00	$50.00	8/26/2009 3:50:47 PM
SNH	$25.00	$25.00	8/26/2009 3:51:10 PM
personal-lender	$25.00	$25.00	8/26/2009 3:51:23 PM
irrelevant	$25.00	$25.00	8/26/2009 3:51:38 PM
Brainworm	$25.00	$25.00	8/26/2009 3:51:51 PM
hc90474	$25.00	$25.00	8/26/2009 3:51:55 PM
Moron_Buffet	$25.00	$25.00	8/26/2009 3:52:01 PM
zeelender	$25.00	$25.00	8/26/2009 3:48:23 PM
wayman	$50.00	$50.00	8/26/2009 3:48:44 PM
goofy15975	$25.00	$25.00	8/26/2009 3:52:11 PM
Penny	$50.00	$50.00	8/26/2009 3:48:57 PM
slymoose	$25.00	$25.00	8/26/2009 3:49:02 PM
Kaj	$25.00	$25.00	8/26/2009 3:52:48 PM
topher515	$25.00	$25.00	8/26/2009 3:49:14 PM
red-favorable-basis	$25.00	$25.00	8/26/2009 3:49:28 PM
new-thrilling-principal	$25.00	$25.00	8/26/2009 3:49:43 PM
brazilofmux	$100.00	$100.00	8/26/2009 3:49:46 PM
Sateesh	$100.00	$100.00	8/26/2009 3:50:04 PM
iolaire	$25.00	$25.00	8/26/2009 3:53:37 PM
thedreamer	$25.00	$25.00	8/26/2009 3:50:26 PM
GElender	$25.00	$25.00	8/26/2009 3:51:27 PM
FeedTheMachine	$150.00	$150.00	8/26/2009 3:51:31 PM
brmar	$25.00	$25.00	8/26/2009 3:51:41 PM
profit33r	$25.00	$25.00	8/26/2009 3:51:44 PM
mason13a	$25.00	$25.00	8/26/2009 3:52:05 PM
GrayStudio	$25.00	$25.00	8/26/2009 3:55:31 PM
heavy_ax	$25.00	$25.00	8/26/2009 3:52:16 PM
kmavm	$25.00	$25.00	8/26/2009 3:52:32 PM
atllender	$25.00	$25.00	8/26/2009 3:52:34 PM
mpactlender	$25.00	$25.00	8/26/2009 3:53:14 PM
ianakacg	$25.00	$25.00	8/26/2009 3:53:30 PM
mikeandcat	$50.00	$50.00	8/26/2009 3:53:33 PM
Sam65	$25.00	$25.00	8/26/2009 3:54:03 PM
Bank_Of_XL	$50.00	$50.00	8/27/2009 8:28:26 AM
88 bids
Borrower Payment Dependent Notes Series 419924
This series of Notes was issued and sold upon the funding of the borrower loan #38347, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-24-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1994	Debt/Income ratio:	10%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Retired
Now delinquent:	7	Total credit lines:	49	Length of status:	11y 6m
Amount delinquent:	$2,666	Revolving credit balance:	$280	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	kellermajk	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	620-640 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	640-660 (Dec-2007) 640-660 (Nov-2007) 580-600 (Apr-2007)
Principal balance:	$1,685.57	1+ mo. late:	0 ( 0% )
Total payments billed:	46
Description
need new windows for my house
Purpose of loan:
This loan will be used to? make repairs to my home by adding new windows

My financial situation:
I am a good candidate for this loan because? after an injury on the police department I worked at I was forced to retire. Monthly net income: $ 3500

Monthly expenses: $ 1095
??Housing: $ 550
??Insurance: $ 75
??Car expenses: $ 65
??Utilities: $ 100
??Phone, cable, internet: $ 75
??Food, entertainment: $?80??Clothing, household expenses $
??Credit cards and other loans: $?150
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: If your monthly net income is $2,000 more than your expenses, why do you need a loan? - Jinja
A: I have had two loans with prosper and now one is paid off early. The second will be paid off early also, I find this is away to repair and boost my credit rating. The second loan if you noticed is always paid on time. Thanks for the question (Aug-12-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

niceguy777	$25.00	$25.00	8/11/2009 4:30:36 PM
Jasmel	$200.00	$141.90	8/11/2009 5:08:33 PM
KFoster	$25.11	$25.11	8/19/2009 3:14:31 PM
roguewinner	$50.00	$50.00	8/21/2009 9:02:01 AM
macbeck22	$74.00	$74.00	8/22/2009 7:17:07 AM
Credit2Prosper	$25.00	$25.00	8/22/2009 7:48:09 AM
wbwill	$25.00	$25.00	8/24/2009 3:14:21 PM
COtheBeast	$25.00	$25.00	8/24/2009 4:08:52 PM
Abed-nego	$100.00	$100.00	8/24/2009 6:17:54 PM
bunnybear	$29.75	$29.75	8/24/2009 9:05:40 PM
LeoBUSIIT	$25.00	$25.00	8/24/2009 5:10:35 PM
Laxa	$25.00	$25.00	8/24/2009 7:48:13 PM
EngineersAlliance	$45.00	$45.00	8/24/2009 8:44:23 PM
stonehillloans	$25.00	$25.00	8/11/2009 6:52:38 PM
RainyDayFunds	$25.00	$25.00	8/15/2009 6:52:36 AM
mrbill5548	$25.00	$25.00	8/22/2009 7:48:08 AM
wattboy	$100.00	$100.00	8/22/2009 7:43:31 AM
Denbo32	$32.15	$32.15	8/24/2009 1:12:42 PM
econgineer	$25.00	$25.00	8/24/2009 10:50:21 AM
jono9999	$27.09	$27.09	8/24/2009 9:02:32 PM
kinetic-social	$25.00	$25.00	8/24/2009 5:12:52 PM
FG9YTR	$50.00	$50.00	8/24/2009 8:17:40 PM
festivecpl	$50.00	$50.00	8/24/2009 7:38:48 PM
23 bids
Borrower Payment Dependent Notes Series 420036
This series of Notes was issued and sold upon the funding of the borrower loan #38369, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Aug-25-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1990	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	19	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$12,679	Stated income:	Not employed
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	97%
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	wise-integrity-powerplant	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off unexpected Bills
Purpose of loan:
This loan will be used to? I'll be using a portion to get books for night class and other unexpected expenses????

My financial situation:
I am a good candidate for this loan because? I'm currently at the start of my third year in a five year apprenticeship program for IBEW Local 95. I was top of my class first two years. I use a combination of On-the-job training donating plasma and renting out a room in my house to pay my bills. At the end of each school year and completion of 1500 hrs of OJT I recieve approxiamately $2 an hour raise. I've recieved $5 since the start of the program. I'm currently sitting number 2 on lay off books and should be going back to work in next week or two.

Monthly net income: $ 2636.40 working or $1473.30 unemployed plus additional $240 for plasma donations and additional $400 in rent income

Monthly expenses: $
??Housing: $ 704?per month???
??Insurance: $?67 per?mnth
??Car expenses: $ 0
??Utilities: $ 200 per month
??Phone, cable, internet: $ 80 cell phone only
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 443
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What interest rates are you paying on that 12.7K revolving charge debt? Have you been advised by the card issuers that any or all of those rates are likely to be raised in the near future? What's your specific plan to eliminate that annoying debt? - IM-SHARKY
A: Yes I already started to receive letters on the interest rates. I was in the process of refinancing my house when I got laid off. I'm sitting number 1 on the books and should be going back to work this week or next. When that happens I'll finish my refi and that will include most of my credit debt. Than I'll close most accounts. I've already made a deal with one card company reducing my interest to 8% and closing my account with them. (Aug-25-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$2,000.00	$2,000.00	8/25/2009 4:12:21 PM
1 bids
Borrower Payment Dependent Notes Series 420076
This series of Notes was issued and sold upon the funding of the borrower loan #38384, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-25-2009

Starting lender yield:	24.59%	Starting borrower rate/APR:	25.59% / 27.90%	Starting monthly payment:	$320.58
Final lender yield:	24.59%	Final borrower rate/APR:	25.59% / 27.90%	Final monthly payment:	$320.58

Auction yield range:	11.23% - 24.59%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1990	Debt/Income ratio:	47%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	16 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$22,441	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	gardenia11	Borrower's state:	Hawaii	Borrower's group:	Malama Ohana
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	680-700 (Latest)
Principal borrowed:	$6,500.00	< mo. late:	0 ( 0% )	680-700 (Apr-2008)
Principal balance:	$3,924.73	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Island borrower to refi credit card
Aloha and thank you for considering my loan listing.

Purpose of Loan:

I am requesting an $8,000 Prosper loan to refinance high interest credit card debt.

About me/my income:

This would be my second Prosper loan. Since April 2008, I have been an active lender &?borrower, and on time with all payments to my Prosper lenders, establishing myself as a solid borrower.?

My Rating Drop.? Since my first listing in Apr '08, my Prosper grade has dropped to a "D" (from a previous "B") and my credit rating has dropped <20 points.? While I do not know how these statistics are calculated, here are some financial events that have occurred over the year:?

* My income increased significantly this year (more than 20%);
* I paid off two credit cards (which had been carrying balances for over 2 years) and have not been using them since;
* I opened two department store credit cards (for the discount) which were paid off immediately.

I am a full-time municipal employee, working for the government since December 2006. Prior to that, I was in graduate school until December 2005.? I also have a steady income doing freelance work; I've been building this business since 2006.?

Overall, paying off my credit card debt accumulated during grad school is a top priority for me. This Prosper loan would certainly help me do that more quickly, as I am only paying the minimum on most of my cards.? This loan would completely pay off one card, and pay ~1/3 of another.

I have a balance of approximately $33,000 over three cards, the majority (65%) of which was incurred for medical reasons. Both of my parents were each hospitalized (thankfully, not at the same time), and checks from the credit cards were used to pay their bills as I was in grad school at the time.? The remainder of my balance was incurred during and after school while seeking steady employment.

Thank you for taking the time to review my listing.

Monthly Budget:

Monthly Net Income:? $4800
Monthly Expenses:? $2330
Monthly Debt Payments: $2017
Information in the Description is not verified.
Friends And Family Winning Bids
islandmele has bid a total of $850.00 in winning bids.
"It is without reservation that I support gardenia11 in her continuing efforts at paring down her debt and achieving her goal of financial freedom and stability. She has already demonstrated her commitment to Prosper and her supporting lenders as shown in her stellar record of repayment on her previous loan. I endorsed her then and am happy to endorse her again on this listing."
bcazay has bid a total of $200.00 in winning bids.
boxedupinhawaii has bid a total of $500.00 in winning bids.
babytaylor has bid a total of $325.00 in winning bids.
"It is with pleasure that I support and recommend this loan. Gardenia14 is an honest and hardworking friend who is very dedicated to our community. She has an impeccable borrowing record on Prosper and I expect that she will do her utmost to uphold the integrity and trust she has already built."
lemonchiffonpie has bid a total of $80.00 in winning bids.
"I have known this borrower for almost 20 years now. She is an outstanding friend, highly responsible, and well-regarded member of the community."
ictero has bid a total of $100.00 in winning bids.
"I have known gardenia11 for 12 years and can strongly recommend her as a worthy investment!"
6 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: What kind of freelance work do you do ? - mjerryfirst
A: I am voice and television actor. I do professional voice overs for radio and tv, and also film local tv commercials. (Aug-13-2009)
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: Aloha hektek22 -- thank you for your rallying comment! I definitely appreciate it. I plan to repay this loan over 36 months. (Aug-15-2009)
Q: Well aloha right back to you gardenia but I'm a bit confused. Did you mean you'd pay back IN 36 months right and not OVER 36 months correct? - hektek22
A: Aloha hektek -- Yes, I think we mean the same thing. I plan to repay the Prosper loan over a period of 3 years, in 36 monthly installments. I do not plan to pay off this loan earlier. (Aug-15-2009)
Q: I am planning to bid once the funds are available. One question...How secure is the government position, in light of the fact that State, County and Local Hawaii govts are laying off or furloughing people due to their lack of tax revenue? - paradiseinvestor
A: Aloha paradiseinvestor -- Thank you for your question and support. Your question is a valid one. Unfortunately "secure" is a term that no employer can guarantee these days. The state is processing layoffs for state workers. I work for the county. My county has already budgeted their program and contractor cuts, but these cuts have not impacted my position nor my employment security. (Aug-17-2009)
Q: Since your last loan, your income has increased but yet so have your expenses? Past revolving credit transferred to a Prosper Loan but little dent in remaining balance? Please explain. Getting out of debt or just maintaining the debt? - karmanxten
A: Aloha karmanxten -- Thank you for your question. My goal definitely is to get out of debt. My expenses increased over the year for these reasons: 1) the landlord raised our house rent significantly (nearly doubled); 2) increased work-related mileage and gas cost per gallon; 3) increased cellphone usage - this is my business phone; 4) added: ongoing training sessions with a Los Angeles-based voiceover coach. (Aug-20-2009)
Q: What is the monthly payment amount of cc debt that you will be eliminating? $33,000 over three cards but Revolving shows $22,441? Is this loan paying off the highest interest rate card 1st? - karmanxten
A: This loan would pay off the highest interest rate card. These are my cards, balance, interest, and current payments: Chase1, $3116.13, 29.24%, $126; Chase2, $10745.40, 27.24%, $297; Bank of America, $19376.52, 26.24%, $650. While this Prosper loan may not reduce my monthly debt payments, I will eliminate the total debt faster with a fixed loan. (Aug-20-2009)
6 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Hapabreed	$250.00	$250.00	8/11/2009 5:28:23 PM
islandmele	$250.00	$250.00	8/11/2009 5:24:39 PM
boxedupinhawaii	$250.00	$250.00	8/11/2009 5:41:01 PM
bcazay	$200.00	$200.00	8/11/2009 7:48:22 PM
Arpad	$50.00	$50.00	8/11/2009 9:02:08 PM
babytaylor	$250.00	$250.00	8/11/2009 5:58:07 PM
IslandButtercup	$50.00	$50.00	8/13/2009 1:31:27 AM
boxedupinhawaii	$250.00	$250.00	8/13/2009 6:57:35 PM
RainyDayFunds	$25.00	$25.00	8/15/2009 6:53:06 AM
Sigmund-Freud	$100.00	$100.00	8/17/2009 11:35:57 AM
Hapabreed	$100.00	$23.90	8/17/2009 6:11:52 PM
mobius_titan	$25.00	$25.00	8/19/2009 5:32:22 AM
karmanxten	$500.00	$500.00	8/20/2009 6:39:25 AM
islandmele	$250.00	$250.00	8/20/2009 6:04:23 PM
RainyDayFunds	$25.00	$25.00	8/21/2009 6:50:05 AM
Johnab	$100.00	$100.00	8/20/2009 8:08:50 PM
Galdis	$25.00	$25.00	8/21/2009 7:29:27 AM
FunkyBro	$56.42	$56.42	8/21/2009 11:07:52 AM
swti37	$50.00	$50.00	8/21/2009 3:37:10 PM
ErikB	$75.00	$75.00	8/21/2009 4:10:47 PM
goodcents	$25.00	$25.00	8/21/2009 6:54:08 PM
CA_Lender	$25.00	$25.00	8/22/2009 5:20:03 PM
building_community	$75.00	$75.00	8/22/2009 3:55:30 PM
kenang1	$50.00	$50.00	8/22/2009 11:52:43 PM
kulender	$100.00	$100.00	8/23/2009 1:53:30 PM
Johnab	$50.00	$50.00	8/23/2009 2:48:49 PM
Johnab	$150.00	$150.00	8/23/2009 2:53:37 PM
fortune888	$288.00	$288.00	8/23/2009 4:23:57 PM
babytaylor	$50.00	$50.00	8/23/2009 12:10:52 PM
CA_Lender	$75.00	$75.00	8/23/2009 4:39:44 PM
Zipcut	$25.00	$25.00	8/23/2009 8:32:08 PM
littlehouse	$100.00	$100.00	8/24/2009 8:37:16 AM
mjerryfirst	$300.00	$300.00	8/24/2009 7:47:01 AM
kenL	$300.00	$300.00	8/24/2009 8:08:02 AM
bondhedger	$25.00	$25.00	8/24/2009 10:07:27 AM
econgineer	$25.00	$25.00	8/24/2009 10:51:12 AM
payontime1	$50.00	$50.00	8/24/2009 8:24:20 PM
bunnybear	$50.00	$50.00	8/24/2009 9:06:35 PM
PrepWonder	$32.45	$32.45	8/24/2009 7:24:42 PM
fireman4	$35.00	$35.00	8/25/2009 9:13:19 AM
FarmersBank	$50.00	$50.00	8/25/2009 9:16:25 AM
n3holden	$50.00	$50.00	8/25/2009 9:31:06 AM
HoosHouse	$50.00	$50.00	8/25/2009 9:58:29 AM
daekpon	$25.00	$25.00	8/25/2009 11:49:14 AM
babytaylor	$25.00	$25.00	8/11/2009 6:36:40 PM
stonehillloans	$30.00	$30.00	8/11/2009 6:57:37 PM
lemonchiffonpie	$80.00	$80.00	8/11/2009 9:10:37 PM
ictero	$100.00	$100.00	8/12/2009 6:05:56 AM
cj61	$50.00	$50.00	8/12/2009 6:13:05 AM
Arpad	$50.00	$50.00	8/12/2009 6:30:25 AM
Johnab	$103.00	$103.00	8/12/2009 5:14:29 AM
building_community	$125.00	$125.00	8/12/2009 1:21:24 PM
Johnab	$100.00	$100.00	8/12/2009 1:28:50 PM
greenb	$25.00	$25.00	8/13/2009 3:57:51 PM
Asia	$100.00	$100.00	8/13/2009 6:21:01 PM
islandmele	$250.00	$250.00	8/13/2009 6:58:34 PM
Pomaikai	$100.00	$100.00	8/13/2009 6:19:05 PM
fortune888	$188.00	$188.00	8/15/2009 7:25:14 AM
foothillender	$25.00	$25.00	8/16/2009 6:50:31 AM
2brotherslending	$100.00	$100.00	8/15/2009 9:10:35 PM
Jinja	$51.49	$51.49	8/16/2009 11:40:50 AM
paradiseinvestor	$50.00	$50.00	8/17/2009 6:23:34 PM
PotBellyPete	$25.00	$25.00	8/18/2009 1:24:10 PM
RainyDayFunds	$25.00	$25.00	8/19/2009 4:25:52 PM
suburbanman64	$50.00	$50.00	8/19/2009 6:00:26 PM
Iceman1347	$25.00	$25.00	8/19/2009 8:06:37 PM
mimi-c	$100.00	$100.00	8/20/2009 5:41:56 PM
Asia	$50.00	$50.00	8/20/2009 5:47:32 PM
Pomaikai	$100.00	$100.00	8/20/2009 5:46:17 PM
hektek22	$300.00	$300.00	8/21/2009 9:31:45 PM
islandmele	$100.00	$100.00	8/23/2009 12:16:12 PM
srthsvghdthtr	$25.00	$25.00	8/23/2009 4:27:12 PM
DannyPhantom	$50.00	$50.00	8/23/2009 8:53:54 PM
jelly1126	$50.00	$50.00	8/24/2009 10:01:38 AM
sunstar	$25.00	$25.00	8/24/2009 10:55:05 AM
Zipcut	$37.00	$37.00	8/24/2009 3:32:28 PM
zebu	$25.00	$25.00	8/24/2009 1:20:23 PM
szetheli	$91.00	$91.00	8/24/2009 6:37:54 PM
plaudvr07	$50.00	$50.00	8/24/2009 10:08:02 PM
onecooldrink	$25.00	$25.00	8/25/2009 9:18:12 AM
GAHeel	$25.00	$25.00	8/25/2009 7:17:56 AM
Bobusa	$25.00	$25.00	8/25/2009 5:04:37 AM
OoM	$25.00	$25.00	8/25/2009 12:40:11 PM
HalozLoki	$25.00	$25.00	8/25/2009 1:11:52 PM
mpatrick	$100.00	$100.00	8/25/2009 8:05:12 AM
Leshan	$50.00	$50.00	8/25/2009 1:17:55 PM
yu-rik	$25.00	$25.00	8/25/2009 2:02:05 PM
guardian3	$75.00	$75.00	8/25/2009 12:11:28 PM
head	$25.00	$25.00	8/25/2009 2:17:33 PM
Rackmaster32	$25.00	$25.00	8/25/2009 2:42:23 PM
kilpat	$33.74	$33.74	8/25/2009 3:03:33 PM
division177	$25.00	$25.00	8/25/2009 4:12:43 PM
LindaRicci	$25.00	$25.00	8/25/2009 4:16:24 PM
93 bids
Borrower Payment Dependent Notes Series 420178
This series of Notes was issued and sold upon the funding of the borrower loan #38373, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-25-2009

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$82.11
Final lender yield:	25.40%	Final borrower rate/APR:	26.40% / 28.73%	Final monthly payment:	$81.01

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1996	Debt/Income ratio:	22%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$11,780	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	fabulous-cash1	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I make sure that all my bills are paid on time. I am a very responsible person who has fallen on some hard?times but wants to pay off her bills and loans as quickly as possible

Monthly net income: $ 1450

Monthly expenses: $
??Housing: $ 100
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $?600??
? Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: over the course of 3 years. (Aug-19-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Mantis75	$25.00	$25.00	8/11/2009 4:26:41 PM
decisive-capital	$30.00	$30.00	8/11/2009 4:26:54 PM
SNH	$25.00	$25.00	8/17/2009 7:20:50 PM
hektek22	$300.00	$300.00	8/18/2009 8:57:07 AM
mercuriant	$25.00	$25.00	8/18/2009 1:35:36 PM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:52:47 PM
skro	$25.00	$25.00	8/20/2009 4:23:32 PM
gilbow	$25.00	$25.00	8/20/2009 4:23:47 PM
Georgetastic	$25.00	$25.00	8/20/2009 6:47:26 PM
mrzz	$25.00	$25.00	8/20/2009 8:22:17 PM
lagnisiruk	$25.00	$25.00	8/21/2009 8:47:33 AM
rockymtbob	$25.00	$25.00	8/21/2009 5:26:59 PM
moola-berserker	$25.00	$25.00	8/24/2009 10:12:01 AM
PotBellyPete	$25.00	$25.00	8/24/2009 11:17:27 AM
LibbyZ	$50.00	$50.00	8/24/2009 10:24:31 AM
oregonusa	$25.00	$25.00	8/24/2009 1:52:11 PM
Bobusa	$25.00	$25.00	8/25/2009 5:07:44 AM
Russh	$50.00	$50.00	8/24/2009 7:52:20 PM
cornflakes100	$50.00	$50.00	8/25/2009 8:26:20 AM
genuine-money	$69.33	$69.33	8/25/2009 6:59:02 AM
realtormoises	$25.00	$25.00	8/25/2009 9:42:49 AM
autoconnection	$25.00	$25.00	8/25/2009 5:09:47 AM
Leshan	$50.00	$50.00	8/25/2009 1:18:46 PM
HomerdohNY	$25.00	$25.00	8/25/2009 12:16:08 PM
division177	$25.00	$25.00	8/25/2009 4:13:08 PM
yu-rik	$25.00	$25.00	8/25/2009 2:02:47 PM
wattboy	$100.00	$100.00	8/25/2009 3:11:08 PM
twjh	$25.00	$25.00	8/25/2009 4:04:15 PM
LindaRicci	$25.00	$25.00	8/25/2009 4:18:16 PM
secobarbital	$25.00	$25.00	8/11/2009 4:25:52 PM
thedreamer	$25.00	$25.00	8/11/2009 4:27:37 PM
delivery	$25.00	$25.00	8/12/2009 10:50:39 PM
seisen	$32.39	$32.39	8/16/2009 9:35:59 AM
FeedTheMachine	$29.05	$29.05	8/17/2009 6:50:45 PM
ChrisTJ	$25.00	$25.00	8/17/2009 7:17:06 PM
willingnjc	$25.00	$25.00	8/17/2009 7:20:49 PM
anton	$25.00	$25.00	8/17/2009 7:17:08 PM
Kaj	$25.00	$25.00	8/19/2009 7:44:46 AM
j-lender	$25.00	$25.00	8/19/2009 8:23:14 AM
MicroPod	$25.00	$25.00	8/19/2009 7:33:35 PM
Halos2002	$25.00	$25.00	8/20/2009 12:37:51 PM
blanchettec	$25.00	$25.00	8/20/2009 1:32:18 PM
natecam	$25.00	$25.00	8/20/2009 4:26:29 PM
Raetha	$25.00	$25.00	8/21/2009 11:36:20 AM
NATIVEBORN	$25.00	$5.56	8/21/2009 4:16:54 PM
carmat60	$25.00	$25.00	8/23/2009 5:02:51 PM
Bantam	$50.00	$50.00	8/24/2009 1:32:41 AM
bondhedger	$25.00	$25.00	8/24/2009 10:13:49 AM
econgineer	$25.00	$25.00	8/24/2009 10:52:19 AM
umfan123	$25.00	$25.00	8/24/2009 1:29:47 PM
money-expert	$25.00	$25.00	8/25/2009 6:04:11 AM
wise-careful-greenback	$25.00	$25.00	8/25/2009 6:40:29 AM
asdf9876	$50.00	$50.00	8/24/2009 11:01:26 PM
dlg	$26.00	$26.00	8/25/2009 5:47:58 AM
dream2live	$32.67	$32.67	8/25/2009 11:14:33 AM
ColoradoLender82	$25.00	$25.00	8/25/2009 3:49:38 PM
guardian3	$25.00	$25.00	8/25/2009 12:14:45 PM
Fun54115	$25.00	$25.00	8/25/2009 4:10:47 PM
58 bids
Borrower Payment Dependent Notes Series 420226
This series of Notes was issued and sold upon the funding of the borrower loan #38335, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Aug-25-2009

Starting lender yield:	8.08%	Starting borrower rate/APR:	9.08% / 11.41%	Starting monthly payment:	$47.76
Final lender yield:	8.00%	Final borrower rate/APR:	9.00% / 11.33%	Final monthly payment:	$47.70

Auction yield range:	3.23% - 8.08%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	7.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-1990	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	4y 10m
Amount delinquent:	$0	Revolving credit balance:	$7,007	Occupation:	Car Dealer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	casandralange109	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my AMEX card
Purpose of loan:
This loan will be used to pay off my American Express card. I opened this?account about a year and a half ago and since then I have always paid the full balance?every month. On June of 2009 I was sick for two week?and with no money coming in I was forced to pay less than the full amount. I am the kind of person than can't owe money to anyone. I three more credit cards, I don't owe any money on any of them.

My financial situation:
I make over $3500 per month. $2000 is my basic salary plus I get commision for each vehicle sold. I live with my parents so I don't spend money on utility bills, rent, food, any of that. My employer provides me with?a car?that is registered under?his company so I don't make?car payments nor have to pay insurance.?I could ask my parents for this loan but I don't have any installment loans reported to my credit and I think it would be good for the future even if I have to pay a little bit more now.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bondhedger	$25.00	$25.00	8/13/2009 7:23:15 AM
mamayama	$50.00	$50.00	8/16/2009 8:04:38 PM
don'twannadance	$50.00	$50.00	8/21/2009 12:36:04 PM
kinetic-social	$25.00	$25.00	8/21/2009 4:10:58 PM
JohnSmith10	$25.00	$25.00	8/22/2009 12:58:12 PM
PrinceValium	$25.00	$25.00	8/22/2009 6:26:49 PM
casinvestments	$25.00	$25.00	8/23/2009 6:15:06 PM
AJ8981	$25.00	$25.00	8/24/2009 11:08:13 AM
kf88	$50.00	$50.00	8/24/2009 4:33:06 PM
socal-lender	$25.00	$25.00	8/24/2009 8:47:15 PM
gsd	$25.00	$25.00	8/25/2009 3:07:51 AM
flshdaskll	$50.00	$50.00	8/25/2009 4:09:41 AM
mwaldo13	$50.00	$50.00	8/25/2009 8:49:56 AM
btormc5	$50.00	$50.00	8/25/2009 6:07:46 AM
investment-cluster	$25.00	$25.00	8/25/2009 9:03:51 AM
octoberfresh	$25.00	$25.00	8/25/2009 7:01:50 AM
kulender	$100.00	$100.00	8/25/2009 8:21:15 AM
GAHeel	$25.00	$25.00	8/25/2009 7:19:45 AM
Irishman81	$32.50	$32.50	8/25/2009 9:57:25 AM
ryan6853	$25.00	$25.00	8/25/2009 9:07:05 AM
theloanteacher	$50.00	$50.00	8/14/2009 10:24:56 AM
Loan_Stranger	$50.00	$50.00	8/15/2009 5:07:25 PM
nolahelper	$50.00	$50.00	8/16/2009 6:52:24 PM
happy2loan	$25.00	$25.00	8/17/2009 5:40:34 PM
PotBellyPete	$25.00	$3.69	8/19/2009 7:25:30 AM
quiggles	$25.00	$25.00	8/20/2009 10:38:42 AM
Ananya	$25.00	$25.00	8/21/2009 6:21:43 PM
hellasow	$25.00	$25.00	8/22/2009 10:43:41 AM
kazdag	$50.00	$50.00	8/23/2009 7:37:51 AM
emunah6	$25.00	$25.00	8/23/2009 8:44:57 PM
Hogan55	$75.00	$75.00	8/24/2009 10:47:51 AM
Ristefo	$39.40	$39.40	8/24/2009 4:45:21 PM
JACJ	$25.00	$25.00	8/25/2009 3:08:28 AM
JerryB96	$25.00	$25.00	8/24/2009 8:35:31 PM
mobius_titan	$25.00	$25.00	8/25/2009 7:37:36 AM
Banker3119	$25.00	$25.00	8/25/2009 5:21:23 AM
letsbank	$25.00	$25.00	8/24/2009 9:14:57 PM
Int_PrinRateTime4000	$40.00	$40.00	8/25/2009 6:11:25 AM
coin-lender77	$50.00	$50.00	8/25/2009 7:43:40 AM
shellstar	$25.00	$25.00	8/25/2009 7:58:04 AM
scrabbler	$25.00	$25.00	8/25/2009 6:48:23 AM
BustosProp	$25.00	$25.00	8/25/2009 8:47:24 AM
GradEcon	$34.41	$34.41	8/25/2009 9:37:15 AM
43 bids
Borrower Payment Dependent Notes Series 420300
This series of Notes was issued and sold upon the funding of the borrower loan #38362, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,450.00	Prosper Rating:	E	Auction start date:	Aug-12-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-26-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.83%	Starting monthly payment:	$65.59
Final lender yield:	20.89%	Final borrower rate/APR:	21.89% / 24.50%	Final monthly payment:	$55.29

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	5.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1994	Debt/Income ratio:	38%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	8	Total credit lines:	33	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$15,945	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	smartmoney11	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,551.00	< mo. late:	0 ( 0% )	640-660 (Dec-2007)
Principal balance:	$1,438.40	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Becoming Debt Free!
Purpose of loan:
The funds from this loan will be used to lower our pay-off on one of our two auto loans so we then can sell the 2nd vehicle and free up between $650-$700 per month (between the auto loan, insurance, gas, and repairs).? My husband and I both work close to home and only need one car at this point in our lives.? Our highest priority is becoming debt free and if we can unload this 2nd auto loan, it would free up $650- $700 per month to pay towards our other debts.?

My financial situation:
I am a good candidate for this loan because I have a stable teaching job (I've been teaching for over 11 years).? My husband has been in his current position for the past 6 years and has been in the same field for over 10 years. We pay all our bills on time and have a monthly budget that allows my husband and I the peace of mind to know when our bills will be paid each month.? We have another Prosper loan (which will be paid off in less than 18 months) and continue to keep the loan current.?

Monthly net income (household): $ 6100

Monthly expenses: $ 5521
??Housing: $ 1270
??Insurance: $ 190
??Car expenses: $ 1220
??Utilities: $ 173
??Phone, cable, internet: $ 218
??Food, entertainment: $ 600
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 1550
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$1,450.00	$1,450.00	8/26/2009 4:01:12 PM
1 bids
Borrower Payment Dependent Notes Series 420400
This series of Notes was issued and sold upon the funding of the borrower loan #38376, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	18.0%	Auction end date:	Aug-27-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1997	Debt/Income ratio:	18%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	10	Length of status:	4y 5m
Amount delinquent:	$112	Revolving credit balance:	$0	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	ANGEL00	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008)
Principal balance:	$820.84	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
PERFECT PAYMENT HISTORY WITH PROSPE
Purpose of loan:
This loan will be used to? Take a few courses at my local college and a down payment on my son's braces.

My financial situation:
I am a good candidate for this loan because.... I will pay back this loan early and the lenders on prosper can make a decent interest rate with no risk. The HR rating I have is very unfair because I pay my bills and I have very little debt. The 2 delinquent accts that prosper is showing are being resolved at this time. One is a doctors bill for 72.00 that the insurance co. should have paid...The other is a library acct for 40.00. I'm trying to get the library to remove this because I didn't have any overdue books.? The current prosper loan has been paid on time every month and this loan will be too....It will also be automatic debited from my checking acct. I have very litte debt at this time...Look at my debt to income ratio. There is absolutely no risk with this loan. I promise to pay this loan on time every month. Thank you for reading my loan request.

Monthly net income: $ 34944 yearly

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: please state your monthly expenses. - FarmersBank
A: Monthly expenses... Car payment 433.54 Prosper loan 42.23 Utilities 250.00 Food 400.00 Entertainment 200.00 Car Insurance 87.00 My husband pays the house payment. Thanks. (Aug-26-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lib5836	$25.00	$25.00	8/24/2009 11:44:00 AM
FarmersBank	$25.00	$25.00	8/26/2009 6:29:23 AM
money-expert	$25.00	$25.00	8/26/2009 4:08:33 PM
ChrisKwan	$25.00	$25.00	8/26/2009 4:14:26 PM
carmat60	$25.00	$25.00	8/27/2009 2:04:58 AM
sevenbridges	$200.00	$200.00	8/27/2009 7:31:59 AM
whitebalcony	$25.00	$25.00	8/27/2009 7:51:21 AM
Ronnieboy888	$50.00	$50.00	8/27/2009 7:15:14 AM
unk1911	$25.00	$25.00	8/26/2009 4:17:27 PM
BBL	$100.00	$98.00	8/26/2009 4:35:32 PM
TripleNickle	$25.00	$25.00	8/26/2009 5:09:11 PM
FarmersBank	$50.00	$50.00	8/26/2009 7:50:07 PM
FarmersBank	$50.00	$50.00	8/26/2009 8:06:21 PM
m60gpmg	$50.00	$50.00	8/27/2009 6:51:10 AM
best-generosity-financier	$50.00	$50.00	8/27/2009 12:55:46 AM
keeper24	$30.00	$30.00	8/27/2009 5:33:05 AM
carrinel	$47.00	$47.00	8/27/2009 6:14:17 AM
JJ-Loans	$100.00	$100.00	8/27/2009 6:08:18 AM
LAKETIME	$25.00	$25.00	8/27/2009 7:34:14 AM
YurshotCapital	$50.00	$50.00	8/27/2009 8:32:15 AM
20 bids
Borrower Payment Dependent Notes Series 420438
This series of Notes was issued and sold upon the funding of the borrower loan #38375, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction start date:	Aug-14-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-28-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$94.33
Final lender yield:	19.00%	Final borrower rate/APR:	20.00% / 22.24%	Final monthly payment:	$92.91

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1999	Debt/Income ratio:	35%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$11,624	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	currency-conductor1	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Credit Cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I currently make my payments every month.? I have a good job and stable lifestyle.? I just wanted to save some money by lowering my interest rate.? I hate paying such high credit card interest rates!

Monthly net income: $ 3590

Monthly expenses: $
??Housing: $ 707
??Insurance: $ 60
??Car expenses: $ 235
??Utilities: $ 160
??Phone, cable, internet: $ 140
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is the current balance, interest rate and monthly payment amount of cc debt that you will be eliminating? - karmanxten
A: The current balance is 3,528.24, the interest rate is 29.99% and the monthly payment is $125. (Aug-22-2009)
Q: What type of Analyst? Owned your home since? And type of Mortgage? - karmanxten
A: I am a Logistics Analyst. I have owned my home since October of 2005. I have a thirty year fixed mortgage at 6%. (Aug-24-2009)
Q: Just noticed prior listing. Why did you previously want $15,000.00 - karmanxten
A: I have more debt, but since the 15k was not funded, I decided to start with a smaller amount to try and get funded, to lower my interest rate. (Aug-24-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bid-wonder	$25.00	$25.00	8/19/2009 9:35:21 AM
BuffetRocks	$100.00	$100.00	8/26/2009 11:28:35 PM
jasunshine	$25.00	$25.00	8/27/2009 8:00:41 AM
manfromMaine	$35.23	$35.23	8/27/2009 9:22:27 PM
myduck	$100.00	$100.00	8/27/2009 5:14:42 PM
himanshuko	$100.00	$100.00	8/27/2009 7:29:46 PM
dragonflywings	$25.00	$25.00	8/27/2009 8:16:10 PM
yitbos49	$50.00	$50.00	8/27/2009 8:19:07 PM
PugDog	$25.00	$25.00	8/27/2009 8:24:38 PM
Sturgee	$25.00	$25.00	8/27/2009 8:36:19 PM
TW2000	$150.00	$150.00	8/28/2009 9:56:58 AM
witty-compassion	$25.00	$25.00	8/28/2009 10:58:57 AM
Ray3486	$25.00	$25.00	8/28/2009 7:01:32 AM
able2help	$25.00	$25.00	8/28/2009 10:44:54 AM
BrooklynJim	$25.00	$25.00	8/28/2009 11:18:14 AM
Leshan	$50.00	$50.00	8/28/2009 10:10:50 AM
bsh297	$25.00	$25.00	8/28/2009 10:58:38 AM
dud	$50.00	$50.00	8/28/2009 11:41:30 AM
James_and_Tracy	$25.00	$25.00	8/28/2009 11:18:00 AM
Mikules	$30.76	$30.76	8/28/2009 11:56:18 AM
EngineersAlliance	$50.00	$50.00	8/28/2009 12:03:55 PM
Crom	$50.00	$50.00	8/28/2009 12:06:13 PM
LarWit1512	$25.00	$25.00	8/28/2009 11:35:06 AM
Swinghi	$25.00	$25.00	8/28/2009 12:48:36 PM
Logan7	$25.00	$25.00	8/28/2009 11:54:05 AM
SkinnyFish	$25.00	$25.00	8/28/2009 12:15:36 PM
Superc0ld	$100.00	$100.00	8/28/2009 11:38:21 AM
payout-magician	$25.00	$25.00	8/28/2009 3:58:51 PM
colorfulgardener	$50.00	$1.01	8/28/2009 1:58:06 PM
redrose1518	$25.00	$25.00	8/28/2009 1:45:44 PM
maga	$25.00	$25.00	8/28/2009 2:56:58 PM
arkleseizure	$25.00	$25.00	8/28/2009 3:08:26 PM
Hamachi	$50.00	$50.00	8/23/2009 1:57:25 AM
transaction-animal8	$25.00	$25.00	8/24/2009 10:19:44 AM
Madron	$25.00	$25.00	8/26/2009 3:51:34 AM
vmh20035	$50.00	$50.00	8/27/2009 4:57:52 PM
cemseller	$25.00	$25.00	8/27/2009 5:10:04 PM
Miklot	$71.70	$71.70	8/28/2009 3:11:07 AM
bstlndlrd207	$115.00	$115.00	8/28/2009 5:18:42 AM
Amused1	$25.00	$25.00	8/28/2009 10:49:51 AM
Galdis	$50.00	$50.00	8/28/2009 5:44:43 AM
Sol_Invictus	$25.00	$25.00	8/28/2009 6:17:25 AM
Bank_Of_XL	$100.00	$100.00	8/28/2009 9:20:10 AM
money-expert	$25.00	$25.00	8/28/2009 8:30:04 AM
JDLN	$25.00	$25.00	8/28/2009 10:58:31 AM
BankofBeth	$50.00	$50.00	8/28/2009 11:36:17 AM
LeoBUSIIT	$25.00	$25.00	8/28/2009 11:12:48 AM
jswanso2	$25.00	$25.00	8/28/2009 10:59:03 AM
help_each_other	$25.00	$25.00	8/28/2009 11:17:24 AM
vkm2000	$25.00	$25.00	8/28/2009 11:03:49 AM
Trimalchio12	$41.30	$41.30	8/28/2009 1:00:23 PM
twjh	$25.00	$25.00	8/28/2009 1:47:28 PM
wowlender	$25.00	$25.00	8/28/2009 11:52:32 AM
kinetic-social	$25.00	$25.00	8/28/2009 3:20:37 PM
Rothgoe	$25.00	$25.00	8/28/2009 3:36:32 PM
Engineer44	$30.00	$30.00	8/28/2009 3:58:49 PM
hawaiitechnical	$25.00	$25.00	8/28/2009 1:01:24 PM
CSAworker	$25.00	$25.00	8/28/2009 2:04:15 PM
Rob717171	$150.00	$150.00	8/28/2009 2:42:38 PM
colorunner	$25.00	$25.00	8/28/2009 3:03:48 PM
60 bids
Borrower Payment Dependent Notes Series 420570
This series of Notes was issued and sold upon the funding of the borrower loan #38332, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,200.00	Prosper Rating:	C	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-31-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$99.52
Final lender yield:	16.55%	Final borrower rate/APR:	17.55% / 19.75%	Final monthly payment:	$79.04

Auction yield range:	8.23% - 34.00%	Estimated loss impact:	6.88%
Lender servicing fee:	1.00%	Estimated return:	9.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1979	Debt/Income ratio:	39%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	19 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	53	Length of status:	14y 11m
Amount delinquent:	$0	Revolving credit balance:	$46,374	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	thurdie	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	660-680 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	640-660 (Jun-2008)
Principal balance:	$1,439.01	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Debt consolidation
Purpose of loan:
This loan will be used to?
consolidate some of my debt.?
Financial situation:
I am a good candidate for this loan because?
I have a steady job in the medical field..and have been on my job for almost 14 years.?I have been working toward getting out of debt..and with this loan..it would payoff high interest debt..and also increase?my cash flow..so I could put that toward other bills..to accomplish my goal of getting out of debt.?

Monthly net income: $ 1300-$1500

Monthly expenses: $
??Housing: $?0
??Insurance: $ 0-paid by employer
??Car expenses: $ 75.00
??Utilities: $ 0
??Phone, cable, internet:?$50
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 500
??Other expenses: $ 100.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is your $46k in revolving credit consist of? - optionscashflow
A: Mostly that is on some credit cards that I am joint with my husband. Those cards have been closed and are being paid. (Aug-26-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Sol_Invictus	$25.00	$25.00	8/21/2009 10:38:30 AM
irrelevant	$25.00	$25.00	8/26/2009 3:34:21 AM
dudebrah	$25.00	$25.00	8/28/2009 10:53:16 AM
realtormoises	$25.00	$25.00	8/28/2009 6:54:32 PM
SYC_LOAN	$50.00	$50.00	8/29/2009 6:37:09 AM
msmlender	$74.46	$74.46	8/30/2009 6:19:14 AM
CA_Lender	$25.00	$25.00	8/29/2009 5:29:42 PM
FinanceEngine	$40.00	$40.00	8/29/2009 9:41:21 PM
zapquoc	$25.00	$25.00	8/30/2009 4:24:24 PM
Traal	$25.00	$25.00	8/30/2009 5:00:34 PM
acn	$50.00	$50.00	8/30/2009 6:44:29 PM
PapaSmurf69	$65.00	$65.00	8/31/2009 4:00:01 AM
wellsfrugal	$25.00	$25.00	8/31/2009 1:33:46 AM
glenium	$25.00	$25.00	8/31/2009 5:34:20 AM
peakstocks	$25.00	$25.00	8/31/2009 8:46:32 AM
dustman	$25.00	$25.00	8/31/2009 8:57:12 AM
littleolme	$25.00	$25.00	8/31/2009 6:51:16 AM
stu6703	$50.00	$50.00	8/31/2009 1:48:55 PM
maccpro1	$50.00	$50.00	8/31/2009 11:35:11 AM
j5505	$100.00	$100.00	8/31/2009 10:58:09 AM
Happyhourcomics	$25.00	$25.00	8/31/2009 1:06:45 PM
Erileb	$25.00	$25.00	8/31/2009 11:31:36 AM
fireferd	$100.00	$100.00	8/31/2009 2:13:25 PM
SCRUGZY	$25.00	$25.00	8/31/2009 2:40:07 PM
outofoffice	$50.00	$50.00	8/31/2009 3:58:55 PM
Credit2Prosper	$25.00	$25.00	8/22/2009 3:17:18 PM
bid-wonder	$25.00	$25.00	8/24/2009 4:01:25 PM
ShermanSteve	$25.00	$25.00	8/25/2009 7:58:51 PM
sweety075	$25.00	$25.00	8/27/2009 10:33:54 AM
vmh20035	$25.00	$25.00	8/27/2009 5:05:08 PM
OPEO	$50.00	$50.00	8/28/2009 6:43:30 AM
blLending	$25.00	$25.00	8/28/2009 8:14:19 PM
Leshan	$75.00	$75.00	8/29/2009 6:21:28 AM
lysholm	$27.78	$27.78	8/29/2009 4:53:12 PM
asset-snowdome	$25.00	$25.00	8/30/2009 5:52:14 AM
sc91	$25.00	$25.00	8/29/2009 11:32:36 PM
mystss	$50.00	$50.00	8/30/2009 3:33:24 PM
maga	$25.00	$25.00	8/30/2009 10:13:48 AM
IIP77	$25.00	$25.00	8/30/2009 7:03:30 PM
redrose1518	$25.00	$25.00	8/30/2009 7:35:40 PM
loanman2007	$25.00	$25.00	8/30/2009 4:38:25 PM
SkinnyFish	$25.00	$25.00	8/31/2009 7:26:55 AM
gothampark	$25.00	$25.00	8/30/2009 7:17:15 PM
lucygirl2	$50.00	$50.00	8/30/2009 7:44:16 PM
Ruddyboy	$28.19	$28.19	8/31/2009 8:39:31 AM
FollowMe2Freedom	$25.00	$25.00	8/31/2009 9:46:10 AM
Dsray	$45.00	$45.00	8/31/2009 9:55:11 AM
EretzCapital	$100.00	$85.16	8/31/2009 11:30:04 AM
steven3333	$25.00	$25.00	8/31/2009 11:34:31 AM
kindness-jedi	$25.00	$25.00	8/31/2009 8:45:48 AM
eboomer2611	$25.00	$25.00	8/31/2009 10:42:49 AM
note-pursuit	$25.00	$25.00	8/31/2009 12:04:16 PM
payout-magician	$25.00	$25.00	8/31/2009 1:37:43 PM
boodo	$59.41	$59.41	8/31/2009 2:17:18 PM
STLRacer	$25.00	$25.00	8/31/2009 2:01:35 PM
LeoBUSIIT	$25.00	$25.00	8/31/2009 2:09:38 PM
italisvital	$25.00	$25.00	8/31/2009 12:18:58 PM
oxnard	$75.00	$75.00	8/31/2009 3:49:39 PM
RMI_Babylon	$25.00	$25.00	8/31/2009 3:53:49 PM
BDS	$50.00	$50.00	8/31/2009 3:56:34 PM
60 bids
Borrower Payment Dependent Notes Series 420594
This series of Notes was issued and sold upon the funding of the borrower loan #38378, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-29-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 24.92%	Starting monthly payment:	$37.73
Final lender yield:	18.11%	Final borrower rate/APR:	19.11% / 22.87%	Final monthly payment:	$36.71

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-2000	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	5y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,129	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	0
Screen name:	thrifty-commerce	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
The last credit card is the hardest
Purpose of loan:
This loan will be used to shave eight months off my last credit card schedule and save me about $200 in interest, plus I'd rather be paying actual people some interest for their faith in me instead of paying so much in lender fees.

My financial situation:
I am a good candidate for this loan because I can't afford to make much more than the minimum payment every month, and five years on from college where I incurred this debt, I'm ready to be out from under this high-interest card.

Monthly net income: $ 1800

Monthly expenses: $ 1620
??Housing: $ 480
??Insurance: $ 80
??Car expenses: $ 350
??Utilities: $ 90
??Phone, cable, internet: $ 70
??Food, entertainment: $ 160
??Clothing, household expenses $ 60
??Credit cards and other loans: $ 150
??Other expenses: $ 180

The rest of my income generally goes to pay extra on student loans or buy things my mom needs (she's disabled). If I'm able to get this loan, I'll pay it off fairly aggressively, and I'll be thankful for whatever rate I get here, because just about anything is better than 29.99% (plus late fees, etc. etc.)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you explain the 5 delinquencies? When were they, why did they happen, what were they for? - Finspons
A: They were separate instances of three other credit cards that I have paid off. The delinquencies were reported from about 2003 to 2006. I was able to get a plan together with a nonprofit credit agency to get those down, though unfortunately I did elect to get a different credit card after I was done with that plan to buy some furniture after a move. (Aug-29-2009)
Q: Can you describe your job? - Finspons
A: I'm a print designer for a mid-size daily newspaper. I lay out pages and write headlines. (Aug-29-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$50.00	$50.00	8/19/2009 6:48:39 AM
joudsa	$25.00	$25.00	8/27/2009 10:15:28 AM
ChillyWilly	$25.00	$25.00	8/28/2009 4:52:51 AM
mobius_titan	$25.00	$25.00	8/28/2009 4:20:34 AM
marwadi-62	$25.00	$25.00	8/28/2009 3:09:36 PM
glazeddonuts	$25.00	$25.00	8/28/2009 4:36:38 PM
JauaFlash	$26.91	$26.91	8/28/2009 5:04:23 PM
deepblue34	$30.00	$30.00	8/28/2009 6:43:09 PM
DalCowboys	$25.00	$25.00	8/28/2009 7:18:59 PM
investment-cluster	$50.00	$50.00	8/29/2009 8:10:12 AM
Ryan13	$70.00	$70.00	8/29/2009 2:49:28 PM
daekpon	$50.00	$50.00	8/29/2009 3:08:32 PM
heto2005	$25.00	$25.00	8/29/2009 10:42:11 AM
futurefunds	$25.00	$25.00	8/29/2009 8:55:50 PM
kaianja	$50.00	$50.00	8/29/2009 9:19:05 AM
AuroraRobbin	$50.00	$50.00	8/29/2009 4:13:35 PM
AdamBertocci	$25.00	$25.00	8/25/2009 11:13:57 AM
stevekc1	$25.00	$25.00	8/27/2009 4:53:11 PM
whois-JohnGalt	$25.00	$25.00	8/27/2009 4:59:30 PM
texrob20	$25.00	$25.00	8/27/2009 10:56:55 PM
Sturgee	$25.00	$25.00	8/27/2009 8:46:59 PM
PrinceValium	$25.00	$25.00	8/28/2009 10:10:24 AM
lawboy74	$25.00	$25.00	8/28/2009 11:23:28 AM
AsianDragon	$25.00	$25.00	8/28/2009 5:20:52 PM
sharp-credit	$50.00	$50.00	8/28/2009 10:27:42 PM
cleantooth	$100.00	$100.00	8/29/2009 10:22:54 AM
AustinAmerica	$27.50	$27.50	8/28/2009 9:58:03 PM
bondhedger	$25.00	$20.59	8/29/2009 2:09:26 PM
DannyPhantom	$25.00	$25.00	8/29/2009 12:47:14 PM
29 bids
Borrower Payment Dependent Notes Series 420702
This series of Notes was issued and sold upon the funding of the borrower loan #38360, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,500.00	Prosper Rating:	AA	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Aug-24-2009

Starting lender yield:	11.48%	Starting borrower rate/APR:	12.48% / 15.63%	Starting monthly payment:	$220.52
Final lender yield:	10.48%	Final borrower rate/APR:	12.48% / 14.62%	Final monthly payment:	$217.39

Auction yield range:	3.23% - 11.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-1992	Debt/Income ratio:	33%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	14 / 9	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	31	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$13,607	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	56%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sweet-worth4	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Education/business startup
Purpose of loan:
This loan will be used to purchase the seminars, webinars and mentorship I need to successfully get my small business off the ground.? It will also help to?pay for the?website development, technology and advertising I need to ensure my business is successful.? I am a wife and mother of two small children, and it has been my desire to start a home business for some time now. I have already?done a lot of learning and research, and I feel that I am on the right track! Every business, however, requires an initial ?monetary?investment.? A successful home business will give me the freedom to earn an income from home, while raising my beautiful children!

My financial situation:
I am a good candidate for this loan because, as you will see, my credit history is good.? I have never defaulted on any loan, and I pay my bills consistently and on time.? Because of the reputation I have built in my current career, I work consistently.?My credit standing is important to me and my family, so?I honestly would not ask for this loan if I didn't think I could pay it back. I am smart, hard working and dedicated.? I have a rare?opportunity to receive the education and mentorship I need to make my business successful.? My mentor has agreed to work closely with me for the next 12 months...educating and guiding me through the entire start-up process. I feel extremely confident that I will be successful if I can get the capitol I need to get started!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

powersjq	$25.00	$25.00	8/17/2009 4:07:11 PM
elated-justice	$25.00	$25.00	8/17/2009 4:08:43 PM
brightest-revenue-spark	$25.00	$25.00	8/17/2009 4:08:37 PM
108lender	$75.00	$75.00	8/17/2009 4:09:02 PM
Iwantahelp	$25.00	$25.00	8/17/2009 4:09:11 PM
thedoctor	$25.00	$25.00	8/17/2009 4:10:00 PM
Spring342	$25.00	$25.00	8/17/2009 4:10:39 PM
honorable-yield	$50.00	$50.00	8/17/2009 4:10:44 PM
Moron_Buffet	$25.00	$25.00	8/17/2009 4:10:20 PM
mathprof	$25.00	$25.00	8/17/2009 4:12:34 PM
skuba	$50.00	$50.00	8/17/2009 4:12:43 PM
abuyama22	$25.00	$25.00	8/17/2009 4:12:18 PM
bchen78875	$50.00	$50.00	8/17/2009 4:13:22 PM
Avala	$25.00	$25.00	8/17/2009 4:16:55 PM
income-excellence1	$25.00	$25.00	8/17/2009 4:16:58 PM
buckyhead2000	$25.00	$25.00	8/17/2009 4:17:10 PM
treeline	$50.00	$50.00	8/17/2009 4:17:27 PM
cyberie21	$40.00	$40.00	8/17/2009 4:16:57 PM
lowestghost	$25.00	$25.00	8/17/2009 4:17:04 PM
julijask	$25.00	$25.00	8/17/2009 4:17:50 PM
seasportsguy	$25.00	$25.00	8/17/2009 4:17:48 PM
MonkeyPet	$25.00	$25.00	8/17/2009 4:17:19 PM
money-shaker	$25.00	$25.00	8/17/2009 4:17:25 PM
tornandfrayed	$25.00	$25.00	8/17/2009 4:17:28 PM
anton	$50.00	$50.00	8/17/2009 4:45:43 PM
d3global	$25.00	$25.00	8/17/2009 6:32:13 PM
ekmendenhall	$50.00	$50.00	8/17/2009 7:42:19 PM
PotBellyPete	$25.00	$25.00	8/18/2009 9:32:29 AM
UESbank	$50.00	$50.00	8/18/2009 10:55:52 AM
camaraderi-entrepreneur	$25.00	$25.00	8/18/2009 1:30:39 PM
fortytwo	$125.00	$125.00	8/18/2009 3:58:29 PM
Natronpee	$25.00	$25.00	8/18/2009 4:22:34 PM
wampum-proton	$25.00	$25.00	8/18/2009 4:25:57 PM
totoro	$25.00	$25.00	8/18/2009 9:25:54 PM
Sam65	$25.00	$25.00	8/18/2009 8:21:24 PM
USAwillHELP	$50.00	$50.00	8/18/2009 9:02:38 PM
htargett	$25.00	$25.00	8/19/2009 6:32:53 AM
market-assembler	$25.00	$25.00	8/19/2009 6:53:05 AM
mlender	$25.00	$25.00	8/19/2009 7:31:13 AM
personal-lender	$25.00	$25.00	8/19/2009 7:48:01 AM
BookandLaw	$25.00	$25.00	8/19/2009 9:09:14 AM
Halos2002	$50.00	$50.00	8/19/2009 9:27:45 AM
irrelevant	$25.00	$25.00	8/19/2009 12:23:53 PM
Warbler	$25.00	$25.00	8/19/2009 1:33:02 PM
the-financier814	$25.00	$25.00	8/19/2009 5:52:22 PM
red-favorable-basis	$25.00	$25.00	8/19/2009 6:12:19 PM
greenback-octave	$25.00	$25.00	8/19/2009 7:10:49 PM
TruckerGuy	$25.00	$25.00	8/19/2009 7:27:44 PM
tlp43	$25.00	$25.00	8/19/2009 9:47:40 PM
Gorblum	$25.00	$25.00	8/20/2009 5:23:51 AM
IM-SHARKY	$200.00	$200.00	8/20/2009 10:35:27 AM
Credit2Prosper	$50.00	$50.00	8/20/2009 10:37:46 AM
wamozart	$25.00	$25.00	8/20/2009 2:02:52 PM
Pilotaceh	$31.00	$31.00	8/20/2009 12:21:10 PM
Halos2002	$50.00	$50.00	8/20/2009 12:52:51 PM
bowdish1	$50.00	$50.00	8/20/2009 3:52:32 PM
Blue_HorseShoe	$50.00	$50.00	8/20/2009 7:12:34 PM
rjleves	$25.00	$25.00	8/20/2009 5:17:55 PM
AnxiousAirman	$42.15	$42.15	8/20/2009 5:47:19 PM
cool_kubera	$50.00	$50.00	8/20/2009 6:42:18 PM
Guerrilla_Man	$25.00	$25.00	8/21/2009 4:42:35 AM
credit-investor5	$50.00	$50.00	8/21/2009 9:32:50 AM
lemmon22	$50.00	$50.00	8/21/2009 11:42:13 AM
Railbird	$25.00	$25.00	8/21/2009 9:34:23 AM
All_Wins	$25.00	$25.00	8/21/2009 10:17:23 AM
DrStaff	$25.58	$25.58	8/21/2009 12:47:50 PM
Sixmil	$25.00	$25.00	8/21/2009 10:37:34 AM
tolstoy00	$25.00	$25.00	8/21/2009 11:07:34 AM
don'twannadance	$50.00	$50.00	8/21/2009 12:37:32 PM
OLYVRC	$25.00	$25.00	8/21/2009 4:22:29 PM
kyomoon	$100.00	$100.00	8/21/2009 4:22:38 PM
regahj99	$25.00	$25.00	8/21/2009 4:39:08 PM
fdsguy	$50.00	$50.00	8/21/2009 4:22:42 PM
microeconomicwizadry	$25.00	$25.00	8/21/2009 4:37:39 PM
reueljw	$25.00	$25.00	8/21/2009 4:37:37 PM
Avid_Skier	$25.00	$25.00	8/21/2009 4:39:07 PM
YogaDude34	$25.00	$25.00	8/21/2009 8:07:22 PM
pay-it-forward1010	$25.00	$25.00	8/21/2009 4:39:15 PM
director877	$25.00	$25.00	8/21/2009 4:40:37 PM
kanpur63	$25.00	$25.00	8/21/2009 4:39:56 PM
The-Lighthouse-Group	$25.00	$25.00	8/21/2009 6:11:20 PM
elasermd	$50.00	$50.00	8/21/2009 7:27:31 PM
charles3507	$50.00	$50.00	8/22/2009 8:36:49 AM
sentry256	$30.00	$30.00	8/22/2009 8:19:48 AM
tipan1	$25.00	$25.00	8/22/2009 9:53:23 AM
fostaman	$25.00	$25.00	8/22/2009 3:37:26 PM
favorite-dollar	$25.00	$25.00	8/22/2009 4:03:24 PM
VTGunz	$25.00	$25.00	8/22/2009 7:38:37 PM
nolahelper	$75.00	$75.00	8/22/2009 8:38:18 PM
eyal0	$25.00	$25.00	8/23/2009 11:28:40 AM
red-sublime-return	$25.00	$25.00	8/23/2009 11:29:27 AM
brit11	$25.00	$25.00	8/23/2009 12:21:18 AM
KDW08	$25.00	$25.00	8/23/2009 4:18:30 AM
Hamachi	$50.00	$50.00	8/23/2009 2:17:32 AM
mizount	$25.00	$25.00	8/23/2009 5:02:23 PM
sisepuede	$25.00	$25.00	8/23/2009 11:29:24 AM
natural-rate	$25.00	$17.42	8/23/2009 11:26:05 AM
jgar_O	$25.00	$25.00	8/23/2009 12:02:27 PM
DannyPhantom	$25.00	$25.00	8/23/2009 9:01:21 PM
goofy15975	$25.00	$25.00	8/24/2009 9:33:17 AM
eldorado71	$25.00	$25.00	8/24/2009 7:27:56 AM
lendme2	$50.00	$50.00	8/24/2009 8:30:31 AM
greenback-floret	$25.00	$25.00	8/17/2009 4:08:51 PM
don8ter	$60.00	$60.00	8/17/2009 4:09:47 PM
r1g3l	$25.00	$25.00	8/17/2009 4:10:32 PM
kenyonhillbilly	$50.00	$50.00	8/17/2009 4:11:03 PM
Sid-K	$50.00	$50.00	8/17/2009 4:11:55 PM
DukSerduk	$25.00	$25.00	8/17/2009 4:12:06 PM
888168	$50.00	$50.00	8/17/2009 4:12:26 PM
cash-sensai2	$25.00	$25.00	8/17/2009 4:12:58 PM
Artist_Blue	$25.00	$25.00	8/17/2009 4:13:11 PM
whitegold24k	$250.00	$250.00	8/17/2009 4:15:25 PM
CorporateT00l	$25.00	$25.00	8/17/2009 4:16:11 PM
Goodlender42	$25.00	$25.00	8/17/2009 4:16:48 PM
ChristopherHS	$25.00	$25.00	8/17/2009 4:17:14 PM
ClearLake	$25.00	$25.00	8/17/2009 4:17:20 PM
Patter256	$25.00	$25.00	8/17/2009 4:17:29 PM
shanedog	$25.00	$25.00	8/17/2009 4:17:26 PM
supe11	$25.00	$25.00	8/17/2009 11:10:14 PM
head	$25.00	$25.00	8/18/2009 1:02:10 PM
revthunder	$36.78	$36.78	8/18/2009 1:02:31 PM
TK4	$25.00	$25.00	8/18/2009 1:02:58 PM
Ellisdee	$32.07	$32.07	8/18/2009 1:02:20 PM
loki_en	$25.00	$25.00	8/18/2009 1:02:35 PM
jct_enterprises	$25.00	$25.00	8/18/2009 3:36:38 PM
Faura	$25.00	$25.00	8/18/2009 4:21:19 PM
sparky1129	$25.00	$25.00	8/18/2009 4:24:58 PM
IndianChief	$25.00	$25.00	8/18/2009 4:25:56 PM
mh1169	$25.00	$25.00	8/18/2009 4:36:09 PM
justin323	$25.00	$25.00	8/18/2009 7:12:45 PM
aesop	$25.00	$25.00	8/19/2009 6:53:40 AM
dlshap	$25.00	$25.00	8/19/2009 6:53:41 AM
ronkr	$50.00	$50.00	8/19/2009 8:17:45 AM
vegibenz	$25.00	$25.00	8/19/2009 10:44:24 AM
enigmallc	$50.00	$50.00	8/19/2009 12:11:39 PM
here2lend	$25.00	$25.00	8/19/2009 3:32:43 PM
conceptpi	$25.00	$25.00	8/19/2009 3:25:09 PM
eyewillfindu	$25.00	$25.00	8/19/2009 3:40:11 PM
jesuitmarauder03	$35.00	$35.00	8/19/2009 8:52:58 PM
investment-builder0	$50.00	$50.00	8/19/2009 10:27:24 PM
decisive-capital	$50.00	$50.00	8/20/2009 9:07:48 AM
dollars4debts	$25.00	$25.00	8/20/2009 6:35:07 AM
bullwink27	$25.00	$25.00	8/20/2009 11:06:23 AM
woodenshoes	$25.00	$25.00	8/20/2009 9:22:30 AM
Jassi	$50.00	$50.00	8/20/2009 9:33:06 AM
leneker	$25.00	$25.00	8/20/2009 12:20:18 PM
Uwantfunds	$50.00	$50.00	8/20/2009 10:24:47 AM
cowboyskier	$25.00	$25.00	8/20/2009 10:37:48 AM
kenji4861	$50.00	$50.00	8/20/2009 1:42:29 PM
JJS180	$25.00	$25.00	8/20/2009 2:57:33 PM
Elbanko	$25.00	$25.00	8/20/2009 3:37:21 PM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:51:07 PM
tallcoolone	$25.00	$25.00	8/20/2009 5:17:47 PM
wormdc	$25.00	$25.00	8/20/2009 9:37:19 PM
blot44	$50.00	$50.00	8/20/2009 6:34:28 PM
Captain88	$25.00	$25.00	8/21/2009 4:42:44 AM
money-vista	$25.00	$25.00	8/20/2009 7:42:26 PM
Hambone1111	$25.00	$25.00	8/20/2009 7:12:47 PM
McChan	$50.00	$50.00	8/21/2009 10:03:15 AM
oldscratch72	$25.00	$25.00	8/21/2009 10:12:48 AM
truth-companion	$25.00	$25.00	8/21/2009 7:07:33 AM
krishopper	$25.00	$25.00	8/21/2009 12:15:24 PM
willingnjc	$25.00	$25.00	8/21/2009 12:18:40 PM
GWV2	$50.00	$50.00	8/21/2009 12:39:35 PM
grf1945	$25.00	$25.00	8/21/2009 12:18:46 PM
axelducheck	$25.00	$25.00	8/21/2009 12:18:53 PM
ALL-PRIME	$25.00	$25.00	8/21/2009 12:19:09 PM
jimbo29blue	$50.00	$50.00	8/21/2009 12:24:59 PM
jldallover	$25.00	$25.00	8/21/2009 4:21:26 PM
ejdirin	$50.00	$50.00	8/21/2009 4:37:40 PM
gilbow	$25.00	$25.00	8/21/2009 4:38:24 PM
brewlots	$50.00	$50.00	8/21/2009 4:39:12 PM
djs81	$25.00	$25.00	8/21/2009 4:40:12 PM
slartibardfast	$30.00	$30.00	8/21/2009 4:19:29 PM
ajk_blue	$25.00	$25.00	8/21/2009 4:32:40 PM
mrzz	$25.00	$25.00	8/21/2009 4:38:21 PM
hope-eagle6	$25.00	$25.00	8/21/2009 4:40:21 PM
albatross897	$25.00	$25.00	8/21/2009 5:03:25 PM
Ananya	$25.00	$25.00	8/21/2009 6:23:45 PM
teega5	$50.00	$50.00	8/22/2009 2:57:28 PM
BigBoy2008	$25.00	$25.00	8/22/2009 4:43:29 PM
ProfPC	$25.00	$25.00	8/22/2009 12:13:18 PM
libertas67	$25.00	$25.00	8/23/2009 7:47:18 AM
Supp0rter	$50.00	$50.00	8/23/2009 8:12:28 AM
gjm6d	$25.00	$25.00	8/23/2009 7:35:08 AM
expectations	$25.00	$25.00	8/23/2009 5:02:04 PM
otalon	$45.00	$45.00	8/24/2009 9:04:27 AM
Cherrypicker06	$25.00	$25.00	8/24/2009 9:37:35 AM
188 bids
Borrower Payment Dependent Notes Series 420722
This series of Notes was issued and sold upon the funding of the borrower loan #38363, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-31-2009

Starting lender yield:	29.02%	Starting borrower rate/APR:	30.02% / 34.05%	Starting monthly payment:	$42.46
Final lender yield:	20.29%	Final borrower rate/APR:	21.29% / 25.10%	Final monthly payment:	$37.82

Auction yield range:	11.23% - 29.02%	Estimated loss impact:	10.49%
Lender servicing fee:	1.00%	Estimated return:	9.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1995	Debt/Income ratio:	17%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	6y 7m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	1
Screen name:	thewhistler77	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	680-700 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-660 (Feb-2008)
Principal balance:	$573.90	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Tough Summer-Need Good Fall
Purpose of loan:
Pay off/catch up on some expenses and bills that have accrued due to rough summer economically

My financial situation:
I am a good candidate for this loan because? I have paid current loan on time each month,
I am steadily employed and have an improving credit score, and have paid other bills without missing payments

Monthly net income: $ 1500-1800

Monthly expenses: $
??Housing: $ 650
??Insurance: $ 180
??Car expenses: $ 210
??Utilities: $
??Phone, cable, internet: $50
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What kind of work do you do? - SPickle
A: I am a music teacher-and it is very slow in Summer but picking up now that school is back-by end September full schedule will be in place. That is one reason for tough summer. I also do p/t telemarketing mornings and do w/e sales when needed. Will be doing more w/e sales come Fall. (Aug-19-2009)
Q: If you have a loan outstanding with prosper why did you not take into account your monthly payments? - jakestone4
A: I certainly did take my monthly payments into account; as you see, I have never missed or been late on a Prosper monthly payment! Other bills I have not missed, and only one was a bit late, because of the usual slow summer teaching season, which I also planned for. It was the lack of the usual p/t weekend sales work that made it a struggle, along with a few unexpected personal occurances. Thankfully, school is back and teaching will shortly pick right up, and I have some p/t sales too. (Aug-31-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$100.00	$100.00	8/19/2009 6:52:05 AM
Credit2Prosper	$25.00	$25.00	8/28/2009 9:47:01 PM
LeoBUSIIT	$25.00	$25.00	8/31/2009 6:41:07 AM
tigercat	$50.00	$50.00	8/31/2009 8:29:14 AM
mobius_titan	$25.00	$25.00	8/31/2009 9:33:57 AM
eboomer2611	$25.00	$25.00	8/31/2009 10:51:00 AM
maga	$25.00	$25.00	8/31/2009 11:41:26 AM
hektek22	$300.00	$300.00	8/28/2009 9:41:57 PM
sweety075	$25.00	$25.00	8/29/2009 12:52:22 PM
Bobusa	$25.00	$25.00	8/31/2009 5:21:41 AM
glenium	$25.00	$25.00	8/31/2009 9:37:50 AM
realtormoises	$25.00	$25.00	8/31/2009 9:49:01 AM
Pintu_Desai	$25.00	$25.00	8/31/2009 10:33:52 AM
boodo	$75.26	$75.26	8/31/2009 8:28:31 AM
kindness-jedi	$25.00	$25.00	8/31/2009 8:48:26 AM
kazanov	$50.00	$50.00	8/31/2009 12:20:52 PM
Sparchange	$25.00	$25.00	8/31/2009 1:05:54 PM
OPEO	$50.00	$50.00	8/31/2009 12:22:07 PM
Isotope	$25.00	$25.00	8/31/2009 2:52:56 PM
Sparchange	$25.00	$25.00	8/31/2009 3:17:58 PM
best-generosity-financier	$25.00	$24.74	8/31/2009 4:00:57 PM
21 bids
Borrower Payment Dependent Notes Series 421040
This series of Notes was issued and sold upon the funding of the borrower loan #38329, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction start date:	Aug-19-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-24-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 23.36%	Starting monthly payment:	$94.33
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$93.04

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1989	Debt/Income ratio:	34%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	17y 10m
Amount delinquent:	$0	Revolving credit balance:	$15,660	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	best-dough-prophesy	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off truck
Purpose of loan:
This loan will be used to? Pay off truck????

My financial situation:
I am a good candidate for this loan because?
?I pay my bill on time

Monthly net income: $ 2,350.00

Monthly expenses: $
??Housing: $300?????
??Insurance: $ 100
??Car expenses: $80?
??Utilities: $ 0
??Phone, cable, internet: $ 180
??Food, entertainment: $ 120
??Clothing, household expenses $ 25
??Credit cards and other loans: $ 100
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you describe more about what type of sales you do? Please answer publicly. - ErikB
A: I sell electrical material to electrical contractors. For example, flouresent lamps, wire, light fixtures circuit breakers. (Aug-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tlp43	$25.00	$25.00	8/19/2009 4:18:04 PM
Syzygy	$25.00	$25.00	8/19/2009 4:18:46 PM
honorable-yield	$25.00	$25.00	8/19/2009 4:18:50 PM
AnxiousAirman	$25.00	$25.00	8/19/2009 4:20:21 PM
Artist_Blue	$25.00	$25.00	8/19/2009 4:22:08 PM
GElender	$50.00	$50.00	8/19/2009 4:22:21 PM
02bob	$25.00	$25.00	8/19/2009 4:23:21 PM
don8ter	$25.00	$25.00	8/19/2009 4:23:36 PM
Champpilot	$50.00	$50.00	8/19/2009 4:23:41 PM
zeelender	$25.00	$25.00	8/19/2009 4:24:05 PM
jbarron	$25.00	$25.00	8/19/2009 4:24:45 PM
MrDavid	$25.00	$25.00	8/19/2009 4:25:30 PM
lagnisiruk	$25.00	$21.00	8/19/2009 4:26:33 PM
CarDealer3070	$25.00	$25.00	8/19/2009 4:20:12 PM
TOCPI	$25.00	$25.00	8/19/2009 4:20:34 PM
best-platinum-persimmon	$25.00	$25.00	8/19/2009 4:21:16 PM
skuba	$25.00	$25.00	8/19/2009 4:18:28 PM
Katahdin	$25.00	$25.00	8/19/2009 4:22:30 PM
nodrivelpls	$25.00	$25.00	8/19/2009 4:24:31 PM
Elbanko	$25.00	$25.00	8/19/2009 4:22:32 PM
standanddeliver	$25.00	$25.00	8/19/2009 4:25:11 PM
exact-justice	$25.00	$25.00	8/19/2009 4:25:38 PM
scottr	$25.00	$25.00	8/19/2009 4:25:44 PM
Penny	$50.00	$50.00	8/19/2009 4:25:49 PM
GMPK_TLAS	$45.00	$45.00	8/19/2009 4:23:48 PM
hopethisworks	$50.00	$50.00	8/19/2009 4:24:09 PM
testobsessed	$100.00	$100.00	8/19/2009 4:25:01 PM
wayman	$50.00	$50.00	8/19/2009 4:25:24 PM
b2m80s	$40.00	$40.00	8/19/2009 7:11:55 PM
Bank_Of_XL	$50.00	$50.00	8/20/2009 9:08:04 AM
asdf9876	$50.00	$50.00	8/20/2009 7:05:52 PM
festivecpl	$25.00	$25.00	8/21/2009 10:12:24 AM
joeirps	$25.00	$25.00	8/19/2009 4:18:43 PM
Moron_Buffet	$25.00	$25.00	8/19/2009 4:19:59 PM
Sam65	$25.00	$25.00	8/19/2009 4:20:45 PM
anton	$25.00	$25.00	8/19/2009 4:21:43 PM
head	$25.00	$25.00	8/19/2009 4:21:54 PM
thedreamer	$25.00	$25.00	8/19/2009 4:22:57 PM
money-shaker	$25.00	$25.00	8/19/2009 4:23:02 PM
red-sublime-return	$25.00	$25.00	8/19/2009 4:23:06 PM
Aquani	$50.00	$50.00	8/19/2009 4:23:58 PM
yield-lion	$25.00	$25.00	8/19/2009 4:24:48 PM
VentureExplorer	$25.00	$25.00	8/19/2009 4:24:57 PM
slymoose	$25.00	$25.00	8/19/2009 4:26:17 PM
p2p-allocator	$25.00	$25.00	8/19/2009 4:26:25 PM
figs4u2	$200.00	$200.00	8/19/2009 4:26:29 PM
Cthulu	$25.00	$25.00	8/19/2009 4:18:02 PM
mpactlender	$25.00	$25.00	8/19/2009 4:20:06 PM
pure-deal6	$25.00	$25.00	8/19/2009 4:20:29 PM
cyberie21	$40.00	$40.00	8/19/2009 4:21:59 PM
wampum-proton	$25.00	$25.00	8/19/2009 4:18:30 PM
rmachi	$25.00	$25.00	8/19/2009 4:22:16 PM
SNH	$25.00	$25.00	8/19/2009 4:21:39 PM
keeks	$25.00	$25.00	8/19/2009 4:23:54 PM
mathprof	$25.00	$25.00	8/19/2009 4:22:03 PM
unclejaef	$25.00	$25.00	8/19/2009 4:22:13 PM
orindalender	$25.00	$25.00	8/19/2009 4:24:53 PM
personal-lender	$25.00	$25.00	8/19/2009 4:22:24 PM
incbx	$25.00	$25.00	8/19/2009 4:25:04 PM
TennSquire	$25.00	$25.00	8/19/2009 4:25:15 PM
decisive-capital	$50.00	$50.00	8/19/2009 4:23:11 PM
peb44	$100.00	$100.00	8/19/2009 4:25:18 PM
888168	$25.00	$25.00	8/19/2009 4:23:14 PM
fizwahh	$30.00	$30.00	8/19/2009 4:23:17 PM
crazycool	$35.00	$35.00	8/19/2009 4:23:29 PM
fdsguy	$50.00	$50.00	8/19/2009 4:26:24 PM
interstellar	$50.00	$50.00	8/20/2009 2:04:45 PM
szetheli	$89.00	$89.00	8/20/2009 6:34:03 PM
All_Wins	$25.00	$25.00	8/21/2009 2:29:59 PM
Sol_Invictus	$25.00	$25.00	8/22/2009 6:13:58 PM
dpries123	$25.00	$25.00	8/24/2009 6:03:55 AM
71 bids
Borrower Payment Dependent Notes Series 421100
This series of Notes was issued and sold upon the funding of the borrower loan #38366, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction start date:	Aug-18-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-31-2009

Starting lender yield:	13.02%	Starting borrower rate/APR:	14.02% / 16.18%	Starting monthly payment:	$136.75
Final lender yield:	13.02%	Final borrower rate/APR:	14.02% / 16.18%	Final monthly payment:	$136.75

Auction yield range:	4.23% - 13.02%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2005	Debt/Income ratio:	26%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	6y 0m
Amount delinquent:	$0	Revolving credit balance:	$97	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	AnGeL_LoVeR	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	8 ( 100% )	720-740 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	720-740 (Jun-2008) 700-720 (Feb-2008) 700-720 (Nov-2007) 700-720 (Sep-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	8
Description
Please help! One payment needed
About Me
Fist of all I would like to say that this would be my?third loan through prosper and I have paid?both?previous loans off early and completely, although, this loan may take a little more time to?pay off then my prior smaller loans.?

I am currently employed Full Time at a major Laboratory located in Spokane, WA. I have been employed?with this company for over 5 years.??I was out of work for 8 weeks due to breaking my right arm & hand. I was unable to perform my daily tasks due to the type of casting I was given. In the time I was out of work, I had to obtain a few personal / bank loans just to get by due to not having income for that period of time. My Health Insurance plan is a High Deductable ($1,400) through Premera, so with this injury I have ended up reaching my deductable and quite a lot of Medical bills (The Orthopedic Surgeon is NOT cheap).

I am an honest person and pay my bills on time monthly :)

I would really like the chance to pay off?the Doctors and?the personal loans I have?regrettably accumulated?and turn everything into one monthly affordable payment.

I would also like to mention that my 30th birthday is approaching VERY quickly (August 20th) and I would really like to have a little extra money to do something for myself on my big day :)

I do live with my fianc?, although, I am?only using my income stats.?

Monthly income:$2,100 (Using only my income)?
Housing: $ 693 (includes mortgage, tax?and home owners insurance)??
Insurance: $?60 (auto)??
Car expenses: $ 70 (gas and misc. /no car payment)??
Utilities: $?155 (comfort level billing)??
Phone, cable, internet: $?120?
Food, entertainment: $? 200??
Clothing, household expenses $ 150?
Credit / Personal Loans / Health: $?300?

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

sharp-credit	$25.00	$25.00	8/18/2009 4:16:48 PM
M_V	$100.00	$100.00	8/18/2009 4:21:13 PM
ujiba	$25.00	$25.00	8/18/2009 4:30:56 PM
JustMee	$25.00	$25.00	8/18/2009 6:07:23 PM
dukem	$50.00	$50.00	8/19/2009 10:06:38 PM
investorrr	$25.00	$25.00	8/23/2009 10:37:21 PM
power-expert	$25.00	$25.00	8/24/2009 12:49:20 PM
coin-lender77	$50.00	$50.00	8/24/2009 12:29:14 PM
littleolme	$25.00	$25.00	8/24/2009 1:03:38 PM
ExcellentGreen	$25.00	$25.00	8/25/2009 10:00:14 PM
liberty-equilibrium	$90.00	$90.00	8/26/2009 10:06:04 AM
quintilian	$50.00	$50.00	8/26/2009 3:47:14 PM
grammaspurse	$50.00	$50.00	8/26/2009 9:37:59 PM
HQLender06851	$25.00	$25.00	8/27/2009 2:37:41 PM
Ven58	$25.00	$25.00	8/27/2009 4:05:26 PM
theaterguy	$25.00	$25.00	8/27/2009 4:08:21 PM
edsmoney	$100.00	$100.00	8/28/2009 10:16:32 AM
spudbeach	$59.01	$59.01	8/27/2009 10:54:18 PM
Dan12781	$25.00	$25.00	8/28/2009 6:03:19 AM
brinabonzo	$25.00	$25.00	8/28/2009 10:38:27 AM
Kelor99	$25.00	$25.00	8/28/2009 5:06:58 PM
curious166	$100.00	$100.00	8/28/2009 5:08:55 PM
850	$200.00	$200.00	8/28/2009 10:17:40 PM
MJFinancial	$50.00	$50.00	8/30/2009 5:28:18 PM
socialinvestment	$25.00	$25.00	8/30/2009 11:57:57 PM
BuffetRocks	$150.00	$150.00	8/31/2009 12:42:25 AM
BoughtTheFarm	$25.00	$25.00	8/31/2009 12:10:36 AM
CommerciaLender	$25.00	$25.00	8/31/2009 7:46:11 AM
minista	$25.00	$25.00	8/30/2009 11:25:21 PM
Kessler	$25.00	$25.00	8/31/2009 9:30:52 AM
sharp-credit	$100.00	$100.00	8/31/2009 4:07:01 PM
Lender12	$57.30	$57.30	8/31/2009 4:11:14 PM
bhargapa	$250.00	$250.00	8/31/2009 4:31:17 PM
scredneck	$50.00	$50.00	8/31/2009 4:42:02 PM
Stavros	$30.00	$30.00	8/18/2009 4:22:31 PM
jns48	$25.00	$25.00	8/18/2009 4:22:44 PM
shag2	$25.00	$25.00	8/18/2009 4:31:08 PM
frugalinvestor20	$25.00	$25.00	8/18/2009 7:17:50 PM
mamayama	$100.00	$100.00	8/18/2009 9:42:50 PM
Halos2002	$25.00	$25.00	8/19/2009 9:40:10 AM
SV-AZ	$25.00	$25.00	8/19/2009 11:39:36 AM
MidnightBank	$25.00	$25.00	8/20/2009 4:28:30 PM
mattlo	$25.00	$25.00	8/20/2009 10:27:44 PM
RSV	$25.00	$25.00	8/21/2009 4:33:39 PM
porwestco	$25.00	$25.00	8/24/2009 7:46:14 AM
browneyegravy	$25.00	$25.00	8/24/2009 11:32:17 AM
cippy	$100.00	$100.00	8/24/2009 11:40:52 AM
Syzygy	$25.00	$25.00	8/24/2009 2:22:17 PM
Unitas4302	$75.00	$75.00	8/24/2009 8:41:01 PM
tdtacke13	$25.00	$25.00	8/25/2009 7:12:22 AM
enriching-payout	$25.00	$25.00	8/25/2009 10:07:36 AM
TreesBumpsJumps17	$25.00	$25.00	8/25/2009 11:57:39 AM
KramericaIndustries	$25.00	$25.00	8/25/2009 12:51:42 PM
McGrufus	$51.00	$51.00	8/25/2009 6:46:26 PM
aganippe	$50.00	$50.00	8/25/2009 11:06:45 PM
Jinja	$30.00	$30.00	8/26/2009 3:25:56 PM
moneyismyfriend	$50.00	$50.00	8/26/2009 6:02:27 PM
PalmTreeIsland	$50.00	$50.00	8/26/2009 4:38:22 PM
astro128	$25.00	$25.00	8/27/2009 8:11:13 AM
phaded	$25.00	$25.00	8/27/2009 9:42:22 AM
festivecpl	$25.00	$25.00	8/27/2009 2:59:02 PM
wdjnm	$100.00	$100.00	8/27/2009 4:42:50 PM
CallMeBen	$25.00	$25.00	8/28/2009 7:35:45 AM
sshgfwb	$25.00	$25.00	8/28/2009 11:48:53 AM
jonn834	$50.00	$50.00	8/28/2009 4:39:18 PM
nimble-revenue	$50.00	$50.00	8/28/2009 4:27:40 PM
freetolive	$25.00	$25.00	8/28/2009 9:01:52 PM
calm-p2ploan	$25.00	$25.00	8/28/2009 10:20:27 PM
tracyjo	$25.00	$25.00	8/28/2009 9:09:35 PM
FredHead3	$25.00	$25.00	8/29/2009 9:57:54 AM
A007	$50.00	$4.09	8/29/2009 8:55:52 AM
LibbyZ	$50.00	$50.00	8/30/2009 8:30:23 AM
CommerciaLender	$25.00	$25.00	8/30/2009 4:42:43 PM
Washington_Loan	$25.00	$25.00	8/30/2009 11:21:27 AM
Imaginos1892	$100.00	$100.00	8/30/2009 8:53:12 PM
Ven58	$25.00	$25.00	8/31/2009 12:10:47 AM
73Darin	$25.00	$25.00	8/31/2009 7:07:29 AM
mcabery	$150.00	$150.00	8/30/2009 11:21:17 PM
dorypro	$25.00	$25.00	8/31/2009 8:19:50 AM
zxr	$50.00	$50.00	8/31/2009 7:57:56 AM
InvestForWealth	$25.00	$25.00	8/31/2009 1:32:59 PM
relentless-finance	$25.00	$25.00	8/31/2009 12:36:34 PM
BuildingBestLife	$25.00	$25.00	8/31/2009 3:12:42 PM
us957165	$25.00	$25.00	8/31/2009 4:18:14 PM
SwiDaddy	$25.00	$25.00	8/31/2009 4:34:30 PM
Hutpit	$28.60	$28.60	8/31/2009 4:11:47 PM
chrisb4745	$25.00	$25.00	8/31/2009 4:22:33 PM
jetblack	$50.00	$50.00	8/31/2009 4:14:02 PM
88 bids
Borrower Payment Dependent Notes Series 421150
This series of Notes was issued and sold upon the funding of the borrower loan #38359, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-20-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-28-2009

Starting lender yield:	20.11%	Starting borrower rate/APR:	21.11% / 24.92%	Starting monthly payment:	$37.73
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 24.81%	Final monthly payment:	$37.68

Auction yield range:	8.23% - 20.11%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2001	Debt/Income ratio:	23%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	6y 5m
Amount delinquent:	$0	Revolving credit balance:	$17,273	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	short-termneed669	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	640-660 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	640-660 (Aug-2008)
Principal balance:	$1,499.92	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Help with auto repair
Purpose of loan:
This loan will be used to make?a?fairly major?repair on my vehicle. I need to replace my?rear control arm on the front passenger side.? I am asking for this loan in order to be pro-active on the car repair and avoid further repair/damage.

My financial situation:
I am a good candidate for this loan because I have a good track record for repaying debt. I have paid off several student loans, two car loans and I am?in the process of?repaying my?last Prosper loan. With my recent raise I should be able to accelerate payments on my debt in the next months. Due to some unexpected expenses this summer I have not yet been able to build up my emergency savings?with this recent raise to?cover this auto repair.?I also have a great track record of timely payments have never been delinquent on payments. I am dilgently working to repay my credit cards?that have some high balances?and have even closed some accounts, which is why I am asking for this loan as I want to avoid incurring any additional high interest?credit card debt.

I hope you can help me out.

Monthly net income: $ 2640
Monthly expenses: $2346
??Housing: $894? (mortgage + condo fees)
??Insurance: $50
??Car expenses: $100 (gas & insurance)
??Utilities: $55?
??Phone, cable, internet: $40
??Food, entertainment: $200
??Clothing, household expenses $50
??Credit cards and other loans: $887 (credit cards & student?loan)
??Current?Prosper loan: $70
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Rockymtnhi	$48.00	$48.00	8/20/2009 3:44:45 PM
rate-mogul	$25.00	$25.00	8/21/2009 4:03:20 PM
macbeck22	$50.00	$50.00	8/22/2009 7:26:13 AM
Bank_Of_XL	$100.00	$100.00	8/23/2009 8:01:11 AM
kinetic-social	$25.00	$25.00	8/24/2009 4:57:38 PM
plbquic	$25.00	$25.00	8/25/2009 12:14:55 PM
Madron	$25.00	$25.00	8/26/2009 1:53:50 PM
Capital_Infusion	$25.00	$25.00	8/26/2009 8:05:52 PM
Unitas4302	$29.76	$29.76	8/27/2009 5:40:10 AM
gm93001	$100.00	$100.00	8/27/2009 10:22:01 AM
BSr	$25.00	$25.00	8/28/2009 4:17:13 AM
niss615	$100.00	$100.00	8/28/2009 12:07:22 PM
hellasow	$25.00	$25.00	8/22/2009 10:20:48 AM
festivecpl	$25.00	$25.00	8/23/2009 3:02:37 PM
the-profit-oracle	$25.00	$25.00	8/23/2009 10:04:58 PM
Syzygy	$25.00	$25.00	8/24/2009 2:23:28 PM
Bender	$29.52	$29.52	8/24/2009 10:27:25 AM
mercuriant	$25.00	$25.00	8/24/2009 10:27:39 AM
dpries123	$25.00	$25.00	8/26/2009 1:32:50 PM
Credit2Prosper	$25.00	$25.00	8/26/2009 8:08:41 PM
jeffe43	$50.00	$50.00	8/27/2009 4:52:42 PM
twjh	$25.00	$25.00	8/27/2009 5:46:21 PM
LeoBUSIIT	$25.00	$25.00	8/28/2009 11:32:22 AM
natejx	$25.00	$17.72	8/28/2009 12:10:46 PM
CPAecs	$25.00	$25.00	8/28/2009 12:17:34 PM
IPG1	$25.00	$25.00	8/28/2009 5:05:56 PM
building_community	$25.00	$25.00	8/28/2009 7:26:21 PM
moo916	$25.00	$25.00	8/28/2009 10:01:59 PM
28 bids
Borrower Payment Dependent Notes Series 419633
This series of Notes was issued and sold upon the funding of the borrower loan #38354, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,000.00	Prosper Rating:	D	Auction start date:	Aug-07-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-21-2009

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$388.40
Final lender yield:	30.27%	Final borrower rate/APR:	31.27% / 33.67%	Final monthly payment:	$388.35

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1993	Debt/Income ratio:	8%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	16y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	19	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Vince4334	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	720-740 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	680-700 (Mar-2008)
Principal balance:	$5,737.44	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Loan to consolidate bills
Purpose of loan:
This loan will be used to consolidate and pay?outstanding medical bills.?

My financial situation:
I am a good candidate for this loan because I make an excellent salary and don't have any major financial obligations.?I?make $100k?per year. Monthly net income: $5,000.? I have an existing Prosper loan that I have been paying off in a timely manner for over a year now (never missed a payment, never late either).

Monthly expenses: $
??Housing: $1,300
??Insurance:?$200?(health and life insurance)
??Car expenses: $480 (including insurance and gas)
??Utilities: $150
??Phone, cable, internet: $200
??Food, entertainment: $500
??Clothing, household expenses $200
??Credit cards and other loans: $1200?
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How do you explain your 19 delinquincies in the last 7 years? - tender-deal
A: My wife became ill and needed to stop working, causing our income to be cut in half unexpectedly. The delinquencies are a result of following the (very bad) advice of a debt consolidation company. Those debts have all be resolved for some time, as reflected in my current credit score. Thank you. (Aug-19-2009)
Q: Is any of this loan going towards your first loan? If this loan is fully funded how is a 30+% interest rate going to help? - bstlndlrd207
A: This loan is NOT going towards the first one. I have medical bills to pay and a loan at 30% interest is better than any risk to my credit score if I dont pay the medical bills off soon. The 30% is not really an option; I tried for lower and was not fully-funded. Prosper says my best chance at receiving a fully-funded loan is at 30% and not lower. (Aug-21-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

decisive-capital	$30.00	$30.00	8/7/2009 4:10:43 PM
gilbow	$25.00	$25.00	8/7/2009 4:09:40 PM
anton	$25.00	$25.00	8/7/2009 4:10:55 PM
Mantis75	$25.00	$25.00	8/7/2009 4:10:22 PM
darylc	$35.00	$35.00	8/7/2009 4:18:00 PM
SNH	$25.00	$25.00	8/7/2009 4:10:58 PM
thedreamer	$25.00	$25.00	8/8/2009 8:10:39 AM
schnatty	$25.00	$25.00	8/10/2009 5:15:33 AM
ChrisTJ	$25.00	$25.00	8/10/2009 10:21:16 AM
mrbill5548	$25.00	$25.00	8/10/2009 8:01:26 PM
skro	$25.00	$25.00	8/11/2009 10:15:28 AM
MicroPod	$25.00	$25.00	8/11/2009 2:40:46 PM
zeelender	$25.00	$25.00	8/12/2009 4:38:20 PM
wampum-proton	$25.00	$25.00	8/12/2009 9:45:27 PM
delivery	$25.00	$25.00	8/12/2009 10:50:23 PM
natecam	$25.00	$25.00	8/13/2009 3:55:53 PM
sk8ndive	$25.00	$25.00	8/13/2009 5:05:38 PM
joeirps	$25.00	$25.00	8/14/2009 2:52:17 AM
LAM26	$25.00	$25.00	8/14/2009 9:36:45 AM
willingnjc	$25.00	$25.00	8/14/2009 1:31:59 PM
honorable-yield	$25.00	$25.00	8/14/2009 11:06:10 AM
mydreamsagain	$25.00	$25.00	8/17/2009 9:15:57 PM
personal-lender	$25.00	$25.00	8/17/2009 9:25:26 PM
fareast_man	$25.00	$25.00	8/17/2009 9:26:20 PM
TrustinOthers	$25.00	$25.00	8/17/2009 9:26:12 PM
YoungSuccessLLC	$25.00	$25.00	8/17/2009 9:26:25 PM
mwl	$25.00	$25.00	8/17/2009 11:09:57 PM
barkochva	$25.00	$25.00	8/18/2009 12:34:38 PM
LibbyZ	$50.00	$50.00	8/18/2009 4:25:53 PM
euphoria8	$25.00	$25.00	8/18/2009 6:55:57 PM
PotBellyPete	$25.00	$25.00	8/19/2009 7:26:10 AM
Kaj	$25.00	$25.00	8/19/2009 7:37:20 AM
Ballybay	$75.00	$75.00	8/19/2009 12:37:55 PM
mtp	$50.00	$50.00	8/19/2009 1:18:07 PM
csarradio	$25.00	$25.00	8/19/2009 3:09:27 PM
unclejaef	$25.00	$25.00	8/19/2009 3:13:19 PM
loan-master996	$26.71	$26.71	8/19/2009 3:54:06 PM
browneyegravy	$25.00	$25.00	8/19/2009 3:14:11 PM
jdc10128	$25.00	$25.00	8/19/2009 3:15:00 PM
mdf	$48.29	$48.29	8/19/2009 3:23:49 PM
hc90474	$25.00	$25.00	8/19/2009 4:57:25 PM
puifais	$25.00	$25.00	8/19/2009 5:07:25 PM
Moron_Buffet	$25.00	$25.00	8/19/2009 6:57:26 PM
pfenness	$25.00	$25.00	8/19/2009 8:27:19 PM
LBOregon	$25.00	$25.00	8/19/2009 10:57:20 PM
head	$25.00	$25.00	8/19/2009 10:32:17 PM
tender-deal	$50.00	$50.00	8/19/2009 11:09:28 PM
compsciman	$50.00	$50.00	8/19/2009 10:57:30 PM
HunterSix	$25.00	$25.00	8/20/2009 8:07:52 AM
majorf2136	$25.00	$25.00	8/20/2009 8:24:11 AM
p2p-allocator	$25.00	$25.00	8/20/2009 8:47:43 AM
Gross_Income	$33.19	$33.19	8/20/2009 10:22:21 AM
pani5ue	$25.00	$25.00	8/20/2009 8:37:33 AM
KiwiElf	$43.88	$43.88	8/20/2009 11:38:39 AM
draggon77	$25.00	$25.00	8/20/2009 1:42:26 PM
Halos2002	$25.00	$25.00	8/20/2009 12:37:28 PM
HalfDayz	$50.00	$50.00	8/20/2009 1:27:39 PM
dt2812	$25.00	$25.00	8/20/2009 4:18:09 PM
Trojan1976	$25.00	$25.00	8/20/2009 4:20:21 PM
gustavzantanon	$35.99	$35.99	8/20/2009 4:20:25 PM
windfall46	$25.00	$25.00	8/20/2009 4:20:36 PM
grf1945	$25.00	$25.00	8/20/2009 4:20:41 PM
igotmoney	$25.00	$25.00	8/20/2009 4:20:45 PM
RusRobo	$25.00	$25.00	8/20/2009 4:20:48 PM
capital-web193	$25.00	$25.00	8/20/2009 4:21:36 PM
money-expert	$25.00	$25.00	8/20/2009 4:21:38 PM
LarWit1512	$25.00	$25.00	8/20/2009 4:21:58 PM
money-shaker	$25.00	$25.00	8/20/2009 4:22:41 PM
SpareChangeHero	$25.00	$25.00	8/20/2009 4:23:51 PM
Fernpatch_autoshop	$25.00	$25.00	8/20/2009 4:23:53 PM
asmithj	$25.00	$25.00	8/20/2009 4:24:04 PM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:52:37 PM
sjev	$25.00	$25.00	8/20/2009 4:25:10 PM
Aquafina24Ounce	$25.00	$25.00	8/20/2009 4:26:03 PM
Najaca	$25.00	$25.00	8/20/2009 4:18:49 PM
TheColoradoDon	$25.00	$25.00	8/20/2009 4:19:02 PM
amijo	$25.00	$25.00	8/20/2009 4:19:40 PM
andycheb	$25.00	$25.00	8/20/2009 4:20:02 PM
lostontheedge	$25.00	$25.00	8/20/2009 4:20:17 PM
econman1	$25.00	$25.00	8/20/2009 4:20:06 PM
bdruss	$25.00	$25.00	8/20/2009 4:20:33 PM
fund-virtuoso	$25.00	$25.00	8/20/2009 4:20:28 PM
lcole32	$25.00	$25.00	8/20/2009 4:20:38 PM
satanichammy	$25.00	$25.00	8/20/2009 4:20:42 PM
festeringsnot	$25.00	$25.00	8/20/2009 4:20:47 PM
tspyz	$25.00	$25.00	8/20/2009 4:20:49 PM
johnayan	$25.00	$25.00	8/20/2009 4:20:53 PM
TPSB	$50.00	$50.00	8/20/2009 4:20:56 PM
ouyangers	$25.00	$25.00	8/20/2009 4:21:01 PM
tac690	$25.00	$25.00	8/20/2009 4:21:01 PM
friendlyviking	$50.00	$50.00	8/20/2009 4:21:04 PM
p2ploan-lion	$25.00	$25.00	8/20/2009 4:21:14 PM
andrewnar	$25.00	$25.00	8/20/2009 4:21:08 PM
xyzlmno	$25.00	$25.00	8/20/2009 4:21:17 PM
SelectTrustLending	$25.00	$25.00	8/20/2009 4:21:10 PM
gizzywump	$25.00	$25.00	8/20/2009 4:21:41 PM
ctgscott	$25.00	$25.00	8/20/2009 4:21:12 PM
Apex-Lender	$25.00	$25.00	8/20/2009 4:22:17 PM
Isotope	$25.00	$25.00	8/20/2009 4:21:30 PM
dough-bear	$50.00	$50.00	8/20/2009 4:21:39 PM
bulabula	$25.00	$25.00	8/20/2009 4:21:43 PM
dokiya777	$25.00	$25.00	8/20/2009 4:21:54 PM
rmachi	$25.00	$25.00	8/20/2009 4:22:42 PM
zigzagz03	$25.00	$25.00	8/20/2009 4:25:45 PM
inkplj	$40.00	$40.00	8/20/2009 4:26:01 PM
rhin0cerx	$50.00	$50.00	8/20/2009 4:24:31 PM
dashawn	$25.00	$25.00	8/20/2009 7:02:39 PM
Tauri	$30.00	$30.00	8/20/2009 4:25:26 PM
kjsfld	$25.00	$25.00	8/20/2009 5:32:16 PM
Guerrilla_Man	$25.00	$25.00	8/20/2009 5:47:24 PM
aldeed	$88.68	$88.68	8/20/2009 6:23:19 PM
WorldlyWorker	$25.00	$25.00	8/20/2009 10:07:45 PM
MrRooster101	$54.93	$54.93	8/20/2009 6:32:03 PM
maga	$50.00	$50.00	8/20/2009 6:59:46 PM
Hambone1111	$25.00	$25.00	8/20/2009 7:12:43 PM
Galdis	$25.00	$25.00	8/21/2009 7:08:50 AM
chaachie12	$29.47	$29.47	8/20/2009 8:37:46 PM
codyrun	$25.00	$25.00	8/21/2009 8:42:22 AM
lagnisiruk	$25.00	$25.00	8/21/2009 8:47:19 AM
divedude	$25.00	$25.00	8/21/2009 9:33:27 AM
porkhelmet	$25.00	$25.00	8/21/2009 6:12:15 AM
spiff666	$25.00	$25.00	8/21/2009 6:59:53 AM
spsavage	$25.00	$25.00	8/21/2009 9:32:37 AM
wowlender	$25.00	$25.00	8/21/2009 11:44:28 AM
star7705	$25.00	$25.00	8/21/2009 10:48:31 AM
quest0	$25.00	$25.00	8/21/2009 3:17:11 PM
able2help	$25.00	$25.00	8/21/2009 1:12:56 PM
b-rent	$25.00	$25.00	8/21/2009 12:58:08 PM
bstlndlrd207	$110.00	$110.00	8/21/2009 2:52:06 PM
lawyervon	$25.00	$25.00	8/21/2009 3:17:18 PM
kinetic-social	$25.00	$25.00	8/21/2009 3:51:40 PM
UCLA4life	$25.00	$25.00	8/7/2009 4:12:10 PM
secobarbital	$25.00	$25.00	8/7/2009 4:08:55 PM
Raetha	$25.00	$25.00	8/7/2009 8:50:33 PM
fortytwo	$25.00	$25.00	8/8/2009 10:15:11 PM
seisen	$50.00	$50.00	8/10/2009 1:02:17 PM
brmar	$25.00	$25.00	8/12/2009 4:39:55 PM
mathprof	$25.00	$25.00	8/12/2009 4:37:42 PM
FeedTheMachine	$150.00	$150.00	8/14/2009 6:11:41 AM
slcchad	$25.00	$25.00	8/14/2009 3:30:43 PM
mrzz	$25.00	$25.00	8/16/2009 11:00:37 AM
Papa_Mema	$50.00	$50.00	8/16/2009 2:21:35 PM
rdecartus	$25.00	$25.00	8/17/2009 10:27:42 AM
NATIVEBORN	$25.00	$25.00	8/17/2009 10:32:47 AM
whatknows	$25.00	$25.00	8/17/2009 9:15:49 PM
redbomb5	$25.00	$25.00	8/17/2009 9:24:48 PM
Artist_Blue	$25.00	$25.00	8/17/2009 9:25:27 PM
GElender	$25.00	$25.00	8/17/2009 9:25:25 PM
greenwell	$25.00	$25.00	8/17/2009 9:26:21 PM
DER	$100.00	$100.00	8/17/2009 9:26:46 PM
108lender	$36.29	$36.29	8/18/2009 12:55:53 PM
equitylender	$60.00	$60.00	8/18/2009 6:47:07 PM
kyxysyx	$30.95	$30.95	8/18/2009 7:50:31 PM
dfl	$50.00	$50.00	8/19/2009 7:25:16 AM
j-lender	$25.00	$25.00	8/19/2009 8:22:47 AM
irrelevant	$25.00	$25.00	8/19/2009 12:26:50 PM
maverickfella	$25.00	$25.00	8/19/2009 3:39:55 PM
Toby1montana	$25.00	$25.00	8/19/2009 3:12:16 PM
restech	$25.00	$25.00	8/19/2009 3:13:30 PM
yarg	$25.00	$25.00	8/19/2009 3:14:40 PM
TNPCapital	$25.00	$25.00	8/19/2009 3:26:51 PM
Katahdin	$25.00	$25.00	8/19/2009 10:57:25 PM
oldmora	$25.00	$25.00	8/20/2009 6:07:44 AM
heavy_ax	$25.00	$25.00	8/19/2009 10:57:31 PM
jstefans	$25.00	$25.00	8/20/2009 7:57:33 AM
moopi	$25.00	$25.00	8/20/2009 7:27:40 AM
Slowtype	$40.80	$40.80	8/20/2009 11:57:32 AM
mirolender	$25.00	$25.00	8/20/2009 1:27:43 PM
scott1058	$46.17	$46.17	8/20/2009 2:28:49 PM
nicklds	$25.00	$25.00	8/20/2009 4:19:18 PM
wicker1	$25.00	$25.00	8/20/2009 4:20:40 PM
PatRichi	$25.00	$25.00	8/20/2009 4:20:44 PM
diverse2	$25.00	$25.00	8/20/2009 4:20:46 PM
nellaelyob	$25.00	$25.00	8/20/2009 4:21:09 PM
BankOfThomas	$128.70	$128.70	8/20/2009 4:21:37 PM
Rule62	$25.00	$25.00	8/20/2009 4:22:15 PM
MAYBROOK	$25.00	$25.00	8/20/2009 4:22:47 PM
shopzone	$50.00	$50.00	8/20/2009 4:23:02 PM
b2m80s	$25.00	$25.00	8/20/2009 4:23:23 PM
HH123	$25.00	$25.00	8/20/2009 4:24:10 PM
aFro	$25.00	$25.00	8/20/2009 4:26:02 PM
Credit2Prosper	$25.00	$25.00	8/20/2009 4:28:02 PM
salala	$25.00	$25.00	8/20/2009 4:19:06 PM
omerta6102	$50.00	$50.00	8/20/2009 4:19:53 PM
TEAM-Jasper	$50.00	$50.00	8/20/2009 4:20:16 PM
showmestatekid	$25.00	$25.00	8/20/2009 4:20:04 PM
slojudy	$25.00	$25.00	8/20/2009 4:20:20 PM
kscc183	$25.00	$25.00	8/20/2009 4:20:35 PM
loanstarst8	$25.00	$25.00	8/20/2009 4:20:31 PM
joseapg	$25.00	$25.00	8/20/2009 4:20:35 PM
Emberfox	$25.00	$25.00	8/20/2009 4:52:16 PM
jldallover	$25.00	$25.00	8/20/2009 4:20:48 PM
ayerobbie	$25.00	$25.00	8/20/2009 4:20:51 PM
Microfinancer	$25.00	$25.00	8/20/2009 4:20:50 PM
leftcoast52	$25.00	$25.00	8/20/2009 4:21:02 PM
karpman3	$50.00	$50.00	8/20/2009 4:21:06 PM
cyberie21	$30.00	$30.00	8/20/2009 4:21:03 PM
mjjjrj	$25.00	$25.00	8/20/2009 5:13:07 PM
catomaior	$25.00	$25.00	8/20/2009 4:21:13 PM
lending_pugs	$25.00	$25.00	8/20/2009 4:21:16 PM
businessguy29	$25.00	$25.00	8/20/2009 4:21:19 PM
msg500wave	$50.00	$50.00	8/20/2009 4:21:20 PM
Rogelio48	$25.00	$25.00	8/20/2009 4:22:19 PM
red-sublime-return	$25.00	$25.00	8/20/2009 4:22:44 PM
inforapenny	$25.00	$25.00	8/20/2009 5:22:19 PM
wise-silver-wonder	$25.00	$25.00	8/20/2009 4:21:42 PM
Elbanko	$25.00	$25.00	8/20/2009 4:22:21 PM
gotchai	$25.00	$25.00	8/20/2009 4:24:27 PM
YogaDude34	$25.00	$25.00	8/20/2009 4:25:36 PM
cemseller	$25.00	$25.00	8/20/2009 4:24:05 PM
xzec777	$25.00	$25.00	8/20/2009 4:24:09 PM
CSIGuy	$25.00	$25.00	8/20/2009 4:24:11 PM
zrohmm	$25.00	$25.00	8/20/2009 4:24:16 PM
kubien	$25.00	$25.00	8/20/2009 4:26:39 PM
gravbox	$25.00	$25.00	8/20/2009 4:28:06 PM
money-vista	$25.00	$25.00	8/20/2009 7:42:31 PM
Sykes66	$25.00	$25.00	8/20/2009 4:32:54 PM
aloantime07	$25.00	$25.00	8/20/2009 5:19:09 PM
Rosencranz	$25.00	$25.00	8/20/2009 5:32:20 PM
best-generosity-financier	$25.00	$25.00	8/21/2009 12:18:43 AM
Georgetastic	$25.00	$25.00	8/20/2009 6:47:21 PM
wealthstar	$25.00	$25.00	8/21/2009 9:33:45 AM
ajk_blue	$25.00	$25.00	8/21/2009 9:34:09 AM
jblack01	$25.00	$25.00	8/20/2009 11:57:14 PM
Credit2Prosper	$173.00	$173.00	8/21/2009 5:16:04 AM
planetibet	$50.00	$50.00	8/21/2009 6:35:12 AM
strutter	$25.00	$25.00	8/21/2009 6:44:20 AM
EEasyMoney	$25.00	$25.00	8/21/2009 7:12:44 AM
TH99	$25.00	$25.00	8/21/2009 11:33:32 AM
best-generosity-financier	$100.00	$100.00	8/21/2009 11:43:32 AM
NoMoreDebt4Me	$25.00	$25.00	8/21/2009 9:33:18 AM
Schmendrick	$50.00	$50.00	8/21/2009 12:15:58 PM
derec	$25.00	$25.00	8/21/2009 11:07:17 AM
palpbert	$25.00	$25.00	8/21/2009 11:18:22 AM
Katieo	$25.00	$25.00	8/21/2009 11:33:27 AM
wbahl	$25.00	$25.00	8/21/2009 11:43:55 AM
best-generosity-financier	$254.45	$254.45	8/21/2009 11:44:15 AM
malcolmreynolds	$50.00	$50.00	8/21/2009 3:29:24 PM
Leshan	$50.00	$50.00	8/21/2009 12:34:17 PM
All_Wins	$25.00	$25.00	8/21/2009 2:41:41 PM
secretidentity	$25.00	$25.00	8/21/2009 3:32:13 PM
IM-SHARKY	$1,300.00	$1,243.50	8/21/2009 3:53:33 PM
242 bids
Borrower Payment Dependent Notes Series 419685
This series of Notes was issued and sold upon the funding of the borrower loan #38357, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-24-2009

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$82.11
Final lender yield:	22.55%	Final borrower rate/APR:	23.55% / 25.84%	Final monthly payment:	$77.99

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.55%
Lender servicing fee:	1.00%	Estimated return:	12.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-2006	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	14	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$1,641	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	34%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	joedonbaker	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Forklift Job Training, OSHA Cert.
Purpose of loan:

????This loan will finance the 3,000 dollar tuition I need to complete training that will license me to operate Sit-down propane and electric forklifts, Stand-up narrow isle picker trucks and Order-picker trucks while getting my three year? OSHA certification to operate said vehicles.? This course is administered by the All-State Commercial Driving School in Shelton, CT that also provides job placement services to it?s graduates.
????I feel that I am a good candidate for this loan because my? monthly rent is manageable (470.00) and my living expenses are practically nil.? I receive a small monthly stipend from my extended family? but I am eager to find real work and? pay my own way through school.? I worked in the trades after high school, mostly carpentry and construction, and was luck enough to be accepted into college when I was 25. I've had to take some loans out to pay for but I want to get them befor ethey get me..??? I am a Junior in college in New York City, attending the? New School,? I am twenty six years old and I need to expand my skill set in order to finance the rest of my education.? I currently live in the warehouse district of Brooklyn? where forklift? jobs? abound for those who are qualified.? It?s a vocation I admire and with my degree I am supremely confident that I will be employable after I graduate,? given our current economy I?m not so sure that very many other Liberal Arts majors can say that or be willing to cushion their future plans as prudently as I already am.
????I?ve lent? money through prosper before and I?m just hoping the old karma boomerang might come back on this one.

Thanks!

Monthly net income: $ 750.00-800.00

??Insurance: $ 0.00
??Car expenses: $ 0.00
??Utilities: $ 0.00
??Phone, cable, internet: $ 20.00
??Food, entertainment: $ .00
??Clothing, household expenses $200.00
??Credit cards and other loans: $ 50.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, how do you plan to pay interest on this debt while you are in school. - SweetHomeChicago
A: I plan to have this loan paid off in 12 months, I have a part time job lined up for fall and a class schedule that flexible enough to allow for full time work after my certification is complete and the 90 per month payment is within my budget.. I have some assets that could be liquidated and cover 75% of this debt. It is my intent to improve my credit standing by repaying this debt as quickly as possible. (Aug-18-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

andrelaplume	$50.00	$50.00	8/16/2009 9:38:33 AM
USFoundation	$25.00	$25.00	8/22/2009 11:53:42 AM
Debby	$50.00	$50.00	8/23/2009 9:05:41 PM
zztopdog	$25.00	$25.00	8/24/2009 8:41:58 AM
keeper24	$25.00	$25.00	8/24/2009 6:55:40 AM
emitt3140	$30.83	$30.83	8/24/2009 7:39:48 AM
jsnryn	$25.00	$25.00	8/24/2009 9:44:23 AM
Print88	$100.00	$100.00	8/22/2009 3:04:07 PM
division177	$25.00	$25.00	8/24/2009 9:50:55 AM
IM-SHARKY	$1,644.00	$1,489.17	8/24/2009 6:39:15 AM
bitano	$50.00	$50.00	8/24/2009 6:47:46 AM
Taho	$50.00	$50.00	8/24/2009 6:45:00 AM
doctorgrab	$30.00	$30.00	8/24/2009 7:52:46 AM
oxnard	$25.00	$25.00	8/24/2009 9:38:47 AM
14 bids
Borrower Payment Dependent Notes Series 420019
This series of Notes was issued and sold upon the funding of the borrower loan #38350, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	B	Auction start date:	Aug-10-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-24-2009

Starting lender yield:	14.16%	Starting borrower rate/APR:	15.16% / 17.33%	Starting monthly payment:	$347.44
Final lender yield:	14.00%	Final borrower rate/APR:	15.00% / 17.17%	Final monthly payment:	$346.65

Auction yield range:	6.23% - 14.16%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1994	Debt/Income ratio:	22%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$16,859	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	56%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Cluvnupe06	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investing in my Ardyss Business
Purpose of loan:
This loan will be used to?
Start up a mall kiosk, and buy materials for sales and marketing of my Ardyss Body Magic Store.? This business is rapidly expanding and this will allow me to grow my business exponentially!!!
My financial situation:
I am a good candidate for this loan because I am a prosper lender with over?45 loans that are current.? I have a very well paying Job making well over 100 grand and I am more than capable of repaying this loan early if necessary!!!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: can you please share the current financial situation on the business? What is the current revenue? What kind of return and pay back period are you looking at if this loan is created? Please answer publicly. - usd1027
A: This business is a very Lucrative Business. The start up money will be used to rent a Kiosk in a very popular mall here in North Ga. This will give us maximum exposure to a market that is badly in need of our reshaping and nutritional products. The Parent company has been in business for 20 years, and as a result of their launch in the US 2 years ago their revenue has skyrocketed (even in this recession), netting upwards of 9 million a month. We will likely pay back early... (Aug-15-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fizwahh	$30.00	$30.00	8/10/2009 10:05:32 AM
mathprof	$25.00	$25.00	8/10/2009 10:05:52 AM
SNH	$25.00	$25.00	8/10/2009 10:06:03 AM
888168	$25.00	$25.00	8/10/2009 10:05:13 AM
cyberie21	$40.00	$40.00	8/10/2009 10:05:24 AM
anton	$25.00	$25.00	8/10/2009 10:06:26 AM
crazycool	$35.00	$35.00	8/10/2009 10:05:43 AM
don8ter	$25.00	$25.00	8/10/2009 10:06:35 AM
puifais	$25.00	$25.00	8/10/2009 10:06:12 AM
PHI4308	$25.00	$25.00	8/10/2009 10:06:53 AM
Aquani	$50.00	$50.00	8/10/2009 10:07:02 AM
zeelender	$25.00	$25.00	8/10/2009 10:07:07 AM
personal-lender	$25.00	$25.00	8/10/2009 10:09:57 AM
testobsessed	$100.00	$100.00	8/10/2009 10:10:33 AM
fireboss	$100.00	$100.00	8/10/2009 10:10:48 AM
incbx	$25.00	$25.00	8/10/2009 10:10:55 AM
the-profit-oracle	$25.00	$25.00	8/10/2009 10:11:00 AM
02bob	$25.00	$25.00	8/10/2009 10:05:37 AM
GRI	$50.00	$50.00	8/10/2009 10:11:17 AM
Artist_Blue	$25.00	$25.00	8/10/2009 10:06:08 AM
unclejaef	$25.00	$25.00	8/10/2009 10:06:14 AM
GElender	$50.00	$50.00	8/10/2009 10:06:29 AM
nodrivelpls	$25.00	$25.00	8/10/2009 10:07:24 AM
Elbanko	$25.00	$25.00	8/10/2009 10:15:10 AM
VentureExplorer	$25.00	$25.00	8/10/2009 10:07:51 AM
tijuas90	$25.00	$25.00	8/10/2009 10:14:34 AM
Rogelio48	$25.00	$25.00	8/10/2009 10:16:22 AM
SafeSaxa	$25.00	$25.00	8/10/2009 10:21:03 AM
gilbow	$25.00	$25.00	8/10/2009 10:10:25 AM
titan1	$25.00	$25.00	8/10/2009 10:17:03 AM
money-shaker	$25.00	$25.00	8/10/2009 10:21:25 AM
lasalle123	$25.00	$25.00	8/10/2009 10:21:35 AM
quintilian	$50.00	$50.00	8/10/2009 10:21:50 AM
Penny	$50.00	$50.00	8/10/2009 10:21:52 AM
Syzygy	$25.00	$25.00	8/10/2009 10:31:19 AM
beyondmanagement	$25.00	$25.00	8/10/2009 10:12:02 AM
figs4u2	$200.00	$200.00	8/10/2009 10:12:10 AM
peb44	$100.00	$100.00	8/10/2009 10:12:32 AM
julijask	$25.00	$25.00	8/10/2009 10:12:40 AM
wayman	$50.00	$50.00	8/10/2009 10:13:22 AM
thedreamer	$25.00	$25.00	8/10/2009 10:15:44 AM
BGILlender	$25.00	$25.00	8/10/2009 10:16:27 AM
kyxysyx	$50.00	$50.00	8/10/2009 10:21:32 AM
scottr	$25.00	$25.00	8/10/2009 10:21:48 AM
icefish	$50.00	$50.00	8/10/2009 10:22:34 AM
Hexnut	$25.00	$25.00	8/10/2009 1:03:14 PM
the-silver-blaster	$33.67	$33.67	8/10/2009 1:25:31 PM
ramsbladder	$25.00	$25.00	8/10/2009 2:00:15 PM
ualf	$31.02	$31.02	8/10/2009 2:41:10 PM
kanpur63	$25.00	$25.00	8/10/2009 1:11:03 PM
head	$25.00	$25.00	8/10/2009 1:15:25 PM
Rosencranz	$25.00	$25.00	8/10/2009 1:20:26 PM
Trojan1976	$25.00	$25.00	8/10/2009 4:32:47 PM
Josta	$50.00	$50.00	8/10/2009 4:33:42 PM
grf1945	$25.00	$25.00	8/10/2009 5:35:44 PM
NATIVEBORN	$50.00	$50.00	8/10/2009 4:22:21 PM
skiberdad	$50.00	$50.00	8/10/2009 4:33:38 PM
money-expert	$50.00	$50.00	8/10/2009 4:40:20 PM
fund-virtuoso	$25.00	$25.00	8/10/2009 9:20:14 PM
ALVO	$25.00	$25.00	8/10/2009 11:00:12 PM
Veloce	$25.00	$25.00	8/11/2009 8:40:12 AM
gravbox	$25.00	$25.00	8/11/2009 1:16:14 PM
heavy_ax	$25.00	$25.00	8/11/2009 1:20:18 PM
booyah	$75.00	$75.00	8/11/2009 2:10:15 PM
sunnyboy_7478	$25.00	$25.00	8/11/2009 3:45:24 PM
ejdirin	$25.00	$25.00	8/11/2009 7:00:22 PM
director877	$25.00	$25.00	8/12/2009 9:30:18 AM
PotBellyPete	$25.00	$25.00	8/12/2009 9:30:25 AM
gdbanks	$25.00	$25.00	8/12/2009 10:35:10 AM
fdsguy	$50.00	$50.00	8/12/2009 6:47:08 PM
Imaginos1892	$50.00	$50.00	8/12/2009 9:56:06 PM
ah-long	$25.00	$25.00	8/13/2009 6:50:10 AM
d3cotton	$25.00	$25.00	8/13/2009 9:32:22 AM
YogaDude34	$50.00	$50.00	8/13/2009 9:50:19 AM
dunedin	$25.00	$25.00	8/13/2009 10:12:17 AM
mmqc	$25.00	$25.00	8/13/2009 2:40:51 PM
hrubinst	$25.00	$25.00	8/13/2009 4:05:24 PM
pensacolaborn	$25.00	$25.00	8/13/2009 5:03:34 PM
LordKinbote	$25.00	$25.00	8/13/2009 5:03:25 PM
Cubsfan07	$25.00	$25.00	8/13/2009 5:06:24 PM
mpactlender	$25.00	$25.00	8/13/2009 5:29:31 PM
justinle	$25.00	$25.00	8/13/2009 5:29:49 PM
blujfan9293	$25.00	$25.00	8/13/2009 5:38:12 PM
lagnisiruk	$25.00	$25.00	8/13/2009 9:35:13 PM
KHU2-B	$25.00	$25.00	8/13/2009 6:00:40 PM
treasure-generator	$25.00	$25.00	8/13/2009 8:20:08 PM
linklady	$25.00	$25.00	8/13/2009 9:36:16 PM
Pookie22	$39.72	$39.72	8/13/2009 8:20:09 PM
Brainworm	$25.00	$25.00	8/14/2009 2:37:30 AM
jct_enterprises	$25.00	$25.00	8/14/2009 7:35:38 AM
nicklds	$25.00	$25.00	8/14/2009 8:47:51 AM
broepke	$25.00	$25.00	8/14/2009 8:47:05 AM
NOLALEND	$25.00	$25.00	8/14/2009 8:51:29 AM
Microfinancer	$25.00	$25.00	8/14/2009 10:03:16 AM
SkiNZ	$25.00	$25.00	8/14/2009 10:03:39 AM
Orringo	$25.00	$25.00	8/14/2009 10:11:13 AM
dannyboy_997	$25.00	$25.00	8/14/2009 10:11:52 AM
How	$25.00	$25.00	8/14/2009 10:12:32 AM
bradania	$25.00	$25.00	8/14/2009 10:12:58 AM
Ilikupono	$28.69	$28.69	8/14/2009 10:13:20 AM
durban	$49.44	$49.44	8/14/2009 10:11:07 AM
kattghoti	$25.00	$25.00	8/14/2009 10:12:36 AM
Goat	$50.00	$50.00	8/14/2009 10:12:51 AM
loiosh	$25.00	$25.00	8/14/2009 10:08:46 AM
DrStaff	$30.00	$30.00	8/14/2009 11:20:46 AM
theincarnatemike	$35.00	$35.00	8/14/2009 10:09:38 AM
Msbutterfly	$25.00	$25.00	8/14/2009 10:11:02 AM
mbwillma	$25.00	$25.00	8/14/2009 10:11:45 AM
zxw	$50.00	$50.00	8/14/2009 10:12:09 AM
bharosa	$25.00	$25.00	8/14/2009 10:13:27 AM
namisguy	$25.00	$25.00	8/14/2009 10:13:35 AM
TaraO	$25.00	$25.00	8/14/2009 11:06:24 AM
divemaster	$25.00	$25.00	8/14/2009 10:32:01 AM
cingular	$25.00	$25.00	8/14/2009 12:50:40 PM
honorable-yield	$25.00	$25.00	8/14/2009 11:05:56 AM
Yankeehill	$25.00	$25.00	8/14/2009 1:50:38 PM
tornandfrayed	$25.00	$25.00	8/14/2009 12:50:35 PM
cgkid	$25.00	$25.00	8/14/2009 1:02:43 PM
L1975	$25.00	$25.00	8/14/2009 2:40:50 PM
leemic	$25.00	$16.37	8/14/2009 4:15:45 PM
Sandiegorep	$39.33	$39.33	8/14/2009 11:53:45 PM
medkoder	$25.00	$25.00	8/15/2009 9:19:06 AM
SpotLending	$50.00	$50.00	8/16/2009 10:36:32 AM
UKJase	$25.00	$25.00	8/16/2009 4:41:04 PM
unger	$200.00	$200.00	8/16/2009 8:35:13 PM
jetblack	$50.00	$50.00	8/17/2009 5:16:53 AM
briggsy4	$25.00	$25.00	8/17/2009 10:34:15 AM
James_and_Tracy	$25.00	$25.00	8/17/2009 4:28:20 PM
Jim33	$25.00	$25.00	8/17/2009 9:42:26 PM
edsmoney	$100.00	$100.00	8/18/2009 2:00:07 PM
vkm2000	$25.00	$25.00	8/18/2009 4:52:55 PM
sharp-credit	$50.00	$50.00	8/18/2009 9:28:05 PM
b2m80s	$40.00	$40.00	8/19/2009 7:10:20 PM
interstellar	$26.43	$26.43	8/20/2009 2:04:51 PM
evildutchman	$50.00	$50.00	8/20/2009 4:14:19 PM
the-owner	$25.00	$25.00	8/20/2009 4:25:20 PM
Easystreet	$25.00	$25.00	8/20/2009 8:52:41 PM
sardarji	$25.00	$25.00	8/21/2009 11:34:41 AM
All_Wins	$25.00	$25.00	8/21/2009 3:31:07 PM
Dan12781	$25.00	$25.00	8/21/2009 4:16:13 PM
buckyhead2000	$25.00	$25.00	8/21/2009 4:25:42 PM
lindssc1	$50.00	$50.00	8/21/2009 5:46:33 PM
forthright-loan	$25.00	$25.00	8/21/2009 8:05:53 PM
Circle_of_Life	$100.00	$100.00	8/21/2009 8:29:00 PM
nevetsnosliw1	$25.00	$25.00	8/21/2009 8:55:31 PM
orgy63	$50.00	$50.00	8/22/2009 8:47:07 AM
best-generosity-financier	$25.00	$25.00	8/22/2009 1:10:50 AM
psbruce	$30.00	$30.00	8/22/2009 9:41:06 AM
kulender	$100.00	$100.00	8/23/2009 1:46:43 PM
FOFagent1	$53.70	$53.70	8/23/2009 6:15:41 PM
Joeburly	$25.00	$25.00	8/23/2009 6:01:54 PM
gothampark	$25.00	$25.00	8/23/2009 10:14:05 PM
yu-rik	$25.00	$25.00	8/24/2009 4:39:34 AM
GMPK_TLAS	$45.00	$45.00	8/10/2009 10:06:48 AM
keeks	$25.00	$25.00	8/10/2009 10:06:58 AM
hopethisworks	$50.00	$50.00	8/10/2009 10:07:18 AM
jbarron	$25.00	$25.00	8/10/2009 10:07:35 AM
mmckune	$25.00	$25.00	8/10/2009 10:07:13 AM
yield-lion	$25.00	$25.00	8/10/2009 10:07:39 AM
Weaverville	$75.00	$75.00	8/10/2009 10:05:19 AM
educationfirst	$25.00	$25.00	8/10/2009 10:11:06 AM
TennSquire	$25.00	$25.00	8/10/2009 10:11:52 AM
sloan	$25.00	$25.00	8/10/2009 10:12:07 AM
rmachi	$25.00	$25.00	8/10/2009 10:06:19 AM
Champpilot	$50.00	$50.00	8/10/2009 10:06:42 AM
MattTheGr8	$25.00	$25.00	8/10/2009 10:12:54 AM
gristle	$25.00	$25.00	8/10/2009 10:13:17 AM
microeconomicwizadry	$25.00	$25.00	8/10/2009 10:15:15 AM
Katahdin	$25.00	$25.00	8/10/2009 10:13:30 AM
orindalender	$25.00	$25.00	8/10/2009 10:07:46 AM
prospAirET	$25.00	$25.00	8/10/2009 10:15:02 AM
MrDavid	$25.00	$25.00	8/10/2009 10:16:40 AM
restech	$25.00	$25.00	8/10/2009 10:16:47 AM
mrkb80	$25.00	$25.00	8/10/2009 10:16:16 AM
JL_FC	$25.00	$25.00	8/10/2009 10:10:18 AM
skuba	$25.00	$25.00	8/10/2009 10:21:21 AM
red-sublime-return	$25.00	$25.00	8/10/2009 10:21:27 AM
exact-justice	$25.00	$25.00	8/10/2009 10:17:18 AM
108lender	$75.00	$75.00	8/10/2009 10:21:47 AM
standanddeliver	$25.00	$25.00	8/10/2009 10:11:13 AM
decisive-capital	$50.00	$50.00	8/10/2009 10:21:54 AM
rjleves	$25.00	$25.00	8/10/2009 10:11:57 AM
PalmTreeIsland	$50.00	$50.00	8/10/2009 10:13:24 AM
Rogesparkguy	$25.00	$25.00	8/10/2009 10:15:46 AM
djd50	$25.00	$25.00	8/10/2009 10:17:09 AM
chekat	$25.00	$25.00	8/10/2009 10:17:32 AM
tlp43	$25.00	$25.00	8/10/2009 10:21:43 AM
andycheb	$25.00	$25.00	8/10/2009 2:10:13 PM
fortytwo	$70.00	$70.00	8/10/2009 4:32:07 PM
ibuystk	$50.00	$50.00	8/10/2009 4:34:49 PM
ribbles	$50.00	$50.00	8/10/2009 4:33:19 PM
Zagit	$25.00	$25.00	8/10/2009 7:55:17 PM
dspmn	$25.00	$25.00	8/10/2009 6:00:25 PM
Breakfast_Gypsy	$25.00	$25.00	8/11/2009 3:20:29 AM
amijo	$25.00	$25.00	8/11/2009 7:25:13 AM
elated-justice	$25.00	$25.00	8/11/2009 8:40:10 AM
brazilofmux	$72.88	$72.88	8/11/2009 7:50:17 AM
aader	$25.00	$25.00	8/11/2009 10:41:54 AM
puntme	$25.00	$25.00	8/11/2009 9:30:23 AM
scoobiedoo	$25.00	$25.00	8/11/2009 1:05:10 PM
slymoose	$25.00	$25.00	8/11/2009 3:50:14 PM
bigdogsafety1	$25.00	$25.00	8/11/2009 5:20:36 PM
wise-silver-wonder	$25.00	$25.00	8/11/2009 8:55:31 PM
plentiful-reward	$25.00	$25.00	8/11/2009 9:30:25 PM
dilbert17	$25.00	$25.00	8/11/2009 10:25:11 PM
transaction-animal8	$25.00	$25.00	8/12/2009 12:02:40 PM
leftcoast52	$25.00	$25.00	8/12/2009 9:05:09 AM
wdove511	$25.00	$25.00	8/12/2009 10:35:18 AM
AdamClemSC	$25.00	$25.00	8/12/2009 10:25:21 AM
capital-albatross	$25.00	$25.00	8/12/2009 1:41:47 PM
caliguian	$25.00	$25.00	8/12/2009 1:16:00 PM
wampum-proton	$25.00	$25.00	8/12/2009 9:45:34 PM
monticello	$25.00	$25.00	8/13/2009 1:15:19 AM
BayShell	$40.00	$40.00	8/13/2009 9:45:27 AM
Carpetkid	$25.00	$25.00	8/13/2009 11:35:38 AM
wwwUniversal	$25.00	$25.00	8/13/2009 10:55:10 AM
skibum65	$50.00	$50.00	8/13/2009 11:05:24 AM
money73	$25.00	$25.00	8/13/2009 2:11:14 PM
Rule62	$25.00	$25.00	8/13/2009 2:26:07 PM
p2p-allocator	$25.00	$25.00	8/13/2009 3:47:37 PM
theopposites	$25.00	$25.00	8/13/2009 5:04:21 PM
d_grbg	$25.00	$25.00	8/13/2009 5:06:59 PM
pbo922	$25.00	$25.00	8/13/2009 5:03:01 PM
IP	$50.00	$50.00	8/13/2009 5:08:24 PM
PatRichi	$25.00	$25.00	8/13/2009 5:29:26 PM
Credit2Prosper	$50.00	$50.00	8/13/2009 5:10:31 PM
LenderByDay	$25.00	$25.00	8/13/2009 5:32:25 PM
LKN2RTR	$25.00	$25.00	8/13/2009 5:28:08 PM
ChuckChedda	$25.00	$25.00	8/13/2009 5:30:06 PM
RationalWorld	$25.00	$25.00	8/13/2009 6:01:20 PM
kscc183	$25.00	$25.00	8/13/2009 7:55:09 PM
Panitza	$48.25	$48.25	8/13/2009 9:25:13 PM
duty-monger	$25.00	$25.00	8/14/2009 3:55:39 AM
Cre8iveCash	$25.00	$25.00	8/14/2009 8:49:35 AM
lostontheedge	$25.00	$25.00	8/14/2009 9:33:00 AM
Sixmil	$25.00	$25.00	8/14/2009 9:35:09 AM
mc81	$25.00	$25.00	8/14/2009 8:50:11 AM
panthernoelle	$25.00	$25.00	8/14/2009 9:31:19 AM
millipotski	$25.00	$25.00	8/14/2009 10:11:19 AM
taylor883	$25.00	$25.00	8/14/2009 10:12:46 AM
kumpa2u	$25.00	$25.00	8/14/2009 10:13:02 AM
BusyAgent	$25.00	$25.00	8/14/2009 9:11:09 AM
saltymt	$25.00	$25.00	8/14/2009 10:10:51 AM
Lender0424	$25.00	$25.00	8/14/2009 10:12:40 AM
jameskdean	$25.00	$25.00	8/14/2009 10:13:13 AM
1750	$25.00	$25.00	8/14/2009 9:31:11 AM
52digital	$25.00	$25.00	8/14/2009 10:26:09 AM
compassion-paladin042	$25.00	$25.00	8/14/2009 10:03:50 AM
JohnSmith10	$25.00	$25.00	8/14/2009 10:40:47 AM
mrack	$25.00	$25.00	8/14/2009 10:10:54 AM
travel_professional	$25.00	$25.00	8/14/2009 10:11:33 AM
webclimber	$25.00	$25.00	8/14/2009 10:11:41 AM
Westerly	$50.00	$50.00	8/14/2009 10:12:01 AM
bxdoc	$25.00	$25.00	8/14/2009 10:13:24 AM
chlebie	$25.00	$25.00	8/14/2009 10:13:31 AM
feedpaulyfaster	$25.00	$25.00	8/14/2009 10:24:34 AM
Starman57	$250.00	$250.00	8/14/2009 12:17:15 PM
tillit	$25.00	$25.00	8/14/2009 11:57:33 AM
bankofkarl	$25.00	$25.00	8/14/2009 2:15:36 PM
UCLA4life	$25.00	$25.00	8/14/2009 12:15:42 PM
lepolgr	$50.00	$50.00	8/14/2009 2:40:39 PM
minista	$25.00	$25.00	8/14/2009 2:46:01 PM
lizard_lips	$25.00	$25.00	8/14/2009 1:32:48 PM
takabanana	$25.00	$25.00	8/14/2009 2:05:37 PM
latestone	$25.00	$25.00	8/14/2009 2:26:32 PM
crankur	$25.00	$25.00	8/14/2009 4:15:39 PM
help_each_other	$25.00	$25.00	8/17/2009 10:53:16 AM
able2help	$25.00	$25.00	8/17/2009 10:51:23 AM
Logan7	$25.00	$25.00	8/17/2009 10:55:46 AM
Superc0ld	$41.84	$41.84	8/17/2009 4:28:15 PM
rodaku	$50.00	$50.00	8/17/2009 8:17:12 PM
Russh	$50.00	$50.00	8/18/2009 5:17:39 AM
outofoffice	$50.00	$50.00	8/18/2009 5:38:41 PM
tjklgueller	$40.00	$40.00	8/19/2009 5:45:27 AM
demszi1978	$28.00	$28.00	8/19/2009 11:41:21 AM
Slimoro86	$25.00	$25.00	8/19/2009 11:21:06 AM
thoughtful-investment045	$100.00	$100.00	8/19/2009 7:36:39 PM
sharp-credit	$100.00	$100.00	8/20/2009 1:22:46 PM
Ven58	$25.00	$25.00	8/20/2009 4:26:49 PM
chkrvrty	$25.00	$25.00	8/20/2009 4:19:10 PM
Richlaw	$200.00	$200.00	8/21/2009 1:22:59 PM
STOCKBROKER1	$25.00	$25.00	8/21/2009 11:51:39 AM
wealthydc	$30.66	$30.66	8/21/2009 4:55:04 PM
LibbyZ	$50.00	$50.00	8/21/2009 4:26:15 PM
ManhattanLender	$25.00	$25.00	8/22/2009 9:07:22 AM
Hamachi	$50.00	$50.00	8/23/2009 1:43:39 AM
StanTheMan	$25.00	$25.00	8/23/2009 8:46:25 PM
287 bids
Borrower Payment Dependent Notes Series 420257
This series of Notes was issued and sold upon the funding of the borrower loan #38341, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction start date:	Aug-11-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-25-2009

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$202.16
Final lender yield:	9.35%	Final borrower rate/APR:	10.35% / 12.46%	Final monthly payment:	$194.59

Auction yield range:	4.23% - 12.00%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1991	Debt/Income ratio:	25%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$6,069	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	supamamaof3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 60% )	760-780 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	4 ( 40% )	700-720 (Sep-2008)
Principal balance:	$7,711.59	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Paying Off Debt
Purpose of loan:
This loan will be used to pay off my last credit card. I've already paid down 3,000 on my other Prosper loan which is more than I've been able to pay down on my credit card with it's continuous interest increases. I would like to be credit card debt free and this is the last one in order to do so.

My financial situation:
I am a good candidate for this loan because I very good at paying my bills on time. I think I've been late on like 4 payments my whole life and that was because I lost the envelope with the check in it.. I'm able to make my credit card payments now but would LOVE to be able to know when this credit card bill will be paid off. My other Prosper?loan I know the exact date?I will have that paid off, credit cards I can't tell.?I am a Purchasing Agent for a very well known Curtain Wall Company. I love my job and will be here until I retire. They are very family oriented which works perfect for me.?I'm a very dependable, reliable and determinded person. That being said shows my drive to pay off my debt and be once again credit card debt free which I was prior to the emergencies that came up I was. I hate being in debt and would love some help to get out. Thanks for the assistance...

Monthly net income: $ 4,216.92

Monthly expenses: $
??Housing: $ 1200.00
??Insurance: $ 101.00
??Car expenses: $?337.79 car?payment
??Utilities: $ 100.00
??Phone, cable, internet: $ 75.00
??Food, entertainment: $ 120.00
??Clothing, household expenses $
??Credit cards and other loans: $??820.00 this includes my other prosper loan and the credit card that will?be paid off with this loan
??Other expenses: $ 200.00 kids daycare?once a week

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is a "curtain wall company"??? I'm not familiar with that term... Thank you - surferracerskaterboy
A: We build buildings. Curtain Wall is a term to describe a certain type of wall. Usually built with Aluminum and filled with glass. This is what we are best known for. Some example: MGM Grand in Las Vegas, Red Rock Hotel in Las Vegas, Stanford Buildings and The Moffett Towers. (Aug-20-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

greenback-floret	$25.00	$25.00	8/11/2009 4:22:05 PM
888168	$50.00	$50.00	8/11/2009 4:25:18 PM
bchen78875	$50.00	$50.00	8/11/2009 4:26:03 PM
elated-justice	$25.00	$25.00	8/11/2009 4:21:06 PM
justin323	$25.00	$25.00	8/11/2009 4:46:14 PM
lagnisiruk	$25.00	$25.00	8/11/2009 4:27:20 PM
ClearLake	$25.00	$25.00	8/11/2009 4:27:39 PM
income-excellence1	$25.00	$25.00	8/13/2009 7:56:28 AM
Syzygy	$25.00	$25.00	8/13/2009 1:57:48 PM
market-assembler	$25.00	$25.00	8/13/2009 1:25:43 PM
Goodlender42	$25.00	$25.00	8/13/2009 4:01:32 PM
tallcoolone	$25.00	$25.00	8/13/2009 5:35:55 PM
lowestghost	$25.00	$25.00	8/14/2009 4:46:15 PM
DrStaff	$60.00	$60.00	8/17/2009 10:37:13 AM
cowboyskier	$36.17	$36.17	8/17/2009 11:02:20 AM
dlshap	$25.00	$25.00	8/17/2009 2:30:49 PM
d3global	$25.00	$25.00	8/17/2009 6:32:10 PM
truth-companion	$25.00	$25.00	8/17/2009 11:08:24 PM
Patter256	$25.00	$25.00	8/17/2009 11:09:25 PM
MonkeyPet	$25.00	$25.00	8/17/2009 11:09:19 PM
gilbow	$25.00	$25.00	8/17/2009 11:10:03 PM
kenji4861	$36.04	$36.04	8/18/2009 11:17:07 AM
grf1945	$25.00	$25.00	8/18/2009 12:46:38 PM
bowdish1	$50.00	$50.00	8/18/2009 4:22:32 PM
Jassi	$25.08	$25.08	8/18/2009 4:26:01 PM
personal-lender	$25.00	$25.00	8/19/2009 7:47:34 AM
Dollars4Rent	$25.00	$25.00	8/19/2009 8:04:35 AM
YogaDude34	$48.42	$48.42	8/19/2009 9:02:22 AM
djs81	$25.00	$25.00	8/19/2009 9:57:22 AM
rdrloan	$25.00	$25.00	8/19/2009 10:07:31 AM
Warbler	$25.00	$25.00	8/19/2009 1:32:54 PM
Natronpee	$25.00	$25.00	8/19/2009 12:36:15 PM
JJS180	$25.00	$25.00	8/19/2009 1:18:24 PM
ericd523	$40.00	$40.00	8/19/2009 2:58:23 PM
mrzz	$25.00	$25.00	8/19/2009 6:08:31 PM
kyomoon	$50.00	$50.00	8/19/2009 5:52:31 PM
sisepuede	$25.00	$25.00	8/19/2009 6:09:12 PM
jldallover	$25.00	$25.00	8/19/2009 9:33:06 PM
Bigejv	$50.00	$50.00	8/20/2009 7:17:48 AM
IM-SHARKY	$200.00	$200.00	8/20/2009 10:35:18 AM
Digs	$25.00	$25.00	8/20/2009 10:37:26 AM
treeline	$43.11	$43.11	8/20/2009 6:22:44 PM
majormoves1	$25.00	$25.00	8/20/2009 5:47:32 PM
investment-builder0	$47.21	$47.21	8/20/2009 7:12:18 PM
superchicken	$25.00	$25.00	8/21/2009 7:37:25 AM
mizount	$25.00	$25.00	8/21/2009 7:53:05 AM
jetblack	$50.00	$50.00	8/21/2009 9:34:24 AM
Zoomie	$25.00	$25.00	8/21/2009 8:48:12 AM
slartibardfast	$30.00	$30.00	8/21/2009 9:32:21 AM
dn0pes	$25.00	$25.00	8/21/2009 4:58:18 PM
Circle_of_Life	$100.00	$100.00	8/21/2009 8:29:49 PM
payontime1	$50.00	$50.00	8/22/2009 11:15:53 AM
Erikdbp	$25.00	$25.00	8/22/2009 12:20:13 PM
bondhedger	$25.00	$25.00	8/24/2009 6:35:18 AM
PrinceValium	$25.00	$25.00	8/24/2009 9:58:22 AM
outofoffice	$75.00	$75.00	8/24/2009 10:09:09 AM
resource777	$50.00	$50.00	8/24/2009 8:15:38 AM
PAV	$25.00	$25.00	8/24/2009 5:41:29 PM
knark	$25.00	$25.00	8/24/2009 5:46:16 PM
Uwantfunds	$50.00	$50.00	8/24/2009 6:52:22 PM
agbullet55443	$100.00	$100.00	8/24/2009 6:55:08 PM
JerryB96	$25.00	$25.00	8/24/2009 8:33:59 PM
StanTheMan	$25.00	$25.00	8/24/2009 9:34:08 PM
lockstock	$50.00	$50.00	8/24/2009 5:25:35 PM
Ristefo	$25.00	$25.00	8/24/2009 4:44:31 PM
ninjak80	$42.69	$42.69	8/25/2009 6:21:18 AM
maga	$50.00	$50.00	8/24/2009 6:33:13 PM
TriSail	$25.00	$25.00	8/25/2009 11:03:12 AM
drummerdad	$42.00	$42.00	8/25/2009 12:00:29 PM
yu-rik	$50.00	$50.00	8/25/2009 2:01:10 PM
CashBank	$25.00	$25.00	8/25/2009 10:19:29 AM
NewYorker48	$56.81	$56.81	8/25/2009 2:25:02 PM
division177	$25.00	$25.00	8/25/2009 4:12:20 PM
Eman7729	$50.00	$50.00	8/25/2009 1:12:49 PM
Proactive-Lender	$25.00	$25.00	8/25/2009 2:16:50 PM
sas19	$25.00	$25.00	8/11/2009 4:24:55 PM
cash-sensai2	$25.00	$25.00	8/11/2009 4:25:39 PM
totoro	$25.00	$25.00	8/11/2009 4:25:08 PM
skuba	$50.00	$50.00	8/11/2009 4:25:31 PM
Artist_Blue	$25.00	$25.00	8/11/2009 4:25:58 PM
don8ter	$60.00	$60.00	8/11/2009 4:28:19 PM
Sid-K	$50.00	$50.00	8/11/2009 4:24:59 PM
Avala	$25.00	$25.00	8/11/2009 4:25:03 PM
DukSerduk	$25.00	$25.00	8/11/2009 4:25:12 PM
abuyama22	$25.00	$25.00	8/11/2009 4:25:16 PM
cyberie21	$40.00	$40.00	8/11/2009 4:25:21 PM
mathprof	$25.00	$25.00	8/11/2009 4:25:24 PM
TK4	$25.00	$25.00	8/11/2009 4:27:15 PM
thedoctor	$25.00	$25.00	8/11/2009 6:31:16 PM
buckyhead2000	$25.00	$25.00	8/12/2009 7:50:14 AM
brightest-revenue-spark	$25.00	$25.00	8/12/2009 9:31:03 AM
sparky1129	$25.00	$25.00	8/12/2009 12:55:34 PM
winmals	$25.00	$25.00	8/12/2009 2:50:13 PM
anton	$25.00	$25.00	8/12/2009 4:50:56 PM
fortytwo	$55.74	$55.74	8/12/2009 4:50:52 PM
Moron_Buffet	$25.00	$25.00	8/13/2009 10:06:00 AM
jct_enterprises	$25.00	$25.00	8/14/2009 7:36:45 AM
honorable-yield	$50.00	$50.00	8/14/2009 11:00:26 AM
kenyonhillbilly	$50.00	$50.00	8/14/2009 2:46:41 PM
Guerrilla_Man	$25.00	$25.00	8/15/2009 10:30:55 AM
aesop	$25.00	$25.00	8/15/2009 10:26:10 AM
rjleves	$25.00	$25.00	8/17/2009 10:28:55 AM
money-shaker	$25.00	$25.00	8/17/2009 10:35:31 AM
Sam65	$25.00	$25.00	8/17/2009 12:32:01 PM
willingnjc	$25.00	$25.00	8/17/2009 2:20:53 PM
ekmendenhall	$25.00	$25.00	8/17/2009 7:46:35 PM
woodenshoes	$100.00	$100.00	8/17/2009 9:10:42 PM
seasportsguy	$25.00	$25.00	8/17/2009 9:10:58 PM
krishopper	$25.00	$25.00	8/17/2009 11:00:38 PM
OLYVRC	$25.00	$25.00	8/18/2009 4:52:10 AM
wampum-proton	$25.00	$25.00	8/18/2009 3:11:24 PM
IndianChief	$25.00	$25.00	8/18/2009 3:11:23 PM
mh1169	$25.00	$25.00	8/18/2009 4:35:58 PM
fdsguy	$41.66	$41.66	8/18/2009 4:26:00 PM
pbenjamin	$25.00	$25.00	8/19/2009 7:32:31 AM
BookandLaw	$25.00	$25.00	8/19/2009 9:09:06 AM
Halos2002	$50.00	$50.00	8/19/2009 9:27:37 AM
shanedog	$25.00	$25.00	8/19/2009 1:43:37 PM
eyewillfindu	$25.00	$25.00	8/19/2009 3:40:02 PM
tlp43	$25.00	$25.00	8/19/2009 9:47:36 PM
hope-eagle6	$25.00	$25.00	8/20/2009 4:33:47 AM
leneker	$25.00	$25.00	8/20/2009 12:20:17 PM
Wart126	$25.00	$25.00	8/20/2009 3:18:30 PM
raxbab	$75.00	$75.00	8/20/2009 2:42:19 PM
MissionMicroFinance	$25.00	$25.00	8/20/2009 3:51:01 PM
red-sublime-return	$25.00	$25.00	8/20/2009 5:17:48 PM
eyal0	$25.00	$25.00	8/20/2009 4:21:25 PM
jwood3030	$25.00	$25.00	8/20/2009 8:47:40 PM
money-vista	$25.00	$25.00	8/20/2009 7:42:26 PM
credit-investor5	$50.00	$46.81	8/21/2009 9:32:48 AM
bkb7484	$25.00	$25.00	8/22/2009 4:28:33 AM
revenue-shepherd	$25.00	$25.00	8/22/2009 1:20:24 PM
surferracerskaterboy	$50.00	$50.00	8/23/2009 9:41:51 AM
value-human	$100.00	$100.00	8/23/2009 9:47:36 PM
TP	$50.00	$50.00	8/23/2009 11:37:20 PM
freestyle624	$25.00	$25.00	8/24/2009 5:57:04 AM
Rustang	$50.00	$50.00	8/24/2009 1:21:10 PM
Finspons	$25.00	$25.00	8/24/2009 3:35:00 PM
PotBellyPete	$25.00	$25.00	8/24/2009 11:16:11 AM
loanman2007	$50.00	$50.00	8/24/2009 1:39:43 PM
coin-lender77	$75.00	$75.00	8/24/2009 12:43:59 PM
gpuck	$25.00	$25.00	8/24/2009 1:20:54 PM
yurison	$25.00	$25.00	8/24/2009 1:48:09 PM
ultimatepaintball	$25.00	$25.00	8/24/2009 4:54:36 PM
rockymtbob	$50.00	$50.00	8/24/2009 4:41:16 PM
ultimatepaintball	$25.00	$25.00	8/24/2009 4:53:43 PM
flshdaskll	$25.00	$25.00	8/25/2009 4:09:15 AM
orgy63	$50.00	$50.00	8/24/2009 6:37:21 PM
Ricajote	$50.00	$50.00	8/25/2009 5:32:22 AM
radiant-value	$25.00	$25.00	8/24/2009 7:12:58 PM
dud	$50.00	$50.00	8/25/2009 7:35:28 AM
best-generosity-financier	$25.00	$25.00	8/25/2009 1:22:31 AM
EliteCapital	$25.00	$25.00	8/25/2009 1:02:14 AM
bossyboots01	$50.00	$50.00	8/25/2009 4:31:32 AM
yenom	$25.00	$25.00	8/25/2009 7:35:09 AM
kulender	$100.00	$100.00	8/25/2009 8:22:28 AM
order-rider	$50.00	$50.00	8/25/2009 9:12:46 AM
eldorado71	$25.00	$25.00	8/25/2009 11:58:33 AM
Catalina_Enterprises	$80.00	$80.00	8/25/2009 12:06:14 PM
Realjo	$50.00	$50.00	8/25/2009 9:44:38 AM
SkipMcGrath	$32.00	$32.00	8/25/2009 10:32:20 AM
trekkie3po	$25.00	$25.00	8/25/2009 3:22:39 PM
Nasdaq	$25.00	$25.00	8/25/2009 3:25:53 PM
orgy63	$50.00	$50.00	8/25/2009 10:12:59 AM
akl_5277	$36.26	$36.26	8/25/2009 11:35:27 AM
FarmersBank	$25.00	$25.00	8/25/2009 10:15:31 AM
166 bids
Borrower Payment Dependent Notes Series 420367
This series of Notes was issued and sold upon the funding of the borrower loan #38381, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-27-2009

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 36.44%	Starting monthly payment:	$134.02
Final lender yield:	7.79%	Final borrower rate/APR:	8.79% / 10.88%	Final monthly payment:	$95.11

Auction yield range:	4.23% - 33.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1997	Debt/Income ratio:	10%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,554	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	6%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	meikaizen	Borrower's state:	Pennsylvania	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	760-780 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	780-800 (Jul-2008) 800-820 (Mar-2008) 780-800 (Feb-2008)
Principal balance:	$5,197.30	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Doctor Lender Investing For Future
This loan will be used to?invest! I am currently a third year Internal Medicine resident physician at a large academic university hospital.? I will use this money to fund my 403b (401K equivalent) and/or my IRA account for tax advantaged investing. The purpose of this loan is simply to give me a little extra safety margin as I more aggressively ramp up my retirement savings while still working for a lesser resident salary. My financial situation: My current stipend is 49K with very modest expenses.? I spend most of my time working in the hospital and live a relatively simple lifestyle. All of my medical school loans are in deferment until I finish my training (I recently matched for a 3+ year Cardiology fellowship to start next year, further extending my loan deferments). I am a good candidate for this loan because?I am as responsible with my money as I am with other aspects of my life. My long credit history, credit grade, and low DTI ratio speak for itself. Perhaps the biggest assurance for you though is that I essentially have 100% job security with a guaranteed exponential salary curve. I can also moonlight at a MUCH higher hourly rate if need be so defaulting on this loan is virtually impossible. This will be my second loan with prosper. The first was taken in August 2008 and I have made EVERY payment on time! I am also a lender on Prosper with a fairly modest amount invested before my state was excluded from further lending. I want to mention that the LendersClub group I belong to is fantastic with a strong record and as importantly, led by an enthusiastic group leader JGuide. I think this is a strong and productive lending community and plan to re-invest more into Prosper when it is again available to me.
Information in the Description is not verified.
Friends And Family Winning Bids
JGuide has bid a total of $25.00 in winning bids.
"I have verified the Doc's degree and contact info. A fellow Prosper Lender and a great investment!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JGuide	$25.00	$25.00	8/13/2009 5:05:56 PM
gsd	$25.00	$25.00	8/14/2009 1:00:19 PM
loanman2007	$100.00	$100.00	8/20/2009 10:59:18 AM
stageactor	$25.00	$25.00	8/21/2009 9:32:30 AM
finagler	$50.00	$50.00	8/21/2009 4:58:02 PM
HealthAndSafety	$50.00	$50.00	8/22/2009 6:48:27 AM
bid-wonder	$25.00	$25.00	8/23/2009 11:27:19 PM
justin323	$25.00	$25.00	8/24/2009 5:38:23 PM
hellasow	$25.00	$25.00	8/24/2009 5:46:30 PM
The-Lighthouse-Group	$25.00	$25.00	8/25/2009 5:49:26 AM
kf88	$50.00	$50.00	8/25/2009 1:08:26 PM
SanJoser	$150.00	$150.00	8/26/2009 9:18:52 AM
oldman68	$25.00	$25.00	8/26/2009 9:54:41 PM
chrisb1414	$25.00	$25.00	8/26/2009 6:25:21 PM
USCGC	$50.00	$50.00	8/26/2009 5:59:11 PM
Snoopylover	$25.00	$25.00	8/27/2009 1:07:59 AM
rmeedawk	$50.00	$50.00	8/27/2009 1:50:19 AM
Earn_money	$48.09	$48.09	8/27/2009 9:46:05 AM
IM-SHARKY	$500.00	$500.00	8/27/2009 1:46:25 PM
UC3307	$90.00	$90.00	8/27/2009 11:39:38 AM
richmondcowboy	$50.00	$50.00	8/27/2009 3:09:27 PM
cholopee	$25.00	$25.00	8/27/2009 2:08:08 PM
Rob717171	$150.00	$150.00	8/27/2009 3:20:08 PM
best-generosity-financier	$25.00	$10.01	8/27/2009 4:23:25 PM
division177	$25.00	$25.00	8/27/2009 4:28:00 PM
RandyL3	$50.00	$50.00	8/13/2009 4:50:00 PM
BAEVentures	$50.00	$50.00	8/16/2009 4:44:34 PM
rmpedi33	$25.00	$25.00	8/18/2009 8:25:00 AM
investmentgroup	$50.00	$50.00	8/20/2009 4:24:36 AM
Dollars4Rent	$25.00	$25.00	8/20/2009 12:49:22 PM
khamlagirl	$50.00	$50.00	8/25/2009 1:08:05 PM
jrlvnv	$25.00	$25.00	8/25/2009 9:26:18 PM
e3oM	$47.61	$47.61	8/25/2009 5:54:03 PM
JerryB96	$25.00	$25.00	8/25/2009 10:40:18 PM
gothampark	$25.00	$25.00	8/26/2009 12:44:47 AM
cmoneybags	$26.36	$26.36	8/26/2009 7:42:59 AM
Astyanax	$25.00	$25.00	8/26/2009 2:55:34 PM
nbhz60a	$25.00	$25.00	8/26/2009 7:30:04 PM
CatFunded	$46.93	$46.93	8/27/2009 3:01:02 AM
drummerdad	$26.00	$26.00	8/27/2009 5:27:06 AM
gjm6d	$25.00	$25.00	8/27/2009 6:01:41 AM
bossyboots01	$25.00	$25.00	8/27/2009 6:33:34 AM
maga	$100.00	$100.00	8/27/2009 10:31:07 AM
piano55	$30.00	$30.00	8/27/2009 10:47:13 AM
BankofPaul	$75.00	$75.00	8/27/2009 2:58:42 PM
nimcha	$200.00	$200.00	8/27/2009 3:15:59 PM
Jakes_Bank	$25.00	$25.00	8/27/2009 1:55:48 PM
qkinger	$50.00	$50.00	8/27/2009 2:36:33 PM
ekbangali	$50.00	$50.00	8/27/2009 2:46:10 PM
mcabery	$100.00	$100.00	8/27/2009 3:04:45 PM
maga	$100.00	$100.00	8/27/2009 3:07:24 PM
trustburton	$50.00	$50.00	8/27/2009 3:27:38 PM
52 bids
Borrower Payment Dependent Notes Series 420533
This series of Notes was issued and sold upon the funding of the borrower loan #38353, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-13-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Aug-27-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 31.98%	Starting monthly payment:	$41.36
Final lender yield:	19.34%	Final borrower rate/APR:	20.34% / 24.13%	Final monthly payment:	$37.34

Auction yield range:	8.23% - 27.00%	Estimated loss impact:	8.45%
Lender servicing fee:	1.00%	Estimated return:	10.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1986	Debt/Income ratio:	7%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	7	Total credit lines:	38	Length of status:	9y 3m
Amount delinquent:	$39,473	Revolving credit balance:	$0	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	32	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	BeenJamin	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	0 ( 0% )	700-720 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	740-760 (Sep-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	0
Description
Automobile Upgrade
Purpose of loan:
This loan will be used to replace my automobile

My financial situation:
I am a good candidate for this loan because:
1) My strong credit profile
2) Excellent Employment history
3) Low debt to income
4) Good repayment history on all mortgage and consumer accounts
5) I own my automobile
6) I had a previous Prosper loan that I paid off early
7) I am a very responsible person

Monthly net income: $3000
Monthly expenses: $2000

I currently have no debt other then Chapter 13 Payments towards the debt that is listed as deliquent
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How long ago were your delinquincies? What has changed since then? - SPickle
A: I filed Chapter 13 after my divorce in April 2007. All of the Delinquincies are getting paif off through Chapter 13 Trustee paments. I have no other outstanding credit or debt. Ben (Aug-18-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Madron	$50.00	$50.00	8/14/2009 11:11:29 AM
Syzygy	$25.00	$25.00	8/20/2009 6:12:47 PM
nimble-revenue	$38.54	$38.54	8/24/2009 6:28:30 AM
LibbyZ	$35.36	$35.36	8/25/2009 4:26:11 PM
texrob20	$25.00	$25.00	8/26/2009 8:40:01 AM
OPEO	$50.00	$50.00	8/26/2009 4:07:58 PM
tashara	$25.00	$25.00	8/26/2009 5:37:26 PM
ayiticheri	$25.00	$25.00	8/26/2009 6:02:10 PM
todd4416	$50.00	$50.00	8/26/2009 5:43:03 PM
medman	$75.00	$23.64	8/26/2009 8:17:27 PM
LeoBUSIIT	$25.00	$25.00	8/27/2009 7:49:29 AM
money-expert	$25.00	$25.00	8/27/2009 5:42:09 AM
quiggles	$25.00	$25.00	8/27/2009 5:55:25 AM
bondhedger	$25.00	$25.00	8/27/2009 6:55:26 AM
stevekc1	$25.00	$25.00	8/27/2009 3:50:45 PM
yu-rik	$50.00	$50.00	8/27/2009 3:54:57 PM
Engineer44	$25.00	$25.00	8/27/2009 4:30:39 PM
PotBellyPete	$25.00	$25.00	8/27/2009 4:09:31 PM
IcedMochaFund	$25.00	$25.00	8/14/2009 5:19:41 PM
GrayStudio	$25.00	$25.00	8/24/2009 10:07:50 AM
carmat60	$25.00	$25.00	8/25/2009 2:23:27 AM
whois-JohnGalt	$25.00	$25.00	8/25/2009 10:17:26 AM
bst	$50.00	$50.00	8/26/2009 11:23:58 PM
IIP77	$27.46	$27.46	8/27/2009 5:44:00 AM
Bobusa	$25.00	$25.00	8/27/2009 4:49:36 AM
ORteacher	$50.00	$50.00	8/27/2009 1:39:14 PM
maga	$25.00	$25.00	8/27/2009 10:48:01 AM
realtormoises	$25.00	$25.00	8/27/2009 12:11:02 PM
AuroraRobbin	$25.00	$25.00	8/27/2009 12:35:06 PM
richmondcowboy	$50.00	$50.00	8/27/2009 2:37:34 PM
Ray3486	$25.00	$25.00	8/27/2009 3:30:47 PM
division177	$25.00	$25.00	8/27/2009 4:30:28 PM
32 bids
Borrower Payment Dependent Notes Series 420615
This series of Notes was issued and sold upon the funding of the borrower loan #38344, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	14.7%	Auction end date:	Aug-31-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	16.00%	Final borrower rate/APR:	17.00% / 20.72%	Final monthly payment:	$35.65

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.40%
Lender servicing fee:	1.00%	Estimated return:	0.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-2000	Debt/Income ratio:	8%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	2 / 1	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	11	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$5,203	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$1-$24,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	rcs2003	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	13 ( 93% )	600-620 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	1 ( 7% )	620-640 (Mar-2008) 620-640 (Jan-2008) 640-660 (Oct-2007) 600-620 (May-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
I want you to make money (3rd Loan)
Low Risk High Reward
(Lenders 2nd Loan)

?????????I'm going to use this loan to Pay off my credit card once and for all time. I'm low risk because this is my second loan. Also i'm a prosper lender for over a year now.You can check out my numbers at
http://www.lendingstats.com/lenders/rcs2003.
I hope you can see that giving me a loan makes sense for you and me.
Thank you for your time and happy lending.

Monthly net income: $ about 2,100 ????

Monthly expenses: $
??Housing: $ 350
??Insurance: $?150
??Car expenses: $ 78
?Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 50
Prosper loans: $ 400

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: It will most likely take me a year to pay back the loan, but I am going to try to pay it off quicker than that. (Aug-18-2009)
Q: I am concerned by your previous loans. They are $1K in value, funded and paid off very quickly. Now you are requesting the same $1K. Please explain your past actions and what you really are trying to do. - jpblan11
A: I have used funds from prosper to pay down debt. I plan on doing that again. Thank you for your question and consideration. (Aug-28-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CoolPlexer	$25.00	$25.00	8/23/2009 5:43:30 PM
maga	$25.00	$25.00	8/30/2009 10:24:06 AM
spc91x	$25.00	$25.00	8/30/2009 8:22:12 PM
dudebrah	$25.00	$25.00	8/30/2009 7:02:40 PM
mark1017-31	$78.77	$58.44	8/31/2009 2:43:45 AM
kenL	$300.00	$300.00	8/31/2009 7:25:23 AM
mobius_titan	$25.00	$25.00	8/31/2009 9:31:34 AM
seadogs	$25.00	$25.00	8/31/2009 3:54:35 AM
bst	$40.00	$40.00	8/31/2009 10:45:16 AM
Dollars4Rent	$25.00	$25.00	8/31/2009 1:33:04 PM
Gaelicman	$150.00	$150.00	8/31/2009 2:18:41 PM
kinetic-social	$25.00	$25.00	8/31/2009 2:34:21 PM
vmh20035	$50.00	$50.00	8/27/2009 5:08:34 PM
surferracerskaterboy	$50.00	$50.00	8/28/2009 11:25:24 AM
bunnybear	$51.56	$51.56	8/30/2009 4:47:07 PM
OPEO	$50.00	$50.00	8/31/2009 6:25:09 AM
Champion_Lending	$25.00	$25.00	8/31/2009 10:43:18 AM
LA-Funding-Bank	$25.00	$25.00	8/31/2009 2:16:08 PM
18 bids
Borrower Payment Dependent Notes Series 420749
This series of Notes was issued and sold upon the funding of the borrower loan #38364, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,300.00	Prosper Rating:	B	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-31-2009

Starting lender yield:	16.03%	Starting borrower rate/APR:	17.03% / 19.23%	Starting monthly payment:	$331.71
Final lender yield:	14.00%	Final borrower rate/APR:	15.00% / 17.17%	Final monthly payment:	$322.39

Auction yield range:	6.23% - 16.03%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1999	Debt/Income ratio:	22%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	17 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$685	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	17%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	rkbiz	Borrower's state:	California	Borrower's group:	Lend2's Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 100% )	740-760 (Latest)
Principal borrowed:	$6,001.00	< mo. late:	0 ( 0% )	640-660 (Feb-2007) 620-640 (Feb-2007) 620-640 (Oct-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
Lower rate for a better future
Purpose of loan:
This loan will be used to pay off a higher rate personal loan that was taken out back when my credit was not as stellar (2+ years ago).

My financial situation:
As it currently stands, I am in a great financial position. As you can probably determine from my credit score, I am excellent with my credit and seek to repay whatever balances I have outstanding. You may also notice that I've had a previous loan with Prosper which was paid in full ~ 2 years ago as well. I love the prosper community and what it has to offer the little guy, which is why I'm back and looking to build an even better future for myself with the help of the community.

As a post college - grad, still looking to pay down that big bill, one of my biggest debt pools lies with my school loans. The loans are in repayment and currently account for $400 of my monthly take home pay. The other large loan is the high rate personal loan which was taken out 2 years ago - $480 (This is the one I am hoping to pay off for a better rate). However, add those loan amounts?in to my rent ($1400), utilities - Including cell phone and cable ($180), small credit card bill ($200), and you will quickly see that it comes no where close to my current amount of take home pay ~($4k).

Thanks to Prosper I was able to better myself in the past, hopefully we can make history all over again.

Thanks for stopping by and here's to happy bidding. :-)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Is the woman in the pic your wife? If so, does she work? Do you have any children? Congrats on getting your credit score up so much! - MsTabbyKats
A: Hello Ms. Tabby Kats, No the woman in the picture is actually my aunt. I currently live with my girlfriend in San Francisco and we do not currently have any children but maybe some day. My Girlfriend is attending Grad School and pursuing her PsyD in Psychology. Thank you for reaching out to me. I always love that "close feel" of the Prosper Community. :-) (Aug-17-2009)
Q: What is the current interest rate of the loan you are paying off? What is the balance, and just to confirm, you are currently paying $480 a month on this loan? Also, what are the terms of the loan (IE duration and variable/fixed) Answer public. GL! - BAEVentures
A: Great Question! :-) Yes, I currently pay $480/month on the loan. The current balance is $8,800 as I've just made another payment. The rate is an astounding 22.99%. It's a fixed rate loan and if I continued to pay it on schedule, I would have made my last payment in July of 2011 (Just under 2 years from now). (Aug-27-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

yield-lion	$25.00	$25.00	8/17/2009 4:02:11 PM
educationfirst	$25.00	$25.00	8/17/2009 4:02:41 PM
peb44	$100.00	$100.00	8/17/2009 4:02:56 PM
MrDavid	$25.00	$25.00	8/17/2009 4:03:09 PM
orindalender	$25.00	$25.00	8/17/2009 4:02:17 PM
wampum-proton	$25.00	$25.00	8/17/2009 4:04:40 PM
heavy_ax	$25.00	$25.00	8/17/2009 4:03:40 PM
exact-justice	$25.00	$25.00	8/17/2009 4:03:16 PM
lagnisiruk	$25.00	$25.00	8/17/2009 4:06:08 PM
Weaverville	$75.00	$75.00	8/17/2009 4:05:16 PM
figs4u2	$200.00	$200.00	8/17/2009 4:05:44 PM
Syzygy	$25.00	$25.00	8/17/2009 4:07:27 PM
joeirps	$50.00	$50.00	8/17/2009 4:13:53 PM
Moron_Buffet	$25.00	$25.00	8/17/2009 4:14:42 PM
mpactlender	$25.00	$25.00	8/17/2009 4:14:50 PM
WolRab	$25.00	$25.00	8/17/2009 4:16:21 PM
anton	$25.00	$25.00	8/17/2009 4:29:13 PM
unclejaef	$25.00	$25.00	8/17/2009 4:29:38 PM
Artist_Blue	$25.00	$25.00	8/17/2009 4:29:37 PM
SNH	$25.00	$25.00	8/17/2009 4:29:10 PM
thedreamer	$25.00	$25.00	8/17/2009 4:29:56 PM
tlp43	$25.00	$25.00	8/17/2009 4:29:16 PM
cyberie21	$40.00	$40.00	8/17/2009 4:29:25 PM
mathprof	$25.00	$25.00	8/17/2009 4:29:35 PM
Elbanko	$25.00	$25.00	8/17/2009 4:29:53 PM
red-sublime-return	$25.00	$25.00	8/17/2009 4:30:02 PM
outofoffice	$72.32	$72.32	8/17/2009 7:59:55 PM
Cheburashka	$25.00	$25.00	8/18/2009 5:15:52 AM
JustOneVoice	$25.00	$25.00	8/18/2009 8:42:59 PM
mamayama	$100.00	$100.00	8/18/2009 9:59:23 PM
irrelevant	$25.00	$25.00	8/19/2009 12:25:07 PM
Credit2Prosper	$50.00	$50.00	8/19/2009 12:26:29 PM
omahajay	$50.00	$50.00	8/19/2009 7:56:50 PM
QsDad	$25.00	$25.00	8/19/2009 11:00:23 PM
rmpedi33	$25.00	$25.00	8/20/2009 9:20:16 AM
minista	$25.00	$25.00	8/20/2009 7:27:18 PM
PR05P3RToday	$25.00	$25.00	8/20/2009 8:43:52 PM
dukem	$50.00	$50.00	8/21/2009 9:27:05 PM
paixbouche	$100.00	$100.00	8/22/2009 2:40:19 PM
JTDeli	$450.00	$450.00	8/23/2009 12:44:14 PM
interstellar	$50.00	$50.00	8/24/2009 6:22:35 AM
payontime1	$50.00	$50.00	8/24/2009 1:09:24 PM
quiggles	$25.00	$25.00	8/24/2009 5:34:48 PM
liederhaus	$50.00	$50.00	8/24/2009 6:17:49 PM
aganippe	$50.00	$50.00	8/25/2009 10:53:24 PM
Kelor99	$25.00	$25.00	8/25/2009 6:03:10 PM
mlj0671	$50.00	$50.00	8/26/2009 8:19:56 AM
ceecee4u	$25.00	$25.00	8/26/2009 8:55:25 AM
silver-flower448	$55.00	$55.00	8/26/2009 9:09:13 PM
tashara	$25.00	$25.00	8/26/2009 5:33:07 PM
grammaspurse	$50.00	$50.00	8/26/2009 9:40:10 PM
zento	$25.00	$25.00	8/27/2009 6:33:42 AM
himanshuko	$100.00	$100.00	8/27/2009 11:42:40 AM
BAEVentures	$25.00	$25.00	8/27/2009 9:59:00 AM
yogi1975	$25.00	$25.00	8/27/2009 2:15:56 PM
LibbyZ	$50.00	$50.00	8/27/2009 6:42:27 PM
JackinGreen	$26.72	$26.72	8/27/2009 7:23:04 PM
chrisb1414	$25.00	$25.00	8/27/2009 9:18:27 PM
MidnightBank	$25.00	$25.00	8/27/2009 6:23:32 PM
Easystreet	$25.00	$25.00	8/28/2009 11:36:48 AM
briggsy4	$25.00	$25.00	8/28/2009 11:35:40 AM
fozkan	$38.29	$38.29	8/28/2009 2:56:47 PM
Russh	$25.00	$25.00	8/28/2009 3:56:06 PM
scloans	$30.00	$30.00	8/28/2009 4:31:06 PM
Brown98	$25.00	$25.00	8/28/2009 5:32:34 PM
molomex	$25.00	$25.00	8/28/2009 6:27:44 PM
edsmoney	$100.00	$100.00	8/29/2009 8:37:18 AM
kaianja	$50.00	$50.00	8/29/2009 9:32:00 AM
KingCroesus	$25.00	$25.00	8/29/2009 12:30:20 AM
deepblue34	$35.00	$35.00	8/28/2009 7:07:34 PM
dorypro	$25.00	$25.00	8/29/2009 1:39:22 AM
suburbanman64	$50.00	$50.00	8/29/2009 3:36:33 AM
Greenrenov	$50.00	$50.00	8/29/2009 11:22:34 AM
RoyRS	$25.00	$25.00	8/29/2009 12:45:16 PM
statistics	$50.00	$50.00	8/29/2009 2:48:42 PM
goodcents	$25.00	$25.00	8/29/2009 9:16:03 AM
jgwood	$25.00	$25.00	8/29/2009 8:06:00 AM
availableloan	$25.00	$25.00	8/30/2009 6:11:39 AM
Superc0ld	$50.81	$50.81	8/30/2009 7:17:04 AM
Russh	$25.00	$25.00	8/29/2009 7:19:33 PM
sk8daddy44	$25.00	$25.00	8/30/2009 10:19:31 AM
coin-lender77	$75.00	$75.00	8/30/2009 11:02:31 AM
CA_Lender	$25.00	$25.00	8/29/2009 5:51:30 PM
help_each_other	$25.00	$25.00	8/30/2009 7:16:03 AM
Sturgee	$25.00	$25.00	8/30/2009 8:15:56 AM
murphbc	$34.55	$34.55	8/30/2009 5:56:39 PM
BuzzyBee336	$25.00	$25.00	8/30/2009 6:41:53 PM
nashibaksi	$100.00	$100.00	8/30/2009 7:05:22 PM
BuffetRocks	$150.00	$150.00	8/31/2009 12:37:18 AM
BAEVentures	$25.00	$25.00	8/31/2009 6:53:28 AM
acn	$50.00	$50.00	8/30/2009 6:49:59 PM
eldorado71	$25.00	$25.00	8/31/2009 7:44:03 AM
thoughtful-investment045	$25.00	$25.00	8/31/2009 3:28:19 AM
Gambino	$50.00	$50.00	8/31/2009 10:32:28 AM
dustman	$25.00	$25.00	8/31/2009 8:59:07 AM
impartial-deal	$25.00	$25.00	8/31/2009 1:15:09 PM
Eagledrop	$25.00	$25.00	8/31/2009 11:44:56 AM
hektek22	$300.00	$300.00	8/31/2009 12:10:43 PM
vkm2000	$25.00	$25.00	8/31/2009 2:26:37 PM
COtheBeast	$25.00	$25.00	8/31/2009 3:31:50 PM
VentureExplorer	$25.00	$25.00	8/17/2009 4:02:21 PM
testobsessed	$100.00	$100.00	8/17/2009 4:02:26 PM
incbx	$25.00	$25.00	8/17/2009 4:02:31 PM
standanddeliver	$25.00	$25.00	8/17/2009 4:02:47 PM
TennSquire	$25.00	$25.00	8/17/2009 4:02:52 PM
scottr	$25.00	$25.00	8/17/2009 4:03:26 PM
Penny	$50.00	$50.00	8/17/2009 4:03:33 PM
slymoose	$25.00	$25.00	8/17/2009 4:03:52 PM
chekat	$25.00	$25.00	8/17/2009 4:03:22 PM
wayman	$50.00	$50.00	8/17/2009 4:03:01 PM
capital-albatross	$25.00	$25.00	8/17/2009 4:04:04 PM
fdsguy	$50.00	$50.00	8/17/2009 4:04:20 PM
p2p-allocator	$25.00	$25.00	8/17/2009 4:04:58 PM
JL_FC	$25.00	$25.00	8/17/2009 4:06:27 PM
honorable-yield	$25.00	$25.00	8/17/2009 4:07:43 PM
cgkid	$25.00	$25.00	8/17/2009 4:08:00 PM
Dia_Lucrii	$25.00	$25.00	8/17/2009 4:13:57 PM
Dia_Lucri3	$25.00	$25.00	8/17/2009 4:14:02 PM
CarDealer3070	$25.00	$25.00	8/17/2009 4:15:03 PM
AnxiousAirman	$25.00	$25.00	8/17/2009 4:16:04 PM
davidc314	$50.00	$50.00	8/17/2009 4:15:33 PM
pure-deal6	$25.00	$25.00	8/17/2009 4:16:36 PM
Sam65	$25.00	$25.00	8/17/2009 4:18:08 PM
TOCPI	$25.00	$25.00	8/17/2009 4:17:37 PM
best-platinum-persimmon	$25.00	$25.00	8/17/2009 4:18:25 PM
skuba	$25.00	$25.00	8/17/2009 4:26:41 PM
head	$25.00	$25.00	8/17/2009 4:29:21 PM
rmachi	$25.00	$25.00	8/17/2009 4:29:40 PM
GElender	$50.00	$50.00	8/17/2009 4:29:46 PM
personal-lender	$25.00	$25.00	8/17/2009 4:29:49 PM
decisive-capital	$50.00	$33.61	8/17/2009 4:30:04 PM
money-shaker	$25.00	$25.00	8/17/2009 4:29:58 PM
Katahdin	$25.00	$25.00	8/17/2009 4:29:52 PM
MsTabbyKats	$25.00	$25.00	8/17/2009 6:48:58 PM
justin323	$25.00	$25.00	8/18/2009 7:16:18 PM
HQLender06851	$75.00	$75.00	8/19/2009 7:08:26 AM
Sol_Invictus	$25.00	$25.00	8/19/2009 8:50:46 AM
fair_rates	$25.00	$25.00	8/20/2009 3:22:16 PM
kinetic-social	$25.00	$25.00	8/21/2009 3:54:35 PM
jetblack	$50.00	$50.00	8/21/2009 9:27:21 PM
revenue-shepherd	$25.00	$25.00	8/22/2009 1:21:24 PM
shiny-revenue	$50.00	$50.00	8/22/2009 4:10:25 PM
frugalinvestor20	$25.00	$25.00	8/23/2009 3:18:45 PM
The_Birnetts	$50.00	$50.00	8/24/2009 5:52:30 AM
gpuck	$25.00	$25.00	8/23/2009 5:54:07 PM
PrepWonder	$30.00	$30.00	8/24/2009 10:10:33 AM
cippy	$50.00	$50.00	8/24/2009 10:47:50 AM
cippy	$50.00	$50.00	8/24/2009 10:47:29 AM
buckyhead2000	$25.00	$25.00	8/24/2009 12:10:15 PM
power-expert	$25.00	$25.00	8/24/2009 1:06:38 PM
cold1	$28.50	$28.50	8/24/2009 6:38:37 PM
Greenspot	$50.00	$50.00	8/25/2009 5:12:34 AM
GotoMoney	$50.00	$50.00	8/25/2009 10:27:22 AM
lnrn	$25.91	$25.91	8/25/2009 11:41:54 AM
ShermanSteve	$25.00	$25.00	8/25/2009 7:52:49 PM
irrelevant	$25.00	$25.00	8/26/2009 3:37:37 AM
liquorman	$25.00	$25.00	8/26/2009 6:08:34 AM
loanman2007	$50.00	$50.00	8/26/2009 7:25:30 AM
Sven79	$250.00	$250.00	8/26/2009 12:53:24 PM
calm-p2ploan	$25.00	$25.00	8/26/2009 10:10:51 AM
SweatyBalls	$50.00	$50.00	8/26/2009 1:18:39 PM
nbhz60a	$25.00	$25.00	8/26/2009 7:27:16 PM
jesuitmarauder03	$40.93	$40.93	8/27/2009 7:19:13 AM
julijask	$25.00	$25.00	8/27/2009 9:37:38 AM
Richmp412	$25.00	$25.00	8/27/2009 9:48:52 AM
mclean_loaner	$50.00	$50.00	8/27/2009 12:32:38 PM
best-generosity-financier	$50.00	$50.00	8/27/2009 5:10:53 PM
Galdis	$25.00	$25.00	8/28/2009 5:55:01 AM
heather26	$25.00	$25.00	8/28/2009 4:59:34 AM
unolsu5	$25.00	$25.00	8/27/2009 9:34:45 PM
guardian3	$50.00	$50.00	8/28/2009 10:12:18 AM
edsmoney	$100.00	$100.00	8/28/2009 10:11:37 AM
businessguy29	$25.00	$25.00	8/28/2009 11:01:45 AM
us957165	$25.00	$25.00	8/28/2009 4:12:46 PM
colorunner	$25.00	$25.00	8/28/2009 3:08:16 PM
b2m80s	$25.00	$25.00	8/28/2009 5:30:55 PM
ManhattanLender	$25.00	$25.00	8/28/2009 4:25:36 PM
festivecpl	$25.00	$25.00	8/28/2009 7:36:52 PM
mmczech76	$50.00	$50.00	8/29/2009 4:09:08 PM
The-Lighthouse-Group	$25.00	$25.00	8/29/2009 5:36:36 AM
markdavid1957	$25.00	$25.00	8/29/2009 5:40:20 AM
ratzlefrss	$50.00	$50.00	8/29/2009 12:21:04 PM
SYC_LOAN	$50.00	$50.00	8/29/2009 6:42:32 AM
ezhik00	$25.00	$25.00	8/29/2009 4:02:18 PM
CASSHMAN	$50.00	$50.00	8/29/2009 9:45:44 AM
justanothersushieater	$50.00	$50.00	8/29/2009 5:06:27 PM
gilbrear	$25.00	$25.00	8/30/2009 7:12:24 AM
Tahoe	$41.43	$41.43	8/29/2009 8:40:35 PM
Heather11	$50.00	$50.00	8/29/2009 1:27:13 PM
orgy63	$50.00	$50.00	8/29/2009 2:57:08 PM
Kash2010lu	$25.00	$25.00	8/30/2009 12:35:47 PM
Ray3486	$25.00	$25.00	8/30/2009 12:50:21 PM
ddh81	$31.24	$31.24	8/30/2009 3:00:22 PM
ultimatepaintball	$37.00	$37.00	8/30/2009 3:02:45 PM
psalms6612	$25.00	$25.00	8/30/2009 9:39:26 AM
bondhedger	$25.00	$25.00	8/30/2009 6:36:56 PM
shellstar	$25.00	$25.00	8/30/2009 1:53:25 PM
the_prince	$50.00	$50.00	8/31/2009 5:24:55 AM
unbeatable-wealth	$25.00	$25.00	8/30/2009 8:51:27 PM
jh157765	$30.29	$30.29	8/30/2009 8:36:09 PM
wealth-grasshopper0	$150.00	$150.00	8/31/2009 10:05:56 AM
Bawsth	$25.00	$25.00	8/31/2009 7:17:57 AM
Big-Lender	$50.00	$50.00	8/31/2009 9:53:31 AM
maga	$100.00	$100.00	8/31/2009 11:44:53 AM
FarmersBank	$25.00	$25.00	8/31/2009 11:57:56 AM
James_and_Tracy	$25.00	$25.00	8/31/2009 1:52:52 PM
IceFisherman	$38.40	$38.40	8/31/2009 10:35:21 AM
Flying_Tilapia	$150.00	$150.00	8/31/2009 2:57:59 PM
UC3307	$80.00	$80.00	8/31/2009 11:19:00 AM
yu-rik	$100.00	$100.00	8/31/2009 3:43:56 PM
Logan7	$25.00	$25.00	8/31/2009 2:19:45 PM
bobnewt	$50.00	$50.00	8/31/2009 12:53:07 PM
twjh	$25.00	$25.00	8/31/2009 1:08:57 PM
KTOWN	$25.00	$25.00	8/31/2009 2:27:59 PM
Dollars4Rent	$25.00	$25.00	8/31/2009 1:57:28 PM
fireferd	$100.00	$100.00	8/31/2009 2:28:06 PM
BuildingBestLife	$25.00	$25.00	8/31/2009 3:20:35 PM
autumn_leaves	$25.00	$25.00	8/31/2009 3:44:15 PM
218 bids
Borrower Payment Dependent Notes Series 420869
This series of Notes was issued and sold upon the funding of the borrower loan #38367, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,300.00	Prosper Rating:	A	Auction start date:	Aug-17-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-31-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$75.71
Final lender yield:	10.38%	Final borrower rate/APR:	11.38% / 13.50%	Final monthly payment:	$75.71

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1995	Debt/Income ratio:	16%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$6,272	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	50%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	0
Screen name:	shano26	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 93% )	720-740 (Latest)
Principal borrowed:	$2,300.00	< mo. late:	1 ( 7% )	680-700 (Jun-2008)
Principal balance:	$592.35	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Paying for grad school
Purpose of loan:
This loan will be used to assist me in paying for my final two semesters at Johns Hopkins University for my graduate degree, a Master of Arts in Government/Policy from Johns Hopkins University.?

My financial situation:
I am a good candidate for this loan because once I finish graduate school, my salary is expected to double within a year and eventhough I've had a chargeoff on my credit report, my credit is otherwise good and I repay all my debts.? The chargeoff was from a relationship in which my ex-partner used the said credit card and refused to pay for his charges.

Monthly net income: $2,400

Monthly expenses: $
??Housing: $770
??Insurance: $ 150
??Car expenses: $?100?
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 150
??Clothing, household expenses $100
??Credit cards and other loans: $?550
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Your revolving credit balance has gone up by $5000 since your first loan. Please comment. - MsTabbyKats
A: Unfortunately I've had to pay for school tuition and a new computer on my credit cards and with small private student loans. (Aug-26-2009)
Q: What is your current occupation? Also, one payment was a bit late...please comment. - MsTabbyKats
A: I'm currently employed and have been with my company since January 2006. I am a full-time Program Manager for a 500-person, private firm specializing in human development for the public sector and nonprofit organizations. This one payment was late because my checking account was compromised and my bank put a block on my account for several days while i was re-issued a linked/new account. (Aug-26-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JustMee	$25.00	$25.00	8/17/2009 6:25:59 PM
MidnightBank	$25.00	$25.00	8/19/2009 6:54:28 AM
Halos2002	$50.00	$50.00	8/19/2009 8:09:03 AM
McChan	$100.00	$100.00	8/21/2009 12:07:23 PM
powerful-compassion	$50.00	$50.00	8/24/2009 1:31:44 PM
vegibenz	$25.00	$25.00	8/24/2009 12:52:03 PM
ToweringDan	$50.00	$50.00	8/24/2009 10:44:01 PM
CallMeBen	$25.00	$25.00	8/25/2009 7:14:30 AM
k219824	$100.00	$100.00	8/25/2009 3:28:34 PM
kulender	$100.00	$100.00	8/26/2009 5:27:22 AM
PalmTreeIsland	$50.00	$50.00	8/26/2009 4:38:17 PM
MsTabbyKats	$25.00	$25.00	8/26/2009 8:10:12 PM
Kennfusion	$50.00	$50.00	8/27/2009 5:59:25 AM
festivecpl	$25.00	$25.00	8/27/2009 2:57:36 PM
Dan12781	$25.00	$25.00	8/28/2009 6:03:12 AM
EODLEGS	$25.00	$25.00	8/28/2009 12:19:14 AM
mrreynol	$25.00	$25.00	8/28/2009 10:47:26 AM
mickw2000	$25.00	$25.00	8/29/2009 9:02:46 AM
Palmetto	$25.31	$25.31	8/30/2009 4:40:18 AM
availableloan	$25.00	$25.00	8/30/2009 6:07:18 AM
gjm6d	$45.00	$45.00	8/30/2009 10:44:19 AM
BlackFred	$25.00	$25.00	8/30/2009 10:41:27 PM
MightyZep	$33.50	$33.50	8/30/2009 6:36:50 PM
socialinvestment	$25.00	$25.00	8/30/2009 11:57:18 PM
investment-cluster	$25.00	$25.00	8/31/2009 2:04:34 AM
BuffetRocks	$150.00	$150.00	8/31/2009 12:39:56 AM
Syzygy	$25.00	$25.00	8/18/2009 7:10:40 AM
investment-cluster	$25.00	$25.00	8/26/2009 4:35:17 PM
texrob20	$50.00	$50.00	8/27/2009 1:23:04 AM
himanshuko	$50.00	$50.00	8/27/2009 11:39:34 AM
shneb	$100.00	$100.00	8/27/2009 3:07:16 PM
evolsb	$25.00	$25.00	8/27/2009 5:14:10 PM
Iloanyoumoney	$25.00	$25.00	8/28/2009 6:24:24 AM
finagler	$25.00	$25.00	8/27/2009 8:49:03 PM
rtb892	$50.00	$50.00	8/28/2009 10:40:21 AM
stu6703	$66.78	$66.78	8/28/2009 8:36:27 AM
deepblue34	$25.00	$25.00	8/28/2009 7:15:11 PM
whazarook	$25.00	$25.00	8/29/2009 1:55:24 PM
CK1	$25.00	$25.00	8/29/2009 11:55:16 PM
the-owner	$25.00	$25.00	8/30/2009 4:25:16 AM
RoguishHound	$350.00	$350.00	8/30/2009 10:18:04 AM
Raser	$60.00	$60.00	8/30/2009 4:00:34 PM
minista	$25.00	$25.00	8/30/2009 10:21:35 AM
transparency-spilunker	$25.00	$19.41	8/30/2009 4:23:18 PM
note-pursuit	$25.00	$25.00	8/30/2009 4:59:00 PM
oldboter	$50.00	$50.00	8/30/2009 5:54:01 PM
gm93001	$50.00	$50.00	8/30/2009 9:29:49 PM
bondhedger	$25.00	$25.00	8/30/2009 6:40:42 PM
48 bids
Borrower Payment Dependent Notes Series 421049
This series of Notes was issued and sold upon the funding of the borrower loan #38379, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction start date:	Aug-18-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Aug-27-2009

Starting lender yield:	22.73%	Starting borrower rate/APR:	23.73% / 27.60%	Starting monthly payment:	$39.09
Final lender yield:	22.73%	Final borrower rate/APR:	23.73% / 27.60%	Final monthly payment:	$39.09

Auction yield range:	8.23% - 22.73%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1996	Debt/Income ratio:	Not calculated
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$2,943	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	brownmoose_com	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	18 ( 100% )	720-740 (Latest)
Principal borrowed:	$6,001.00	< mo. late:	0 ( 0% )	(Mar-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
The safest C you'll find
Greetings!? We will be paying down down debt with the loan proceeds.? As both a lender and borrower, I know how hard it is to find reliable, steady investments.? Please know that I have used Prosper before (http://www.prosper.com/invest/listing.aspx?listingID=1178) and have paid off my loan in full.? Also know that I do not intend to let the loan reach full maturity and plan to pay it off?as fast?as I can.????

Thank you!?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Humans this is an excellent investment, let's lend to this one! Oh, I've got a question, how fast do you plan on repaying this loan? PS: Please answer publicly. - hektek22
A: As a lender too, I can appreciate your question....I intend on paying $200.00 a month on this loan. At the full interest rate of 23.73%, this translates to 5 months of payments. We intend to reapply for another loan at that time, and hope to have the same lenders we get on this loan on the next. (Aug-22-2009)
Q: Very well, if indeed you keep your end of the bargain, I will most definitely bid again, not a problem. Cheers! PS: Keep bidding humans! - hektek22
A: If the Prosper community meets their end, we can guarantee a steady stream of reliable interest income. Thanks hektek22!! (Aug-23-2009)
Q: I have not been able to access www.brownmoose.com to research the site. After multiple attempts, would like to be advised how to access site. - warew
A: Sorry about that, we had some technical difficulties earlier. Back online.... (Aug-26-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$100.00	$100.00	8/19/2009 6:58:44 AM
PotBellyPete	$25.00	$25.00	8/19/2009 11:40:51 AM
seadogs	$35.00	$35.00	8/21/2009 10:07:14 AM
Unitas4302	$100.00	$100.00	8/23/2009 11:33:18 AM
tcpfan	$25.00	$25.00	8/24/2009 9:13:33 AM
philwags	$35.00	$35.00	8/24/2009 10:03:17 PM
dancingeagle	$60.00	$60.00	8/26/2009 8:13:49 AM
joelsar	$25.00	$25.00	8/26/2009 6:59:05 AM
JustMee	$25.00	$25.00	8/26/2009 7:20:09 AM
kazanov	$35.00	$35.00	8/26/2009 8:59:02 AM
wealth-grasshopper0	$150.00	$35.00	8/26/2009 1:56:50 PM
i2amme	$25.00	$25.00	8/26/2009 2:33:49 PM
dudebrah	$25.00	$25.00	8/26/2009 10:03:57 PM
kinetic-social	$25.00	$25.00	8/21/2009 4:17:45 PM
kazanov	$50.00	$50.00	8/21/2009 9:06:48 PM
BSr	$25.00	$25.00	8/24/2009 4:39:36 AM
quintilian	$25.00	$25.00	8/24/2009 9:03:36 PM
Top_Gun_Lender	$25.00	$25.00	8/25/2009 9:43:14 AM
the-profit-oracle	$25.00	$25.00	8/25/2009 10:03:46 PM
littleolme	$25.00	$25.00	8/26/2009 6:32:14 AM
andrelaplume	$25.00	$25.00	8/26/2009 6:33:08 AM
FarmersBank	$25.00	$25.00	8/26/2009 6:41:56 AM
vito9999	$50.00	$50.00	8/26/2009 2:32:17 PM
Jinja	$25.00	$25.00	8/26/2009 3:22:59 PM
CoolPlexer	$25.00	$25.00	8/26/2009 6:32:42 PM
texrob20	$100.00	$100.00	8/27/2009 1:26:06 AM
26 bids
Borrower Payment Dependent Notes Series 421089
This series of Notes was issued and sold upon the funding of the borrower loan #38338, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction start date:	Aug-19-2009
Term:	36 months	Estimated loss:	8.0%	Auction end date:	Aug-24-2009

Starting lender yield:	22.73%	Starting borrower rate/APR:	23.73% / 26.02%	Starting monthly payment:	$78.18
Final lender yield:	21.70%	Final borrower rate/APR:	22.70% / 24.97%	Final monthly payment:	$77.11

Auction yield range:	8.23% - 22.73%	Estimated loss impact:	8.51%
Lender servicing fee:	1.00%	Estimated return:	13.19%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2005	Debt/Income ratio:	13%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	4	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$841	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	mysticle31	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fix Miata, Getting Credit History
Purpose of loan:
This loan serves three purposes.? It helps me fix my 1990 Miata, establish a good credit rating, and establish a Prosper history.? I got the 90 Miata for free as it needs some work.? It needs a top, a radiator, some minor interior work, tires, paint, two new speakers, shocks and will soon need a clutch.? The money from this loan will go into making it a nice, fun, fuel efficient daily driver.? The car has 130K on it, but it has had some horrible owners who did not take care of it.? I will be doing all the work myself.This loan also will help me to establish a credit rating and a history on prosper, which is good for my financial future when I'm on to UC.

My financial situation:
I have a solid part time job that I have been working since July 2007.? I don?t make much, but I have minimal monthly expenses as I live at home with my parents.? My big bills are my $60/mo car insurance, $60/mo phone bill, $30/mo for cloths and other things, and ~50/mo for food, movies and other fun.I pay all those bills on my credit card and then pay it off every couple months in an attempt to get credit history.

Monthly net income: $ ~600

Monthly expenses: $ 200
??Housing: $ 0
??Insurance: $ 60
??Car expenses: $
??Utilities: $ 0
??Phone, cable, internet: $ 60
??Food, entertainment: $ 50
??Clothing, household expenses $ 30
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Syzygy	$25.00	$25.00	8/19/2009 4:18:48 PM
honorable-yield	$25.00	$25.00	8/19/2009 4:18:52 PM
CarDealer3070	$25.00	$25.00	8/19/2009 4:20:17 PM
Binan	$25.00	$25.00	8/19/2009 4:20:40 PM
anton	$25.00	$25.00	8/19/2009 4:21:44 PM
joeirps	$25.00	$25.00	8/19/2009 4:18:44 PM
GElender	$50.00	$50.00	8/19/2009 4:22:22 PM
Katahdin	$25.00	$25.00	8/19/2009 4:22:30 PM
Moron_Buffet	$25.00	$25.00	8/19/2009 4:20:02 PM
AnxiousAirman	$25.00	$25.00	8/19/2009 4:20:23 PM
TOCPI	$25.00	$25.00	8/19/2009 4:20:36 PM
best-platinum-persimmon	$25.00	$25.00	8/19/2009 4:21:22 PM
head	$25.00	$25.00	8/19/2009 4:21:56 PM
rmachi	$25.00	$25.00	8/19/2009 4:22:17 PM
thedreamer	$25.00	$25.00	8/19/2009 4:22:58 PM
drmoney11	$39.93	$39.93	8/19/2009 6:24:04 PM
zasonsasu1	$25.00	$25.00	8/20/2009 3:50:27 AM
Bank_Of_XL	$50.00	$50.00	8/20/2009 9:07:05 AM
ChrisKwan	$25.00	$25.00	8/20/2009 4:09:15 PM
mercuriant	$25.00	$25.00	8/20/2009 4:26:25 PM
asdf9876	$50.00	$50.00	8/20/2009 7:12:49 PM
PotBellyPete	$25.00	$25.00	8/21/2009 7:13:14 AM
Jalupa	$25.00	$25.00	8/21/2009 7:48:19 PM
jjsparks28	$54.40	$54.40	8/23/2009 10:51:31 AM
sirpher	$30.00	$30.00	8/24/2009 7:59:28 AM
Pintu_Desai	$25.00	$25.00	8/24/2009 11:45:00 AM
Gaelicman	$129.76	$129.76	8/24/2009 5:14:48 PM
cgkid	$25.00	$25.00	8/19/2009 4:18:53 PM
unclejaef	$25.00	$25.00	8/19/2009 4:22:14 PM
personal-lender	$25.00	$25.00	8/19/2009 4:22:26 PM
Elbanko	$25.00	$25.00	8/19/2009 4:22:48 PM
GrayStudio	$25.00	$25.00	8/19/2009 4:26:50 PM
WolRab	$25.00	$25.00	8/19/2009 4:20:25 PM
skuba	$25.00	$25.00	8/19/2009 4:21:33 PM
Artist_Blue	$25.00	$25.00	8/19/2009 4:22:09 PM
Dia_Lucrii	$25.00	$25.00	8/19/2009 4:19:52 PM
mpactlender	$25.00	$25.00	8/19/2009 4:20:09 PM
money-shaker	$25.00	$25.00	8/19/2009 4:23:03 PM
pure-deal6	$25.00	$25.00	8/19/2009 4:20:31 PM
red-sublime-return	$25.00	$25.00	8/19/2009 4:23:08 PM
Sam65	$25.00	$25.00	8/19/2009 4:20:47 PM
decisive-capital	$50.00	$43.91	8/19/2009 4:23:11 PM
SNH	$25.00	$25.00	8/19/2009 4:21:40 PM
tlp43	$25.00	$25.00	8/19/2009 4:21:48 PM
cyberie21	$40.00	$40.00	8/19/2009 4:22:00 PM
mathprof	$25.00	$25.00	8/19/2009 4:22:04 PM
Thunder08	$25.00	$25.00	8/19/2009 4:31:55 PM
natejx	$25.00	$25.00	8/19/2009 4:30:27 PM
Tai	$25.00	$25.00	8/19/2009 4:37:33 PM
Cthulu	$25.00	$25.00	8/19/2009 4:38:38 PM
interstellar	$50.00	$50.00	8/20/2009 4:33:02 AM
oregonusa	$25.00	$25.00	8/20/2009 9:27:48 AM
MrBadExample	$37.00	$37.00	8/20/2009 9:30:29 AM
fireferd	$100.00	$100.00	8/20/2009 8:11:36 AM
wowlender	$25.00	$25.00	8/20/2009 9:32:30 AM
foothillender	$25.00	$25.00	8/20/2009 6:47:15 PM
ErikB	$25.00	$25.00	8/21/2009 4:06:04 PM
marwadi-62	$25.00	$25.00	8/22/2009 9:38:08 AM
Hutpit	$75.00	$75.00	8/23/2009 5:47:11 PM
Finspons	$25.00	$25.00	8/23/2009 4:36:07 PM
Brown98	$25.00	$25.00	8/24/2009 2:57:32 PM
bkmrkr	$50.00	$50.00	8/24/2009 12:17:57 PM
62 bids
Borrower Payment Dependent Notes Series 421149
This series of Notes was issued and sold upon the funding of the borrower loan #38356, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Aug-20-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-28-2009

Starting lender yield:	9.25%	Starting borrower rate/APR:	10.25% / 13.82%	Starting monthly payment:	$32.38
Final lender yield:	9.25%	Final borrower rate/APR:	10.25% / 13.82%	Final monthly payment:	$32.38

Auction yield range:	4.23% - 9.25%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1984	Debt/Income ratio:	16%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	7y 2m
Amount delinquent:	$33	Revolving credit balance:	$85,060	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	funds-network9	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit card
Purpose of loan:
This loan will be used to pay off a small credit card balance that currently has a high rate (14.95%) -- I am only looking to reduce my rate, not increase total debt.

My financial situation:
I am a good candidate for this loan because I have a very good income.? My wife and I both have good credit, and two solid incomes, as well as a home.? We are?on the path toward?paying off all our debts (including the mortgage) and are easily able to make significant monthly payments.? This is a pure financial move for us to get in better financial shape.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could tell me about the delinquent account and the high # of open credit lines as well as the $85K in outstanding credit ? How will $1000 help with it? - Johnab
A: The delinquent account is from a student loan where I typed the wrong amount to pay (I use online banking) -- and I caught the account up the next day. Overall, I'm simply trying to swap loans into a lower rate; saving money so I can accelerate the payoff of the entire amount. Since I'm new to P2P lending, I thought I would start small and give it a trial run. We have a combined (married) income of $200k per year, and net retirement account balances of nearly $500k -- but 3 kids in college. (Aug-28-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kazanov	$50.00	$50.00	8/21/2009 9:07:22 PM
hellasow	$25.00	$25.00	8/22/2009 11:28:30 AM
periko	$25.00	$25.00	8/23/2009 7:27:10 AM
aztocas	$25.00	$25.00	8/23/2009 8:28:39 AM
MONEY_IN_THE_BANK	$48.05	$48.05	8/22/2009 11:36:36 PM
brother_tam	$50.00	$50.00	8/24/2009 6:53:12 PM
Crusader88	$88.11	$88.11	8/25/2009 8:02:21 PM
Phaedrus_Dagastino	$50.00	$50.00	8/26/2009 1:49:18 PM
zxr	$50.00	$50.00	8/27/2009 6:52:09 AM
VinPut01	$50.00	$50.00	8/27/2009 6:11:33 PM
BSr	$25.00	$25.00	8/28/2009 4:15:43 AM
DaveTheWave	$200.00	$128.84	8/28/2009 10:25:21 AM
Unitas4302	$50.00	$50.00	8/23/2009 11:34:31 AM
shadowmeboy	$25.00	$25.00	8/23/2009 4:30:33 PM
aztocas	$25.00	$25.00	8/24/2009 6:45:12 AM
Syzygy	$25.00	$25.00	8/24/2009 2:22:52 PM
kinetic-social	$25.00	$25.00	8/24/2009 5:00:44 PM
BBL	$185.00	$185.00	8/26/2009 4:45:11 PM
Johnab	$50.00	$50.00	8/28/2009 8:49:55 AM
19 bids
Borrower Payment Dependent Notes Series 421817
This series of Notes was issued and sold upon the funding of the borrower loan #38370, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,700.00	Prosper Rating:	HR	Auction start date:	Aug-24-2009
Term:	36 months	Estimated loss:	34.5%	Auction end date:	Aug-31-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$76.90
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$76.90

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1985	Debt/Income ratio:	7%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	15	Total credit lines:	46	Length of status:	4y 8m
Amount delinquent:	$58,583	Revolving credit balance:	$465	Occupation:	Other
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	99	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bigtime40	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	600-620 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	600-620 (Jul-2009) 600-620 (May-2008) 580-600 (Aug-2006)
Principal balance:	$2,101.50	1+ mo. late:	0 ( 0% )
Total payments billed:	46
Description
Growing Company/PROVEN Prosper Rcrd
I am currently in the process of expanding an existing?eight year old business that provides contract delivery service to local customers. I have (2) employees servicing (3) major accounts. ?I have been offered?the delivery contract for a local grocery chain that?now offers home delivery for their pharmacy.?My current vehicles are full sized vans that are not feasible in the long term for the high volume/short trip nature of the business. I have amended my loan needs to?aquire only one vehicle. The loan will cover the up front costs of the vehicle. Revenue from the new business will more than cover?expenses including loan costs.??

I have a?nearly (4) year history with Prosper including?completed loans with?never a missed or late payment providing my?investors with an attractive return and allowing them to share?in my success. I am willing to address any concerns or provide any additional information that may be needed. My large deliquent $ amount and # deliquencies involves three judgments?against?a company that I??had a small?ownership stake. The judgments were awarded for prior damages claimed by?existing franchisees after my company bought the brand out of bankruptcy.?I have not had to open any personal credit accounts in the past 4 years and only utilize a small business line of credit that is only available for approved uses.(i.e. payroll, direct expenses)?

My projected monthly cash flow for the new business is as follows:

Revenue ............................................. 11.200.00
((2)delivery vehicles available 12hrs/day....proj. 312 total-billable-hrs/mo/vehicle)
(avg. 6 dels/hr @ avg. 3.00/del. x (2)vehicles).. My contract allows a sliding scale on delivery fees based upon the type of service(i.e.24 hour(standard),On-Call, Express, delivery inside or outside of contracted zip codes.) There was very little historical data from the client so I based my projections on previous business we have done and kept them on the conservative side. Business will be billed on a per/delivery basis, but I have converted to a billable hour projection to aid in forecasting and tracking revenue. I will be using one of our current vehicles to meet delivery needs in the short term.

Labor ................................................. (6550.00)
(624 man hrs @ 10.50/hr)

Vehicle Expense.................................. (2286.00)
Lease Payment combined (277.00)
Fuel/maint (1630.00)
Upfront costs (180.00)> (incl. Prosper loan, sales tax, reg.)
Insurance (199.00)

Misc. Direct Expenses .....................??? (310.00)
Nextel RouteSmart > (creates efficient routing of scheduled deliveries and allows for verification and tracking of delivery needs)?

????????????????????????????????????????????????????????__________
Monthly Net???????????????????????????????????????? 2054.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: This loan is slightly less than half as previously requested were to be approved, would the payoff time as well be sliced in half (18-22 months)? If not, could you please let us know what the expected payoff time would be? - CabaSteelz
A: In the past I have paid my Prosper loans off earlier than the original term, in this case I will do the same, based on the actual overall vehicle costs and the rate I am given. Right now I do not have a specific term in mind, but I would always like to retire debt as soon as possible. (Aug-25-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mmrothsc	$50.00	$50.00	8/24/2009 8:59:12 PM
Laxa	$50.00	$50.00	8/25/2009 8:11:35 PM
thomas16882004	$50.00	$50.00	8/25/2009 8:52:17 PM
CabaSteelz	$100.00	$100.00	8/26/2009 6:45:47 AM
whitebalcony	$50.00	$50.00	8/27/2009 10:36:54 AM
Dollars4Rent	$25.00	$25.00	8/27/2009 11:43:10 AM
festivecpl	$25.00	$25.00	8/28/2009 7:58:41 PM
73Darin	$25.00	$25.00	8/31/2009 7:07:50 AM
eagle1271	$40.00	$40.00	8/31/2009 1:33:59 PM
TripleNickle	$25.55	$25.55	8/31/2009 7:05:22 PM
sweety075	$25.00	$25.00	8/31/2009 9:18:00 PM
P2InvestorSolutions	$100.00	$100.00	8/24/2009 10:45:46 PM
mobius_titan	$25.00	$25.00	8/25/2009 12:11:10 PM
zxr	$25.00	$25.00	8/25/2009 9:53:20 AM
brother_tam	$100.00	$100.00	8/25/2009 6:02:29 PM
investment-cluster	$25.00	$25.00	8/25/2009 4:28:49 PM
sweety075	$25.00	$25.00	8/25/2009 4:33:31 PM
head	$25.00	$25.00	8/26/2009 6:43:02 AM
verblender	$50.00	$50.00	8/27/2009 8:39:30 AM
BBL	$100.00	$100.00	8/27/2009 9:32:07 AM
gm93001	$200.00	$200.00	8/27/2009 5:25:16 PM
eagle1271	$60.00	$60.00	8/27/2009 8:58:10 PM
red-favorable-basis	$25.00	$25.00	8/28/2009 1:19:50 PM
gbruenin	$129.84	$129.84	8/29/2009 6:48:15 AM
frugalinvestor20	$33.58	$33.58	8/29/2009 9:02:10 AM
jbloans	$25.00	$25.00	8/30/2009 8:28:36 AM
FarmersBank	$25.00	$25.00	8/30/2009 7:28:07 PM
rate-farm3	$65.58	$65.58	8/31/2009 6:36:22 AM
sparky03	$101.90	$85.90	8/31/2009 7:35:46 AM
bigdees	$55.00	$55.00	8/31/2009 1:07:59 PM
b1geasy	$29.55	$29.55	8/31/2009 11:35:26 AM
aha6297	$25.00	$25.00	8/31/2009 2:23:30 PM
32 bids